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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 27, 2001

                                 $680,465,911.44

                       Mortgage Pass-Through Certificates
                                  Series 2001-4

        -----------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..................................................
Section 1.02  Acts of Holders..............................................
Section 1.03  Effect of Headings and Table of Contents.....................
Section 1.04  Benefits of Agreement........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by Trust Administrator............................
Section 2.03  Representations and Warranties of the Master Servicer
                and the Seller.............................................
Section 2.04  Execution and Delivery of Certificates.......................
Section 2.05  Designation of Certificates; Designation of
                Startup Day and Latest Possible Maturity Date..............
Section 2.06  Optional Substitution of Mortgage Loans......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account..........................................
Section 3.02  Permitted Withdrawals from the Certificate Account...........
Section 3.03  Advances by Master Servicer and Trust Administrator..........
Section 3.04  Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files.......................
Section 3.05  Reports to the Trustee and the Trust Administrator;
                Annual Compliance Statements...............................
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan...
Section 3.07  Amendments to Servicing Agreements,
                Modification of Standard Provisions........................
Section 3.08  Oversight of Servicing.......................................
Section 3.09  Termination and Substitution of Servicing Agreements.........
Section 3.10  Application of Net Liquidation Proceeds......................
Section 3.11  Act Reports..................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions................................................
Section 4.02  Allocation of Realized Losses................................
Section 4.03  Paying Agent.................................................
Section 4.04  Statements to Certificateholders;
                Report to the Trust Administrator and the Seller...........
Section 4.05  Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer.............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Certificates.................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................
Section 5.07  Definitive Certificates......................................
Section 5.08  Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer..............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer....................................................
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
                and Others.................................................
Section 6.04  Resignation of the Master Servicer...........................
Section 6.05  Compensation to the Master Servicer..........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer........
Section 6.07  Indemnification of Trustee, the Trust Administrator
                and Seller by Master Servicer..............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Other Remedies of Trustee....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default...................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default...................
Section 7.05  Trust Administrator to Act; Appointment of Successor.........
Section 7.06  Notification to Certificateholders...........................


                                  ARTICLE VIII

                CONCERNING THE TRUSTEE AND THE TRUST ADMINSTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator................
Section 8.02  Certain Matters Affecting the Trustee and the
                Trust Administrator........................................
Section 8.03  Neither Trustee nor Trust Administrator Required to
                Make Investigation.........................................
Section 8.04  Neither Trustee nor Trust Administrator Liable for
                Certificates or Mortgage Loans.............................
Section 8.05  Trustee and the Trust Administrator May Own Certificates.....
Section 8.06  The Master Servicer to Pay Fees and Expenses.................
Section 8.07  Eligibility Requirements.....................................
Section 8.08  Resignation and Removal......................................
Section 8.09  Successor....................................................
Section 8.10  Merger or Consolidation......................................
Section 8.11  Authenticating Agent.........................................
Section 8.12  Separate Trustees and Co-Trustees............................
Section 8.13  Appointment of Custodians....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions................
Section 8.15  Monthly Advances.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans......................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment...................................................
Section 10.02  Recordation of Agreement....................................
Section 10.03  Limitation on Rights of Certificateholders..................
Section 10.04  Governing Law; Jurisdiction.................................
Section 10.05  Notices.....................................................
Section 10.06  Severability of Provisions..................................
Section 10.07  Special Notices to Rating Agencies..........................
Section 10.08  Covenant of Seller..........................................
Section 10.09  Recharacterization..........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance....................
Section 11.03  Original Class A Percentage.................................
Section 11.04  Original Principal Balances of the Classes of Class A
                 Certificates..............................................
Section 11.05  Original Class A Non-PO Principal Balance...................
Section 11.06  Original Subordinated Percentage............................
Section 11.07  Original Class B Principal Balance..........................
Section 11.08  Original Principal Balances of the Classes of Class B
                 Certificates..............................................
Section 11.09  Original Class B-1 Fractional Interest......................
Section 11.10  Original Class B-2 Fractional Interest......................
Section 11.11  Original Class B-3 Fractional Interest......................
Section 11.12  Original Class B-4 Fractional Interest......................
Section 11.13  Original Class B-5 Fractional Interest......................
Section 11.14  Original Class B-1 Percentage...............................
Section 11.15  Original Class B-2 Percentage...............................
Section 11.16  Original Class B-3 Percentage...............................
Section 11.17  Original Class B-4 Percentage...............................
Section 11.18  Original Class B-5 Percentage...............................
Section 11.19  Original Class B-6 Percentage...............................
Section 11.20  Closing Date................................................
Section 11.21  Right to Purchase...........................................
Section 11.22  Wire Transfer Eligibility...................................
Section 11.23  Single Certificate..........................................
Section 11.24  Servicing Fee Rate..........................................
Section 11.25  Master Servicing Fee Rate...................................

                                    EXHIBITS
                                    --------


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-10      -     Form of Face of Class A-10 Certificate
EXHIBIT A-11      -     Form of Face of Class A-11 Certificate
EXHIBIT A-12      -     Form of Face of Class A-12 Certificate
EXHIBIT A-13      -     Form of Face of Class A-13 Certificate
EXHIBIT A-14      -     Form of Face of Class A-14 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 2001-4 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Type 1 Mortgage Loans
EXHIBIT F-2       -     Schedule of Type 2 Mortgage Loans
EXHIBIT F-3       -     Schedule of Other Servicer Mortgage Loans
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the Internal
                          Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K         -     [Reserved]
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of February 27, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Directed Certificates: The Class A-14 Certificates.

            Accretion Termination Date: For the Class A-8 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-14 Certificates has been reduced to zero or (ii) the Cross-Over Date.

            Accrual Certificates: The Class A-8 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of
Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Additional Collateral: The Additional Collateral, as defined in the Cendant Servicing Agreement.

            Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the Cendant Servicing Agreement.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $218,856.09 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Wells Fargo Funding, Inc., as purchaser.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Accrual Certificates and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to the Accrual Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a), including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates); and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

            (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in February 2006, 100%. As to any Distribution Date subsequent to February 2006 to and including the Distribution Date in February 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2007 to and including the Distribution Date in February 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2008 to and including the Distribution Date in February 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2009 to and including the Distribution Date in February 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2006 and February 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2007 and February 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2008 and February 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2009 and February 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after March 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Cross-Over Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Cross-Over Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 7.000% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-11 or Class A-13 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.06(b), and with respect to which the Trust Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trust Administrator.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is March 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.000%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 7.000%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $13,609,318.23 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Individual Class A-11 Certificate: A Class A-11 Certificate which evidences $1,000 Original Principal Balance.

            Individual Class A-13 Certificate: A Class A-13 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Living Holder: Beneficial Owner of the Class A-11 or Class A-13 Certificates other than a Deceased Holder.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement, dated as of April 1, 1998, between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the Cendant Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of February 27, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.000%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements (or in the case of each Mortgage Loan serviced by Bank United, the documents specified in the Bank United Mortgage Loan Sale Agreement and in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement) under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the Cendant Servicing Agreement.

            Parent Power(R)Guaranty and Security Agreement for Securities
Account: As defined in the Cendant Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class A-11 and Class A-13 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class A-11 or Class A-13 Certificate, the undivided percentage interest obtained by dividing the then-outstanding principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02,
      2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)  Liquidation Profits;

            (k)  Month End Interest; and

            (l)  all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) ), (ii) as a result of a Principal Adjustment and (iii) if applicable, from the Accrual Distribution Amount for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to
Section 4.02(b). After the Cross-Over Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause
(i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amount previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a), Paragraph third clause (B) of Section 4.01(a), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-4 Certificates and (ii) the product of (A) the Priority Percentage, (B) the Shift Percentage, and (C) the sum of the Scheduled Principal Amount and Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-4 Certificates divided by the Class A Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated February 21, 2001 as supplemented by the prospectus supplement dated February 22, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.06(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.06(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard and Poor's, a division of The McGraw Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Amount: means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of "Class A Non-PO Optimal Principal Amount."

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., HSBC Mortgage Corporation (USA), Chevy Chase Bank, F.S.B., Old Kent Mortgage Company, Countrywide Home Loans, Inc., Columbia National Inc., Fleet Mortgage Corp., Cendant Mortgage Corporation, First Nationwide Mortgage Company, Washington Mutual Bank, F.A., The Huntington Mortgage Company, CUNA Mutual Mortgage Corporation, First Union Mortgage Corporation, Hibernia National Bank, First Horizon Home Loan Corporation, Central National Bank, SunTrust Mortgage, Inc., Bank United and Colonial Savings, F.A.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $6,804,659.11 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield) and the Rounding Account, the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans .

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan, and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, in the states as to which the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make an assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04    EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.


            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is March 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06    OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02    PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

                (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

                (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03    ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04   TRUST ADMINISTRATOR TO COOPERATE;
                           RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07    AMENDMENTS TO SERVICING AGREEMENTS,
                            MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08    OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09   TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10   APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11   ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

      I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be allocated, sequentially, to the Class A-14 and Class A-8 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

      II. On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

            first, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            second, to the Class A-4 Certificates, up to the Priority Amount for such Distribution Date;

            third, 43.7857864601% of the remaining Class A Non-PO Principal Amount, concurrently, pro rata, as follows:

                  (1) to the Class A-8 and Class A-14 Certificates sequentially as follows:

                        (a) to the Class A-14 Certificates, $225,500, until the Principal Balance thereof has been reduced to zero; and

                        (b) sequentially, to the Class A-8 and the Class A-14 Certificates, in that order, until the Principal Balance thereof has been reduced to zero; and

                  (2) to the Class A-6 and Class A-7 Certificates sequentially as follows:

                        (a) to the Class A-7 Certificates, $1,000, until the Principal Balance thereof has been reduced to zero;

                        (b) to the Class A-6 Certificates, $1,725,000, until the Principal Balance thereof has been reduced to zero; and

                        (c) sequentially, to the Class A-7 and Class A-6 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      fourth, 71.0083919502% of the remaining Class A Non-PO Principal Amount sequentially as follows:

                  (1) to the Class A-1 Certificates, $1,000, until the Principal Balance thereof has been reduced to zero;

                  (2) to the Class A-5 Certificates, $1,300,000, until the Principal Balance thereof has been reduced to zero; and

                  (3) sequentially, to the Class A-1 and Class A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      fifth, to the Class A-2 Certificates, until the Principal Balance thereof has been reduced to zero;

      sixth, concurrently, pro rata, as follows:

                  (1) to the Class A-3 Certificates, until the Principal Balance thereof has been reduced to zero;

                  (2) to the Class A-9, Class A-10, Class A-11, Class A-12 and Class A-13 Certificates sequentially as follows:

                        (a) to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

                        (b) concurrently, to the Class A-10 and Class A-11 Certificates, pro rata, based on their respective Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

                        (c) concurrently, to the Class A-12 and Class A-13 Certificates, pro rata, based on their respective Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

      seventh, to the Class A-4 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates), pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-11 and Class A-13 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and in the case of the Class A-11 and Class A-13 Certificates, as provided in Section 4.06.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d)   [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03    PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04   STATEMENTS TO CERTIFICATEHOLDERS;
                           REPORTS TO THE TRUST ADMINISTRATOR AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class A-PO Deferred Amount if any;

            (xxiv) the amount of PMI Advances made by a Servicer, if any; and

            (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05    REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                            SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 DISTRIBUTIONS IN REDUCTION OF THE CLASS A-11 AND CLASS A-13 CERTIFICATES.

            Distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates are made, such distributions will be made with respect to such Class in the following priority:

            (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

            (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-11 or Class A-13 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-11 or Class A-13 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of A-11 or Class A-13 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the A-11 or Class A-13 Certificates will be accepted in accordance with the provisions set forth in Section 4.06(c). All requests for distributions in reduction of the principal balance A-11 or Class A-13 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of A-11 or Class A-13 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.06(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related A-11 or Class A-13 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any A-11 or Class A-13 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balances of the A-11 or Class A-13 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Amount allocable to such Class pursuant to Section 4.01(b) minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.06(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Amount allocable to distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates on any Distribution Date (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.06(e)) exceeds the aggregate principal balances of Class A-11 or Class A-13 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates will be made by mandatory distribution pursuant to Section 4.06(d).

            (b) A Class A-11 or Class A-13 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.06 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-11 or Class A-13 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-11 or Class A-13 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-11 or Class A-13 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-11 Certificates or Individual Class A-13 Certificates greater than the number of Individual Class A-11 Certificates or Individual Class A-13 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-11 or Class A-13 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-11 Certificates or Individual Class A-13 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-11 or Class A-13 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-11 or Class A-13 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-11 or Class A-13 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.06(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.06(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-11 or Class A-13 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-11 or Class A-13 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-11 or Class A-13 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.06(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.06. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-11 Certificates or Individual Class A-13 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

            Any Beneficial Owner of a Class A-11 or Class A-13 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class A-11 or Class A-13 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class A-11 or Class A-13 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.06, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class A-11 or Class A-13 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.06(a) above, distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-11 Certificates or Individual Class A-13 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-11 or Class A-13 Certificates would not be reduced to zero, the Individual Class A-11 Certificates or Individual Class A-13 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-11 or Class A-13 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-11 Certificates or Individual Class A-13 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-11 or Class A-13 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-11 or Class A-13 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $1999.98 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-11 or Class A-13 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-11 or Class A-13 Certificates. Rounding of such distribution on the Class A-11 or Class A-13 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-11 or Class A-13 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-11 or Class A-13 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-11 or Class A-13 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-11 or Class A-13 Certificates; this process shall continue on succeeding Distribution Dates until the Principal Balance of the Class A-11 or Class A-13 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class A-11 or Class A-13 Certificates are made in accordance with the provisions set forth in Section 4.06(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

            (f) Notwithstanding any provisions herein to the contrary, upon the earlier to occur of the Cross-Over Date or the date on which any Realized Losses are allocated to such Classes, distributions in reduction of the Principal Balances of the Class A-11 and Class A-13 Certificates will be made pro rata among the holders of such Class and shall no longer be required to be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-11 and Class A-13 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class A-11 and Class A-13 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-11 and Class A-13 Certificates, with the provisions of this
Section 4.07.

            SECTION 4.07 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01    THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14 A-R, A-PO, B-1, B-2, B-3,
B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02     REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04    PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06    MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07    DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.06(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08    NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01    LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

            SECTION 6.04    RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05    COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06    ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                            SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02    OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03    DIRECTIONS BY CERTIFICATEHOLDERS AND
                            DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04     ACTION UPON CERTAIN FAILURES OF THE
                             MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05     TRUST ADMINISTRATOR TO ACT; APPOINTMENT
                             OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06     NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01     DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

            (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

            (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05     TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN
                             CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06    THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07    ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08    RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09    SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10    MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11    AUTHENTICATING AGENT.

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12    SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13    APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14    TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the property of the REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-PO, A-R, B-1, B-2, B-3, B-4, B-5 and
B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15    MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01   TERMINATION UPON PURCHASE BY THE
                           SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02     ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01    AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or the Trust Administrator; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

         (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

         (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02    RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04    GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05    NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

            (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08    COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09    RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01    CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 7.000% per annum.

            SECTION 11.02    CUT-OFF DATE.

            The Cut-Off Date for the Certificates is February 1, 2001.

            SECTION 11.03    CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $680,465,911.44.

            SECTION 11.04    ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.24990453%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                         Original
         Class                      Principal Balance
         -----                      -----------------
       Class A-1                    $59,300,000.00
       Class A-2                   $100,000,000.00
       Class A-3                    $17,832,000.00
       Class A-4                    $67,900,000.00
       Class A-5                   $151,803,000.00
       Class A-6                   $151,700,000.00
       Class A-7                    $48,800,000.00
       Class A-8                     $3,600,000.00
       Class A-9                     $4,436,000.00
       Class A-10                    $1,810,000.00
       Class A-11                    $1,000,000.00
       Class A-12                    $2,754,000.00
       Class A-13                    $4,000,000.00
       Class A-14                   $40,000,000.00
       Class A-PO                       $13,184.57
       Class A-R                           $100.00

            SECTION 11.06    ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $654,935,100.00.

            SECTION 11.07    ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.75009547%.

            SECTION 11.08    ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $25,517,626.87.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                               Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $ 11,909,000.00
              Class B-2                    $  5,444,000.00
              Class B-3                    $  2,721,000.00
              Class B-4                    $  2,042,000.00
              Class B-5                    $  1,361,000.00
              Class B-6                    $  2,040,626.87


            SECTION 11.10    ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.99993714%.

            SECTION 11.11    ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.19988157%.

            SECTION 11.12    ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.80000074%.

            SECTION 11.13    ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.49990642%.

            SECTION 11.14    ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.29989252%.

            SECTION 11.15    ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.75015832%.

            SECTION 11.16    ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.80005558%.

            SECTION 11.17    ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.39988083%.

            SECTION 11.18    ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.30009432%.

            SECTION 11.19    ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.20001389%.

            SECTION 11.20    ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.29989253%.

            SECTION 11.21    CLOSING DATE.

            The Closing Date is February 27, 2001.

            SECTION 11.22    RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $68,046,591.14 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23    WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14 and Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R and Class A-PO Certificates are not eligible for wire transfer.

            SECTION 11.24    SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-14 Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for each Class of Class A-9, Class A-10, Class A-11, Class A-12 and Class A-13 Certificates represents a $1,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $13,184.57 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination.

            SECTION 11.25    SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26    MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES CORPORATION
                                            as Seller

                                       By:
                                          --------------------------------------
                                          Name:   Alan S. McKenney
                                          Title:  Vice President



                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:
                                          --------------------------------------
                                          Name:   Nancy E. Burgess
                                          Title:  Vice President



                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                             as Trustee

                                       By:
                                          --------------------------------------
                                          Name
                                          Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of February, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of February, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this 27th day of February, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of February, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 27th day of February, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2001-4
                 Applicable Unscheduled Principal Receipt Period


                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts
------------------------------------     ------------------        -------------------
WFHM (Type 1)                                 Mid-Month                 Mid-Month
WFHM (Type 2)                                Prior Month               Prior Month
National City Mortgage Co.                    Mid-Month                Prior Month
Washington Mutual Bank, F.A.                  Mid-Month                Prior Month
HSBC Mortgage Corporation (USA)               Mid-Month                Prior Month
Chevy Chase Bank, F.S.B.                      Mid-Month                Prior Month
First Union Mortgage Corporation              Mid-Month                Prior Month
HomeSide Lending, Inc.                       Prior Month               Prior Month
First Horizon Home Loan Corporation           Mid-Month                Prior Month
Old Kent Mortgage Company                     Mid-Month                Prior Month
Hibernia National Bank                        Mid-Month                Prior Month
Colonial Savings, F.A.                        Mid-Month                Prior Month
Countrywide Home Loans, Inc.                 Prior Month               Prior Month
CUNA Mutual Mortgage Corporation              Mid-Month                Prior Month
The Huntington Mortgage Company               Mid-Month                Prior Month
Fleet Mortgage Corp.                          Mid-Month                Prior Month
First Nationwide Mortgage Company             Mid-Month                Prior Month
SunTrust Mortgage, Inc.                       Mid-Month                Prior Month
Central National Bank                         Mid-Month                Prior Month
Columbia National Inc.                        Mid-Month                Prior Month
Bank United                                   Mid-Month                Prior Month
Cendant Mortgage Corporation                 Prior Month               Prior Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AA 0           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AB 8           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AC 6           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AD 4           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AE 2           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AF 9           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AG 7           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AH 5           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AJ 1           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-10
                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-4, CLASS A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AK 8           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-11
                   [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-4, CLASS A-11

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AL 6           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-11 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-11 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the principal balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after the earlier to occur of the Cross-Over Date or the date on which any Realized Loss is allocated to the Class A-11 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-12
                   [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-4, CLASS A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AM 4           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-13
                   [FORM OF FACE OF CLASS A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-4, CLASS A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AN 2           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-13 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-13 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the principal balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after the earlier to occur of the Cross-Over Date or the date on which any Realized Loss is allocated to the Class A-13 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                  EXHIBIT A-14
                   [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-4, CLASS A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AP 7           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-PO
                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-4, CLASS A-PO

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AQ 5           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-4, CLASS A-R


                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by


                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AR 3           First Distribution Date:  March 26, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-1

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AS 1           First Distribution Date:  March 26, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-2

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AT 9           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificate and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-3
                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-3

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AU 6           First Distribution Date:  March 26, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-4

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.:  94976N AV 4          First Distribution Date:  March 26, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-5

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AW 2           First Distribution Date:  March 26, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-4, CLASS B-6

           evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  February 1, 2001

CUSIP No.: 94976N AX 0           First Distribution Date:  March 26, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  March 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:____________________________________
   Authorized Officer

                                    EXHIBIT C
               [Form of Reverse of Series 2001-4 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-4

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                      __________________________________________
                                        Signature by or on behalf of assignor



                                      __________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_________________ for the account of __________________________________________
account number _____________, or, if mailed by check, to ______________________
____________________________________. Applicable statements should be mailed to
________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H   T H A T


            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of February 27, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-4 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                       _______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]

WFMBS
WFMBS 2001-04 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (ii)                                         (iii)       (iv)        (v)          (vi)         (vii)
--------    -------------------------   -----    -----   ----------  --------    --------     ----------   --------
                                                                                 NET
MORTGAGE                                                             MORTGAGE    MORTGAGE     CURRENT      ORIGINAL
LOAN                                             ZIP     PROPERTY    INTEREST    INTEREST     MONTHLY      TERM TO
NUMBER      CITY                        STATE    CODE    TYPE        RATE        RATE         PAYMENT      MATURITY
--------    -------------------------   -----    -----   ----------  --------    --------     ----------   --------
5136447     MOORESTOWN                  NJ       08057   SFD            8.000       7.000     $ 3,781.39        360
5144349     ANNAPOLIS                   MD       21401   SFD            8.000       7.000     $ 2,337.01        360
5157181     NYACK                       NY       10960   SFD            8.000       7.000     $ 3,178.67        360
5711877     SAN FRANCISCO               CA       94132   SFD            8.000       7.000     $ 3,668.82        360
5728245     BASKING RIDGE               NJ       07920   SFD            8.000       7.000     $ 2,386.35        360
5732670     MIDDLE VILLAGE              NY       11379   SFD            8.875       7.000     $ 2,343.18        360
5745038     NEW CANAAN                  CT       06840   SFD            8.000       7.000     $ 3,312.94        360
5758762     TAMPA                       FL       33634   SFD            8.000       7.000     $ 2,407.03        360
5762779     CAMBRIDGE                   MA       02138   MF2            8.000       7.000     $ 3,668.82        360
5775494     DEMAREST                    NJ       07627   SFD            8.000       7.000     $ 3,892.22        360
5776045     GAITHERSBURG                MD       20878   SFD            8.750       7.000     $ 2,615.78        360
5781248     WOODSTOCK                   CT       06281   SFD            8.000       7.000     $ 2,201.48        360
5783818     DUBLIN                      CA       94568   SFD            8.625       7.000     $ 3,888.95        360
5787779     SAN MARCOS                  CA       92069   SFD            8.375       7.000     $ 2,196.61        360
5787963     SEA ISLE CITY               NJ       08243   LCO            8.000       7.000     $ 3,229.11        360
5793482     SARASOTA                    FL       34238   SFD            8.500       7.000     $ 2,329.04        360
5795525     CARSON CITY                 NV       89703   SFD            8.375       7.000     $ 2,875.02        360
5800870     FAYETTEVILLE                GA       30215   SFD            8.000       7.000     $ 2,640.82        360
5801415     KEYSTONE                    CO       80435   LCO            8.500       7.000     $ 2,755.79        360
5807230     ENGLEWOOD CLIFFS            NJ       07632   SFD            8.500       7.000     $ 7,689.13        360
5810083     HUNTINGTON BEACH            CA       92646   SFD            8.125       7.000     $ 2,628.45        360
5810553     SAN JOSE                    CA       95126   SFD            8.625       7.000     $ 2,994.50        360
5814093     LIVERMORE                   CA       94550   SFD            8.375       7.000     $ 3,534.34        360
5815523     POTOMAC                     MD       20854   SFD            8.000       7.000     $ 3,522.07        360
5816166     ANAHEIM                     CA       92807   SFD            8.500       7.000     $ 2,937.25        360
5817246     BOYNTON BEACH               FL       33436   SFD            8.625       7.000     $ 2,333.37        360
5817442     CALABASAS                   CA       91302   SFD            9.000       7.000     $ 5,440.86        360
5818434     MERRICK                     NY       11566   SFD            8.625       7.000     $ 2,255.59        360
5818821     MOHEGAN LAKE                NY       10547   SFD            8.250       7.000     $ 1,119.39        360
5819454     UNION CITY                  CA       94587   SFD            8.625       7.000     $ 3,328.95        360
5819503     SAN JOSE                    CA       95135   SFD            8.000       7.000     $ 4,622.72        360
5820333     NEW HYDE PARK               NY       11040   SFD            7.500       7.000     $ 2,013.74        360
5820495     ORONO                       MN       55391   SFD            7.875       7.000     $ 2,181.01        360
5820609     MARCO ISLAND                FL       34145   HCO            8.625       7.000     $   960.96        360
5820957     HOT SPRINGS                 NC       28743   SFD            8.500       7.000     $ 2,187.56        360
5821149     GLENDALE                    AZ       85038   SFD            8.375       7.000     $ 3,739.56        360
5822206     SAN JOSE                    CA       95132   SFD            8.625       7.000     $ 7,333.20        360
5822625     RAMONA                      CA       92065   SFD            9.000       7.000     $ 2,580.43        360
5823244     LOOMIS                      CA       95650   SFD            8.125       7.000     $ 2,294.69        360
5824068     YORBA LINDA                 CA       92886   SFD            8.875       7.000     $ 2,784.76        360
5824365     CLAYTON                     CA       94517   SFD            8.375       7.000     $ 3,055.50        360
5824741     REHOBOTH BEACH              DE       19971   SFD            8.375       7.000     $ 2,219.42        360
5824969     SOUTH LAKE TAHOE            CA       96150   SFD            8.000       7.000     $ 2,579.92        360
5825207     LEWES                       DE       19958   SFD            8.625       7.000     $ 3,888.95        360
5826047     SCARSDALE                   NY       10583   SFD            7.500       7.000     $ 3,496.08        360
5826585     LOS ALAMITOS                CA       90720   SFD            8.375       7.000     $ 2,080.70        360
5826972     LOS ANGELES                 CA       90049   SFD            9.000       7.000     $ 4,727.16        360
5827795     RODEO                       CA       94572   SFD            7.875       7.000     $ 2,116.48        360
5827966     SAN JOSE                    CA       95101   SFD            8.625       7.000     $ 3,111.16        360
5828119     SAN FRANCISCO               CA       94110   SFD            8.375       7.000     $ 2,417.03        360
5828324     SAN CARLOS                  CA       94070   SFD            8.250       7.000     $ 3,230.45        360
5828926     FREMONT                     CA       94539   SFD            8.375       7.000     $ 2,850.28        360
5829356     PLEASANTON                  CA       94566   SFD            8.875       7.000     $ 1,193.47        360
5829960     PASADENA                    CA       91107   SFD            8.000       7.000     $ 3,052.47        360
5830057     WASHINGTON                  DC       20008   SFD            8.125       7.000     $ 3,504.59        360
5830081     BUFORD                      GA       30519   SFD            8.375       7.000     $ 2,324.31        360
5830324     OSPREY                      FL       34229   SFD            9.000       7.000     $ 2,246.51        360
5830450     BERLIN                      MA       01503   SFD            8.500       7.000     $ 3,692.71        360
5831191     BOLTON                      MA       01740   SFD            8.750       7.000     $ 3,815.50        360
5831564     SANTA ANA                   CA       92705   SFD            9.000       7.000     $ 2,969.06        360
5831844     RENO                        NV       89511   SFD            8.500       7.000     $ 1,044.96        360
5832084     RANCHO CUCAMONGA            CA       91739   SFD            8.375       7.000     $ 2,146.39        360
5832186     REDWOOD CITY                CA       94059   SFD            9.000       7.000     $ 3,178.26        360
5832863     CHINO HILLS                 CA       91709   SFD            8.125       7.000     $ 2,298.03        360
5833083     MASSAPEQUA                  NY       11758   SFD            8.625       7.000     $ 2,022.25        360
5833547     AURORA                      CO       80016   SFD            8.125       7.000     $ 3,650.86        360
5833604     YORBA LINDA                 CA       92887   SFD            8.500       7.000     $ 3,352.47        360
5834072     VALLEJO                     CA       94590   SFD            8.500       7.000     $ 1,576.27        360
5834485     SAN JOSE                    CA       95112   LCO            8.125       7.000     $ 2,405.70        360
5834654     DARIEN                      CT       06820   SFD            8.250       7.000     $ 2,629.44        360
5834793     WESTFIELD                   NJ       07090   SFD            8.000       7.000     $ 2,582.85        360
5834826     WAYNE                       PA       19087   SFD            8.125       7.000     $ 2,305.46        360
5834885     BOCA RATON                  FL       33433   SFD            8.625       7.000     $ 3,150.05        360
5835017     ORINDA                      CA       94563   SFD            9.625       7.000     $ 8,130.15        360
5835099     CHICAGO                     IL       60601   HCO            9.375       7.000     $ 3,327.00        360
5835159     VIRGINIA BEACH              VA       23454   SFD            8.375       7.000     $ 2,280.22        360
5835197     CRESSKILL                   NJ       07626   SFD            9.000       7.000     $ 4,827.74        360
5835199     PAGOSA SPRINGS              CO       81147   SFD            9.500       7.000     $ 6,306.41        360
5835212     SEAL BEACH                  CA       90740   SFD            8.875       7.000     $ 2,386.93        360
5835233     MANHATTAN BEACH             CA       90266   SFD            8.500       7.000     $ 4,997.94        360
5835234     LAS VEGAS                   NV       89145   SFD            8.250       7.000     $ 3,756.33        360
5835238     ROCKWALL                    TX       75087   SFD            9.000       7.000     $ 2,254.96        360
5835250     PASADENA                    CA       91106   SFD            8.500       7.000     $ 2,264.45        360
5835255     MOUNT SINAI                 NY       11766   SFD            8.250       7.000     $ 2,121.58        360
5835259     BRANCHBURG TOWNSHIP         NJ       08853   SFD            8.375       7.000     $ 2,249.82        360
5835260     MISSION VIEJO               CA       92692   PUD            8.250       7.000     $ 2,427.72        360
5835273     SUMMIT                      NJ       07901   SFD            8.250       7.000     $ 4,019.28        360
5835338     LOWER GWYNEDD               PA       19002   SFD            8.000       7.000     $ 4,402.59        360
5835479     CHINO HILLS                 CA       91709   SFD            8.375       7.000     $ 2,197.37        360
5835504     EDGEWATER                   NJ       07020   LCO            8.375       7.000     $ 2,417.03        360
5835523     MILPITAS                    CA       95035   SFD            8.750       7.000     $ 2,257.84        360
5835526     ST. JOSEPH                  MO       64501   SFD            8.250       7.000     $ 4,808.11        360
5836229     NEW YORK                    NY       10016   HCO            7.875       7.000     $ 3,624.63        360
5836307     DUBLIN                      CA       94568   SFD            8.000       7.000     $ 4,314.54        360
5836367     BOISE                       ID       83712   SFD            8.125       7.000     $ 2,286.89        360
5836379     OCEANSIDE                   CA       92054   SFD            8.625       7.000     $ 2,488.93        360
5836463     NEW YORK                    NY       10016   COP            8.375       7.000     $ 2,280.22        360
5836498     BONITA                      CA       91902   SFD            8.375       7.000     $ 2,559.92        360
5836500     AUSTIN                      TX       78746   SFD            8.000       7.000     $ 3,692.31        360
5836538     CULVER CITY                 CA       90230   SFD            8.375       7.000     $ 3,207.50        360
5836625     FINKSBURG                   MD       21048   SFD            8.375       7.000     $ 2,705.10        360
5836666     MAMMOTH LAKES               CA       93546   SFD            7.875       7.000     $ 2,639.26        360
5836782     LITTLETON                   CO       80127   SFD            7.875       7.000     $ 4,009.13        360
5836833     RESTON                      VA       20194   SFD            8.375       7.000     $ 3,192.30        360
5836848     BRIGHTON                    TN       38011   SFD            7.875       7.000     $ 2,055.58        360
5836905     SOUTH KINGSTOWN             RI       02879   SFD            7.750       7.000     $ 3,553.40        360
5836973     MORRISTOWN                  NJ       07960   SFD            8.250       7.000     $ 2,854.82        360
5837077     KEY WEST                    FL       33040   MF2            8.750       7.000     $ 1,353.13        360
5837088     LEONARDO                    NJ       07737   SFD            8.375       7.000     $ 2,166.21        360
5837092     WILLISTOWN                  PA       19355   SFD            7.875       7.000     $ 3,806.62        360
5837342     FRISCO                      TX       75034   SFD            8.250       7.000     $ 2,268.07        360
5837640     MIDLAND                     TX       79707   SFD            8.250       7.000     $ 2,389.03        360
5837672     MIAMI                       FL       33158   SFD            7.875       7.000     $ 2,233.22        360
5837874     GILROY                      CA       95020   SFD            7.750       7.000     $ 2,865.65        360
5838192     SPRINGVILLE                 CA       93265   SFD            8.750       7.000     $ 3,146.80        360
5838196     SEA CLIFF                   NY       11579   SFD            8.375       7.000     $ 2,181.41        360
5838460     HOUSTON                     TX       77006   SFD            8.125       7.000     $ 2,370.05        360
5838939     SAN RAMON                   CA       94583   SFD            8.500       7.000     $ 2,808.46        360
5839148     MEDFORD                     MA       02155   MF2            8.250       7.000     $ 2,824.77        360
5839231     WESTON                      FL       33327   SFD            7.875       7.000     $ 5,022.20        360
5839424     FLOSSMOOR                   IL       60422   SFD            8.375       7.000     $ 2,546.25        360
5839456     HARBESON                    DE       19951   SFD            8.375       7.000     $ 2,280.22        360
5839594     PLEASANTON                  CA       94566   SFD            9.000       7.000     $ 3,419.65        360
5839603     MIAMI BEACH                 FL       33140   SFD            8.250       7.000     $ 2,283.86        360
5839699     CRESTED BUTTE               CO       81224   SFD            8.375       7.000     $ 3,002.29        360
5839710     LAKE FOREST                 IL       60045   SFD            9.000       7.000     $ 4,400.49        360
5839766     AURORA                      CO       80016   SFD            8.000       7.000     $ 2,280.91        360
5840136     TIBURON                     CA       94920   SFD            8.375       7.000     $ 6,080.58        360
5840158     MENIFEE                     CA       92584   SFD            8.625       7.000     $ 2,451.60        360
5840206     THE WOODLANDS               TX       77382   SFD            8.625       7.000     $ 2,537.16        360
5840252     LITTLETON                   CO       80124   SFD            8.375       7.000     $ 2,161.65        360
5840501     COLD SPRING HARBOR          NY       11724   SFD            8.250       7.000     $ 4,883.24        360
5840639     TAMPA                       FL       33611   SFD            8.250       7.000     $ 2,082.52        360
5840696     MEDWAY                      MA       02053   SFD            8.500       7.000     $ 2,490.57        360
5840727     CONCORD                     CA       94521   SFD            8.500       7.000     $ 2,491.28        360
5840796     BUCYRUS                     KS       66013   SFD            8.125       7.000     $ 7,053.73        360
5841122     OAKLAND                     CA       94605   SFD            8.375       7.000     $ 2,280.22        360
5841161     FREMONT                     CA       94536   SFD            8.000       7.000     $ 2,436.10        360
5841162     BIG CANOE                   GA       30143   SFD            8.000       7.000     $ 2,283.48        360
5841170     ANNAPOLIS                   MD       21401   SFD            8.000       7.000     $ 4,571.36        360
5841249     LA CANADA FLINTRIDGE        CA       91011   SFD            9.000       7.000     $ 5,966.28        360
5841344     SCOTTSDALE                  AZ       85260   SFD            8.250       7.000     $ 2,884.87        360
5841388     CORAL GABLES                FL       33146   SFD            8.750       7.000     $ 2,981.99        360
5841423     LIVERMORE                   CA       94550   SFD            8.875       7.000     $ 3,041.36        360
5841503     SUNNYVALE                   CA       94086   LCO            8.500       7.000     $ 2,435.92        360
5841560     ELMHURST                    IL       60126   SFD            9.000       7.000     $ 2,301.23        360
5841651     NEWPORT BEACH               CA       92660   LCO            8.375       7.000     $ 1,282.62        360
5841906     ATLANTA                     GA       30342   SFD            8.000       7.000     $ 3,668.83        360
5842074     LOS ALTOS HILLS             CA       94022   SFD            9.000       7.000     $ 8,046.23        360
5842109     ORLANDO                     FL       32836   SFD            8.375       7.000     $ 2,249.82        360
5842167     LEXINGTON                   MA       02420   SFD            8.125       7.000     $ 2,598.75        360
5842330     WASHINGTON                  DC       20002   SFD            8.125       7.000     $ 2,487.37        360
5842361     HAVERFORD                   PA       19041   SFD            8.000       7.000     $ 2,824.99        360
5842565     SOUTHAMPTON                 NY       11968   SFD            8.250       7.000     $ 3,521.57        360
5842674     EAST FALMOUTH               MA       02536   SFD            8.000       7.000     $ 2,568.18        360
5842721     NORTH WALES                 PA       19454   SFD            8.250       7.000     $ 2,230.51        360
5842740     UPPER MONTCLAIR             NJ       07043   SFD            8.250       7.000     $ 3,768.36        360
5842796     ROCKVILLE CENTRE            NY       11570   SFD            8.375       7.000     $ 2,219.41        360
5842951     BAKERSFIELD                 CA       93311   SFD            8.375       7.000     $ 2,946.72        360
5843175     TAVERNIER                   FL       33070   SFD            8.250       7.000     $ 5,258.87        360
5843205     POTOMAC FALLS               VA       20165   SFD            8.250       7.000     $ 2,395.41        360
5843619     NAPLES                      FL       34109   SFD            7.875       7.000     $ 1,972.19        360
5843775     BUFFALO GROVE               IL       60089   SFD           10.250       7.000     $ 2,688.30        360
5843799     SCOTTSDALE                  AZ       85255   SFD            9.000       7.000     $ 2,310.88        360
5843881     GERMANTOWN                  MD       20874   SFD            8.000       7.000     $ 2,498.10        360
5843978     OAKLAND                     CA       94609   SFD            8.375       7.000     $ 2,219.42        360
5844033     BENTONVILLE                 AR       72712   SFD            8.000       7.000     $ 2,436.10        360
5844113     PHOENIX                     AZ       85022   SFD            8.375       7.000     $ 4,940.47        360
5844166     NAPA                        CA       94558   PUD            8.250       7.000     $ 6,385.77        360
5844299     SOUTH SAN FRANSISCO         CA       94080   SFD            8.500       7.000     $ 2,768.09        360
5844429     OAKLAND                     CA       94611   SFD            8.375       7.000     $ 2,204.21        360
5844542     SILVER SPRING               MD       20905   SFD            8.000       7.000     $ 3,620.76        360
5844586     NARBERTH                    PA       19072   SFD            8.125       7.000     $ 4,751.98        360
5844642     STAMFORD                    CT       06902   SFD            8.125       7.000     $ 2,895.74        360
5844665     SAN RAFAEL                  CA       94901   SFD            8.000       7.000     $ 3,250.58        360
5844692     DUNNELLON                   FL       34431   SFD            8.375       7.000     $   760.07        360
5844730     OAK PARK                    IL       60302   SFD            8.125       7.000     $ 2,405.69        360
5844768     MAMMOTH LAKES               CA       93546   SFD            8.625       7.000     $ 3,577.84        360
5845143     SAN JOSE                    CA       95123   SFD            8.625       7.000     $ 5,002.75        360
5845181     SAN FRANCISCO               CA       94110   SFD            8.500       7.000     $ 2,522.04        360
5845229     MIAMI                       FL       33179   SFD            8.875       7.000     $   501.26        360
5845230     SAN FRANCISCO               CA       94115   SFD            8.750       7.000     $ 3,917.77        360
5845291     LA HABRA                    CA       90631   SFD            8.500       7.000     $ 2,445.14        360
5845508     OLD WESTBURY                NY       11568   SFD            8.125       7.000     $ 2,821.49        360
5845580     BETHANY BEACH               DE       19930   LCO            8.750       7.000     $   719.84        360
5845725     KEY LARGO                   FL       33037   SFD            8.250       7.000     $ 2,103.55        360
5845812     CARMEL                      CA       93923   SFD            8.375       7.000     $ 3,154.30        360
5845933     OAK BROOK                   IL       60523   SFD            9.000       7.000     $ 3,616.78        360
5845978     NEW YORK                    NY       10022   COP            8.250       7.000     $ 2,374.00        360
5845988     DALLAS                      TX       75240   SFD            8.500       7.000     $ 2,746.56        360
5846030     YORKTOWN HEIGHTS            NY       10598   SFD            8.625       7.000     $ 2,730.05        360
5846111     FOX RIVER GROVE             IL       60021   SFD            8.250       7.000     $ 3,189.51        360
5846143     TOPANGA AREA                CA       90290   SFD            8.625       7.000     $ 3,748.95        360
5846279     SPARKS                      NV       89436   SFD            7.500       7.000     $ 2,385.72        360
5846351     FREMONT                     CA       94539   SFD            8.125       7.000     $ 3,149.68        360
5846390     WOODLAND HILLS              CA       91367   SFD            8.625       7.000     $ 4,005.62        360
5846402     BROOKLYN                    NY       11215   COP            8.500       7.000     $ 1,191.82        360
5846489     ROCKVILLE CENTRE            NY       11570   SFD            8.000       7.000     $ 2,788.31        360
5846648     TWP OF EVELINE              MI       49712   SFD            8.750       7.000     $ 2,328.63        360
5846662     MOORPARK                    CA       93021   SFD            8.000       7.000     $ 4,409.56        360
5846713     SAN DIEGO                   CA       92110   SFD            8.625       7.000     $ 2,722.27        360
5846819     PARK RIDGE                  IL       60068   SFD            8.750       7.000     $ 3,146.81        360
5847232     ALPHARETTA                  GA       30022   SFD            8.125       7.000     $ 2,835.60        360
5847261     COEUR D'ALENE               ID       83814   SFD            8.500       7.000     $ 2,796.92        360
5847305     LUSBY                       MD       20657   SFD            8.500       7.000     $ 2,906.50        360
5847383     CHURCHVILLE                 PA       18966   SFD            7.750       7.000     $ 3,001.77        360
5847513     ORINDA                      CA       94563   SFD            8.125       7.000     $ 2,762.09        360
5847532     RANCHO SANTA MARGARITA      CA       92688   SFD            8.500       7.000     $ 2,891.11        360
5847582     SOUTH SAN FRANCISCO         CA       94080   SFD            8.375       7.000     $ 2,432.24        360
5847775     MILTON                      MA       02186   SFD            7.875       7.000     $ 2,030.20        360
5847808     FAYETTEVILLE                AR       72701   SFD            8.625       7.000     $ 2,294.48        360
5847811     LIVERMORE                   CA       94550   SFD            8.000       7.000     $ 3,809.71        360
5847814     FAYETTEVILLE                AR       72703   SFD            8.375       7.000     $ 2,698.26        360
5847832     OMAHA                       NE       68135   SFD            8.000       7.000     $ 2,025.20        360
5847883     OCEAN SIDE                  CA       92054   MF2            8.375       7.000     $ 1,520.15        360
5848069     LONGMONT                    CO       80501   SFD            8.375       7.000     $ 2,303.40        360
5848372     CLEVELAND                   TN       37312   SFD            8.125       7.000     $ 2,255.34        360
5848405     WOLCOTT                     CO       81655   SFD            8.500       7.000     $ 3,729.23        360
5848599     LAGUNA NIGUEL               CA       92677   SFD            8.875       7.000     $ 3,341.71        360
5848625     LITTLE CANADA               MN       55127   SFD            8.000       7.000     $ 3,668.82        360
5848664     FAIRFIELD                   CT       06430   SFD            8.000       7.000     $ 7,154.21        360
5848679     MIAMI                       FL       33178   PUD            8.875       7.000     $ 2,336.02        360
5848686     NEW ROCHELLE                NY       10804   SFD            7.750       7.000     $ 2,507.45        360
5848779     MOUNTAIN VIEW               CA       94043   SFD            8.500       7.000     $ 2,626.61        360
5848780     WASHINGTON                  DC       20003   SFD            8.125       7.000     $ 2,465.09        360
5848962     CAVE CREEK                  AZ       85331   SFD            7.500       7.000     $ 2,754.91        360
5849016     DISCOVERY BAY               CA       94514   SFD            8.500       7.000     $ 2,152.96        360
5849033     SUWANEE                     GA       30024   PUD            8.375       7.000     $ 1,668.36        360
5849114     AVONDALE                    PA       19311   SFD            8.250       7.000     $ 2,253.80        360
5849244     GREEN BROOK                 NJ       08812   SFD            8.125       7.000     $ 3,482.32        360
5849256     DANVILLE                    CA       94526   SFD            8.750       7.000     $ 3,485.09        360
5849260     RENTON                      WA       98058   SFD            8.000       7.000     $ 2,396.48        360
5849263     WOODLAND                    CA       95695   SFD            8.500       7.000     $ 2,352.88        360
5849289     PLANDOME                    NY       11030   SFD            8.375       7.000     $ 3,192.30        360
5849647     SAN FRANCISCO               CA       94114   LCO            8.250       7.000     $ 2,377.76        360
5849872     BEAUMONT                    CA       92223   SFD            8.625       7.000     $ 2,380.04        360
5849905     MONTGOMERY TOWNSHIP         NJ       08502   SFD            8.125       7.000     $ 3,192.74        360
5849968     SAN FRANCISCO               CA       94121   SFD            8.375       7.000     $ 2,819.87        360
5850015     HUNTINGTON BEACH            CA       92648   SFD            7.750       7.000     $ 2,507.45        360
5850041     ALPINE                      CA       91901   SFD            8.250       7.000     $ 2,441.24        360
5850250     SARASOTA                    FL       34236   SFD            8.875       7.000     $ 4,487.44        360
5850424     ALPHARETTA                  GA       30004   SFD            8.375       7.000     $ 4,311.51        360
5850487     FAIRFAX STATION             VA       22039   SFD            8.125       7.000     $ 4,826.23        360
5850668     DALLAS                      TX       75240   SFD            8.000       7.000     $ 2,309.89        360
5850695     SAN DIEGO                   CA       92131   SFD            8.250       7.000     $ 2,225.63        360
5850729     MORGANVILLE                 NJ       07751   SFD            8.125       7.000     $ 2,150.28        360
5850738     DALLAS                      TX       75229   SFD            8.000       7.000     $ 2,201.29        360
5850768     SUNNYVALE                   CA       94087   SFD            8.750       7.000     $ 2,871.46        360
5850774     MARINA DEL REY              CA       90292   HCO            7.875       7.000     $ 3,358.53        360
5850786     MISSION VIEJO               CA       92692   SFD            8.875       7.000     $ 3,779.32        360
5850860     ANN ARBOR                   MI       48104   SFD            9.125       7.000     $ 2,473.45        360
5850959     FARMINGTON                  CT       06032   SFD            8.375       7.000     $ 2,287.82        360
5850974     REDWOOD CITY                CA       94061   SFD            8.375       7.000     $ 2,911.08        360
5850995     EMERALD ISLE                NC       28594   SFD            7.875       7.000     $ 2,030.20        360
5851048     OAKLAND                     CA       94611   SFD            8.500       7.000     $ 3,290.95        360
5851259     SAN DIEGO                   CA       92116   SFD            8.625       7.000     $ 2,712.55        360
5851324     TARRYTOWN                   NY       10591   SFD            7.750       7.000     $ 2,573.36        360
5851336     SOUTH LAKE TAHOE            CA       96150   SFD            8.375       7.000     $ 2,431.47        360
5851428     CULVER                      OR       97734   SFD            8.000       7.000     $   990.59        360
5851450     DEMAREST                    NJ       07627   SFD            8.500       7.000     $ 2,235.23        360
5851728     NAPLES                      FL       34105   SFD            8.250       7.000     $ 2,554.31        360
5851771     DACULA                      GA       30019   SFD            7.875       7.000     $ 2,157.81        360
5851872     MISSION VIEJO               CA       92692   SFD            8.875       7.000     $ 2,713.94        360
5851885     SANTA ROSA                  CA       95405   SFD            9.000       7.000     $ 3,540.34        360
5851955     WOODBRIDGE                  VA       22192   SFD            7.875       7.000     $ 2,378.23        360
5851998     YORBA LINDA                 CA       92887   SFD            8.000       7.000     $ 2,306.22        360
5852113     TRACY                       CA       95376   SFD            8.625       7.000     $ 3,521.06        360
5852128     THOUSAND OAKS               CA       91320   SFD            8.000       7.000     $ 2,348.05        360
5852233     PLEASANTON                  CA       94566   SFD            8.125       7.000     $ 2,895.74        360
5852243     SOUTH PASADENA              CA       91030   SFD            8.500       7.000     $ 2,792.69        360
5852255     TUSTIN                      CA       92782   SFD            8.375       7.000     $ 2,128.21        360
5852257     SAN JOSE                    CA       95124   SFD            7.875       7.000     $ 2,632.01        360
5852312     HAYWARD                     CA       94545   SFD            8.750       7.000     $ 2,202.77        360
5852376     SAN FRANCISCO               CA       94122   SFD            8.250       7.000     $ 2,554.31        360
5852431     SCOTTSDALE                  AZ       85254   SFD            8.500       7.000     $ 3,886.56        360
5852534     FREMONT                     CA       94539   SFD            8.125       7.000     $ 3,712.49        360
5852564     PLAYA DEL REY               CA       90293   SFD            8.000       7.000     $ 2,524.15        360
5852569     DALLAS                      TX       75214   SFD            8.000       7.000     $ 4,769.47        360
5852592     CONCORD                     CA       94521   SFD            8.125       7.000     $ 3,860.99        360
5852902     LAKE FOREST PARK            WA       98155   SFD            7.875       7.000     $ 3,262.49        360
5852909     GLENVIEW                    IL       60025   LCO            8.875       7.000     $ 2,434.68        360
5853074     ANACORTES                   WA       98221   SFD            8.250       7.000     $ 2,958.11        360
5853274     SUNNYVALE                   CA       94087   SFD            8.750       7.000     $ 2,837.63        360
5853345     SAN CLEMENTE                CA       92672   SFD            8.375       7.000     $ 2,736.27        360
5853459     FREMONT                     CA       94539   SFD            8.625       7.000     $ 3,888.95        360
5853469     FREMONT                     CA       94539   SFD            8.625       7.000     $ 3,888.95        360
5853529     EL CERRITO                  CA       94530   SFD            8.250       7.000     $ 2,479.18        360
5853555     FOREST                      VA       24551   SFD            7.875       7.000     $ 2,044.70        360
5853557     SAN JOSE                    CA       95129   SFD            8.500       7.000     $ 5,559.25        360
5853606     SAN JOSE                    CA       95128   SFD            8.125       7.000     $ 2,450.25        360
5853698     MIAMI                       FL       33133   SFD            8.000       7.000     $ 2,291.55        360
5853736     OAKLAND                     CA       94605   SFD            8.375       7.000     $ 2,196.61        360
5853737     NEWPORT BEACH               CA       92660   LCO            8.875       7.000     $ 2,521.40        360
5853758     PASADENA                    CA       91107   SFD            8.375       7.000     $ 3,800.36        360
5853785     SAN LEANDRO                 CA       94577   SFD            8.125       7.000     $ 3,163.78        360
5853902     HUNTINGTON BEACH            CA       92648   SFD            8.875       7.000     $ 3,031.41        360
5853948     LAFAYETTE                   CA       94549   SFD            8.250       7.000     $ 2,629.44        360
5853988     ELLICOTT CITY               MD       21042   SFD            8.375       7.000     $ 2,310.62        360
5854065     STEVENSON RANCH             CA       91381   SFD            8.000       7.000     $ 2,076.55        360
5854072     ANTIOCH                     CA       94509   SFD            8.000       7.000     $ 2,498.84        360
5854163     UNION GROVE                 WI       53182   SFD            8.375       7.000     $ 3,021.29        360
5854239     SAN JOSE                    CA       95135   SFD            8.375       7.000     $ 3,572.34        360
5854248     LAKE MILLS                  WI       53551   SFD            8.125       7.000     $ 2,437.18        360
5854278     BLOOMINGTON                 MN       55437   SFD            8.000       7.000     $ 3,140.52        360
5854285     ISLAMORADA                  FL       33036   SFD            8.250       7.000     $ 2,441.62        360
5854341     CLOSTER                     NJ       07624   SFD            8.375       7.000     $ 3,420.33        360
5854450     LEESBURG                    VA       20176   PUD            8.000       7.000     $ 2,428.03        360
5854454     TIJERAS                     NM       87059   SFD            8.000       7.000     $ 2,201.29        360
5854491     FREMONT                     CA       94539   SFD            8.000       7.000     $ 3,668.82        360
5854636     GRANTS PASS                 OR       97526   SFD            8.375       7.000     $ 3,640.75        360
5854744     FORT LEE                    NJ       07024   LCO            8.250       7.000     $ 3,125.27        360
5854930     HAYMARKET                   VA       20169   SFD            8.000       7.000     $ 2,452.24        360
5854994     SAN FRANCISCO               CA       94112   SFD            7.750       7.000     $ 2,385.66        360
5855019     CAMARILLO                   CA       93012   SFD            8.250       7.000     $ 4,808.11        360
5855043     NEWARK                      CA       94560   SFD            8.625       7.000     $ 2,333.37        360
5855064     BENTONVILLE                 AR       72712   SFD            8.000       7.000     $ 3,334.96        360
5855075     ROCKLIN                     CA       95765   PUD            8.125       7.000     $ 3,677.59        360
5855078     BROOKLYN                    NY       11238   COP            8.500       7.000     $ 2,343.65        360
5855079     EAST HAMPTON                NY       11937   SFD            8.125       7.000     $ 1,722.60        360
5855172     LOS GATOS                   CA       95032   SFD            7.875       7.000     $ 2,936.53        360
5855194     BENICIA                     CA       94510   SFD            8.125       7.000     $ 2,316.59        360
5855273     PARADISE VALLEY             AZ       85253   SFD            8.125       7.000     $ 5,197.49        360
5855340     MIAMI                       FL       33133   SFD            8.125       7.000     $ 3,148.19        360
5855369     VIENNA                      VA       22180   SFD            7.875       7.000     $ 2,001.19        360
5855379     SAN CARLOS                  CA       94070   SFD            7.625       7.000     $ 2,123.39        360
5855469     PHOENIXVILLE                PA       19460   SFD            8.250       7.000     $ 3,076.81        360
5855533     NEW YORK                    NY       11215   MF2            8.000       7.000     $ 2,850.68        360
5855608     BLOOMFIELD                  MI       48301   SFD            8.250       7.000     $ 3,718.77        360
5855772     BOSTON                      MA       02110   HCO            7.875       7.000     $ 5,220.67        240
5855836     CHAPPAQUA                   NY       10514   SFD            8.125       7.000     $ 3,712.49        360
5855840     BURLINGTON                  CT       06013   SFD            8.375       7.000     $ 2,394.23        360
5855841     CHINO                       CA       91710   SFD            7.875       7.000     $ 2,039.98        360
5855845     FAIRFAX                     VA       22030   SFD            8.750       7.000     $ 2,841.96        360
5855848     FREMONT                     CA       94539   SFD            8.000       7.000     $ 4,600.71        360
5855870     SANTA ANA                   CA       92705   SFD            8.375       7.000     $ 2,705.86        360
5855998     RANCHO CUCAMONGA            CA       91737   SFD            8.125       7.000     $ 2,257.19        360
5856028     WESTON                      MA       02493   SFD            8.500       7.000     $ 2,254.84        360
5856081     RANCHO MIRAGE               CA       92270   SFD            8.375       7.000     $ 7,553.22        360
5856244     MANHASSET                   NY       11030   SFD            7.875       7.000     $ 3,806.62        360
5856304     ALBUQUERQUE                 NM       87111   SFD            8.250       7.000     $ 3,042.63        360
5856313     LOS ALTOS                   CA       94024   SFD            8.125       7.000     $ 7,424.98        360
5856363     HENDERSON                   NV       89052   SFD            8.000       7.000     $ 3,235.90        360
5856404     PLANO                       TX       75093   SFD            8.125       7.000     $ 2,509.64        360
5856449     ACCOKEEK                    MD       20607   SFD            8.625       7.000     $ 2,213.59        360
5856579     LAGUNA HILLS                CA       92653   SFD            8.250       7.000     $ 3,005.07        360
5856608     SAN FRANCISCO               CA       94127   SFD            8.000       7.000     $ 2,201.30        360
5856619     SANTA BARBARA               CA       93111   SFD            8.250       7.000     $ 2,554.31        360
5856727     SHIP BOTTOM                 NJ       08008   LCO            8.625       7.000     $ 2,916.72        360
5856798     MEDIA                       PA       19063   SFD            8.500       7.000     $ 4,767.26        360
5856864     GAITHERSBURG                MD       20878   SFD            8.250       7.000     $ 2,399.55        360
5856936     CASTLE ROCK                 CO       80104   SFD            8.125       7.000     $ 2,821.49        360
5856962     ALAMEDA                     CA       94502   SFD            8.125       7.000     $ 2,390.84        360
5857152     MCKINNEY                    TX       75070   SFD            8.375       7.000     $ 2,888.28        360
5857258     MIAMI                       FL       33157   SFD            8.125       7.000     $ 3,997.31        360
5857341     CONCORD                     MA       01742   SFD            8.625       7.000     $ 2,737.82        360
5857385     FAIRFAX                     VA       22033   SFD            8.125       7.000     $ 2,242.35        360
5857454     HOUSTON                     TX       77024   SFD            8.375       7.000     $ 2,394.23        360
5857523     FOREST HILLS                NY       11375   SFD            8.375       7.000     $ 3,146.70        360
5857585     WAYZATA                     MN       55391   LCO            8.000       7.000     $ 2,935.06        360
5857694     SCOTTSDALE                  AZ       85255   SFD            8.000       7.000     $ 2,641.55        360
5857759     LARKSPUR                    CA       94939   SFD            8.125       7.000     $ 4,537.41        360
5857918     SAN FRANCISCO               CA       94131   SFD            7.875       7.000     $ 2,356.48        360
5857986     LOS ANGELES                 CA       90025   LCO            8.375       7.000     $ 2,827.47        360
5857996     MISSION VIEJO               CA       92691   SFD            8.875       7.000     $ 3,087.11        360
5858009     SAN FRANCISCO               CA       94131   LCO            7.500       7.000     $ 2,978.66        360
5858100     Watsonville                 CA       95076   SFD            7.750       7.000     $ 2,507.45        360
5858128     SANTE FE                    NM       87505   SFD            8.125       7.000     $ 2,153.25        360
5858133     DOVE CANYON                 CA       92679   SFD            8.875       7.000     $ 4,256.71        360
5858140     ANCHORAGE                   AK       99516   SFD            7.750       7.000     $ 3,223.86        360
5858155     WESTOVER HILLS              TX       76107   SFD            8.125       7.000     $ 4,269.36        360
5858160     WASHINGTON                  DC       20002   SFD            8.375       7.000     $ 2,784.91        360
5858179     FORT SMITH                  AR       72903   SFD            8.000       7.000     $ 2,568.18        360
5858254     ATLANTA                     GA       30305   SFD            7.875       7.000     $ 4,350.42        360
5858617     CLAREMONT                   CA       91711   SFD            7.875       7.000     $ 2,316.60        360
5858665     FREMONT                     CA       94536   SFD            7.875       7.000     $ 2,283.97        360
5858750     BRENTWOOD                   CA       94513   SFD            8.125       7.000     $ 2,138.02        360
5858765     SANDY                       UT       84093   SFD            7.875       7.000     $ 2,399.98        360
5858844     OLD FIELD                   NY       11733   SFD            7.875       7.000     $ 4,350.42        360
5858947     OAK PARK                    IL       60302   SFD            8.125       7.000     $ 3,266.99        360
5859079     PALM DESERT                 CA       92260   SFD            8.375       7.000     $ 2,401.07        360
5859112     ORANGE                      CA       92869   SFD            8.500       7.000     $ 2,798.85        360
5859133     SANTA BARBARA               CA       93103   SFD            8.375       7.000     $ 3,420.33        360
5859149     GEYSERVILLE                 CA       95441   SFD            8.250       7.000     $ 3,756.33        360
5859159     ALLEN                       TX       78013   SFD            8.000       7.000     $ 2,148.83        360
5859166     FOSTER CITY                 CA       94404   PUD            8.250       7.000     $ 3,654.92        360
5859190     OAK PARK                    CA       91301   SFD            8.000       7.000     $ 2,553.51        360
5859200     ALTADENA                    CA       91101   SFD            8.750       7.000     $ 1,337.40        360
5859207     WESTMINSTER                 CA       92683   SFD            8.500       7.000     $ 2,269.84        360
5859211     ORANGE                      CA       92869   SFD            8.500       7.000     $ 2,687.36        360
5859220     SUNNYVALE                   CA       94087   SFD            8.625       7.000     $ 4,005.62        360
5859320     YORKTOWN HEIGHTS            NY       10598   SFD            8.000       7.000     $ 2,384.74        360
5859356     LOS ANGELES                 CA       90045   SFD            8.375       7.000     $ 2,188.25        360
5859369     FULLERTON                   CA       92831   PUD            8.375       7.000     $ 3,800.37        360
5859379     GILROY                      CA       95020   SFD            8.625       7.000     $ 2,333.37        360
5859381     GARDEN GROVE                CA       92841   SFD            8.000       7.000     $ 2,623.21        360
5859393     SAN MARTIN                  CA       95046   SFD            8.500       7.000     $ 2,275.99        360
5859394     CALABASAS                   CA       91302   SFD            8.375       7.000     $ 2,873.08        360
5859404     SAN CLEMENTE                CA       92673   SFD            7.875       7.000     $ 1,999.75        360
5859421     HOLLISTER                   CA       95023   SFD            8.375       7.000     $ 2,082.60        360
5859440     SANTA MONICA                CA       90405   SFD            8.500       7.000     $ 3,075.66        360
5859452     SAN DIEGO                   CA       92037   SFD            8.250       7.000     $ 4,507.60        360
5859468     SAN JOSE                    CA       95135   LCO            8.375       7.000     $ 2,632.14        360
5859476     SAN DIEGO                   CA       92109   SFD            8.250       7.000     $ 4,883.24        360
5859487     MENLO PARK                  CA       94025   SFD            8.875       7.000     $ 2,259.64        360
5859492     SAN JOSE                    CA       95120   PUD            8.500       7.000     $ 3,100.26        360
5859536     FOUNTAIN VALLEY             CA       92708   SFD            8.375       7.000     $ 2,660.26        360
5859541     ALISO VIEJO                 CA       92656   LCO            8.500       7.000     $ 1,748.05        360
5859573     SIMI VALLEY                 CA       93063   SFD            8.000       7.000     $ 2,025.19        360
5859599     CARLSBAD                    CA       92008   SFD            8.625       7.000     $ 2,652.27        360
5859774     WESTON                      FL       33327   PUD            8.375       7.000     $ 1,368.13        360
5859821     NAPLES                      FL       34105   SFD            8.125       7.000     $ 2,851.19        360
5859896     MANASQUAN                   NJ       08736   SFD            7.750       7.000     $ 2,113.42        360
5859912     DOUGLASTON                  NY       11363   SFD            7.875       7.000     $ 3,074.30        360
5859995     CASTRO VALLEY               CA       94552   LCO            8.125       7.000     $ 2,269.08        360
5860012     LOS ALTOS                   CA       94024   SFD            8.375       7.000     $ 5,738.55        360
5860224     TALLASSEE                   AL       36078   SFD            8.250       7.000     $ 2,328.93        360
5860286     CHICAGO                     IL       60607   HCO            8.500       7.000     $ 2,552.79        360
5860319     BOCA RATON                  FL       33428   SFD            8.625       7.000     $ 2,654.21        360
5860327     WALNUT CREEK                CA       94595   LCO            8.750       7.000     $ 2,450.58        360
5860344     AUSTIN                      TX       78746   SFD            7.750       7.000     $ 3,692.03        360
5860349     SONOMA                      CA       95476   SFD            8.250       7.000     $ 2,704.56        360
5860392     NAPLES                      FL       34110   LCO            8.375       7.000     $   532.06        360
5860404     JOPLIN                      MO       64801   SFD            8.000       7.000     $ 2,641.56        360
5860430     SANTA ROSA                  CA       95409   SFD            8.750       7.000     $ 2,423.04        360
5860470     RICHMOND                    CA       94803   SFD            8.125       7.000     $ 2,108.70        360
5860479     ROCHESTER HILLS             MI       48306   SFD            8.875       7.000     $ 2,347.15        360
5860517     NEWARK                      CA       94560   SFD            8.125       7.000     $ 2,583.90        360
5860535     SAN JOSE                    CA       95126   SFD            8.250       7.000     $ 3,185.38        360
5860573     AUSTIN                      TX       78746   PUD            8.125       7.000     $ 2,858.61        360
5860589     SAN CARLOS                  CA       95070   SFD            8.125       7.000     $ 4,826.23        360
5860612     SANTA ROSA                  CA       95404   SFD            8.250       7.000     $ 3,425.78        360
5860721     LAGUNA NIGUEL               CA       92677   SFD            8.000       7.000     $ 4,751.13        360
5860826     ORINDA                      CA       94563   SFD            8.375       7.000     $ 3,236.39        360
5861073     COLUMBIA                    MO       65201   SFD            8.125       7.000     $ 2,330.33        360
5861076     SANTA ROSA                  CA       95403   SFD            8.125       7.000     $ 3,144.48        360
5861097     HINSDALE                    IL       60521   SFD            8.875       7.000     $ 4,010.05        360
5861099     BONSALL                     CA       92003   SFD            8.250       7.000     $ 3,166.59        360
5861119     RAMONA                      CA       92065   SFD            7.750       7.000     $ 2,256.70        360
5861155     LOS ALTOS                   CA       94024   SFD            8.250       7.000     $ 4,131.97        360
5861161     ATHERTON                    CA       94027   SFD            8.250       7.000     $ 7,512.67        360
5861270     BETHANY BEACH               DE       19930   SFD            8.500       7.000     $ 1,229.65        360
5861366     SAN FRANCISCO               CA       94109   LCO            8.375       7.000     $ 2,751.47        360
5861418     BEVERLY HILLS               MI       48025   SFD            8.625       7.000     $ 2,163.04        360
5861421     MAGALIA                     CA       95954   SFD            8.625       7.000     $ 1,177.58        360
5861435     SAINT GEORGE ISLAND         FL       32329   SFD            8.125       7.000     $ 3,118.49        360
5861480     DESTIN                      FL       32541   SFD            7.875       7.000     $ 2,809.65        360
5861504     FORTVILLE                   IN       46040   SFD            7.500       7.000     $ 2,027.73        360
5861532     MIAMI                       FL       33196   SFD            8.375       7.000     $ 1,710.17        360
5861678     SOQUEL                      CA       95073   SFD            8.250       7.000     $ 2,426.60        360
5861719     AUSTIN                      TX       78746   LCO            8.125       7.000     $ 4,612.40        360
5861859     LAGUNA NIGUEL               CA       92677   SFD            8.875       7.000     $ 2,685.31        360
5861931     WEST HARRISON               NY       10604   SFD            8.250       7.000     $ 5,634.50        360
5861986     CLAYTON                     CA       94517   SFD            8.500       7.000     $ 3,567.76        360
5862008     SANTA BARBARA               CA       93103   SFD            8.125       7.000     $ 3,813.47        360
5862130     SAN JOSE                    CA       95148   SFD            9.250       7.000     $ 4,993.64        360
5862152     SAN JOSE                    CA       95125   SFD            8.125       7.000     $ 2,168.10        360
5862156     OCEOLA TOWNSHIP             MI       48843   SFD            8.250       7.000     $ 3,756.34        360
5862167     SAN JOSE                    CA       95132   SFD            8.750       7.000     $ 2,438.77        360
5862201     FRIENDSWOOD                 TX       77546   SFD            8.000       7.000     $ 2,392.81        360
5862215     JACKSONVILLE                FL       32259   SFD            7.875       7.000     $ 2,426.09        360
5862261     QUECHEE                     VT       05059   SFD            8.750       7.000     $ 2,360.11        360
5862457     DANVILLE                    CA       94526   SFD            8.125       7.000     $ 4,826.24        360
5862479     GILROY                      CA       95020   SFD            8.750       7.000     $ 2,399.44        360
5862578     MIAMI BEACH                 FL       33140   SFD            8.875       7.000     $ 2,277.14        360
5862638     NORTHPORT                   NY       11768   PUD            8.000       7.000     $ 3,866.94        360
5862668     MORGAN HILL                 CA       95037   SFD            8.000       7.000     $ 2,410.42        360
5862688     NAPLES                      FL       34108   SFD            8.250       7.000     $ 2,328.93        360
5862691     SAN CLEMENTE                CA       92672   SFD            8.875       7.000     $ 6,741.50        360
5862710     YORBA LINDA                 CA       92886   SFD            8.000       7.000     $ 3,052.47        360
5862728     OCEANSIDE                   CA       92057   SFD            8.250       7.000     $ 1,021.73        360
5862731     ATLANTA                     GA       30307   SFD            8.625       7.000     $ 3,888.95        360
5862786     KENTFIELD                   CA       94904   SFD            7.750       7.000     $ 4,062.06        360
5862873     LAS VEGAS                   NV       89149   SFD            8.250       7.000     $ 2,232.76        360
5862898     SPRINGBORO                  OH       45066   SFD            8.000       7.000     $ 2,883.70        360
5862912     CORVALLIS                   OR       97330   SFD            7.875       7.000     $ 2,034.54        360
5862918     LANCASTER                   CA       93535   SFD            9.375       7.000     $ 1,616.92        360
5862923     LOS ANGELES                 CA       90069   SFD            8.375       7.000     $ 3,557.14        360
5862938     NAPLES                      FL       34108   HCO            8.000       7.000     $ 2,839.67        360
5862980     EL CAJON                    CA       92019   SFD            8.125       7.000     $ 2,384.91        360
5863043     BARRINGTON                  IL       60010   SFD            9.125       7.000     $ 3,658.09        360
5863050     SANTA FE                    NM       87501   SFD            8.250       7.000     $ 2,103.55        360
5863073     BEDFORD                     NH       03110   SFD            8.875       7.000     $ 2,229.40        360
5863141     SAN ANTONIO                 TX       78248   SFD            8.000       7.000     $ 2,471.32        360
5863144     SAN FRANCISCO               CA       94112   SFD            8.250       7.000     $ 2,554.31        360
5863190     WELLESLEY                   MA       02181   SFD            8.750       7.000     $ 2,714.12        360
5863193     SAN FRANCISCO               CA       94114   LCO            8.625       7.000     $ 2,955.61        360
5863208     ALAMEDA                     CA       94501   SFD            8.625       7.000     $ 2,329.49        360
5863265     ASHBURN                     VA       20147   SFD            8.125       7.000     $ 2,450.24        360
5863390     DULUTH                      GA       30097   SFD            7.875       7.000     $ 6,163.09        360
5863402     SAN DIEGO                   CA       92130   SFD            7.750       7.000     $ 3,490.37        360
5863426     SAN MARCOS                  CA       92069   SFD            8.000       7.000     $ 1,834.42        360
5863442     ATLANTA                     GA       30350   SFD            8.125       7.000     $ 2,784.36        360
5863443     SAN JOSE                    CA       95124   SFD            8.125       7.000     $ 2,903.16        360
5863463     SAN JOSE                    CA       95132   SFD            8.125       7.000     $ 2,969.99        360
5863464     SAN JOSE                    CA       95136   SFD            8.375       7.000     $ 3,025.09        360
5863476     UNION CITY                  CA       94587   SFD            8.500       7.000     $ 3,729.23        360
5863503     MOUNDS                      OK       74047   SFD            8.375       7.000     $ 2,280.22        360
5863520     DENVER                      CO       80209   SFD            7.875       7.000     $ 3,335.32        360
5863521     EAST HILLS                  NY       11577   SFD            8.500       7.000     $ 2,768.09        360
5863557     CARLSBAD                    CA       92009   SFD            8.125       7.000     $ 2,208.93        360
5863608     COVINA                      CA       90000   SFD            8.125       7.000     $ 2,429.45        360
5863633     THOUSAND OAKS               CA       91362   SFD            8.250       7.000     $ 6,761.40        360
5863773     BONSALL                     CA       92003   SFD            8.000       7.000     $ 3,301.95        360
5863795     FRESNO                      CA       93720   SFD            8.000       7.000     $ 4,769.94        358
5863876     CUPERTINO                   CA       95014   SFD            8.125       7.000     $ 3,170.47        360
5863984     FORT LAUDERDALE             FL       33305   SFD            8.750       7.000     $ 5,369.24        360
5864182     HOLMDEL                     NJ       07733   SFD            8.375       7.000     $ 4,525.47        360
5864192     ROCKLIN                     CA       95677   SFD            8.125       7.000     $ 2,870.87        360
5864201     CLAYTON                     CA       94517   SFD            8.250       7.000     $ 3,299.56        360
5864339     GLENDALE                    CA       91214   SFD            8.125       7.000     $ 3,151.16        360
5864373     COLORADO SPRINGS            CO       80919   SFD            8.000       7.000     $ 2,711.99        360
5864384     SUNNYVALE                   CA       94087   SFD            8.750       7.000     $ 2,979.24        360
5864393     LITTLE ROCK                 AR       72223   SFD            8.000       7.000     $ 2,054.54        360
5864469     HAYWARD                     CA       94541   SFD            8.500       7.000     $ 2,749.64        360
5864505     HUMMELSTOWN                 PA       17036   SFD            8.250       7.000     $ 4,883.23        360
5864529     REDWOOD CITY                CA       94063   SFD            8.250       7.000     $ 2,257.56        360
5864564     CAMARILLO                   CA       93012   SFD            8.250       7.000     $ 3,737.55        360
5864589     PRESCOTT                    AZ       86305   SFD            8.250       7.000     $ 3,606.08        360
5864595     OAKLAND                     CA       94605   PUD            8.250       7.000     $ 2,591.87        360
5864599     HUTTO                       TX       78634   SFD            8.625       7.000     $ 3,298.61        360
5864603     COPPELL                     TX       75019   SFD            8.375       7.000     $ 2,523.44        360
5864609     CASTRO VALLEY               CA       94546   SFD            8.250       7.000     $ 2,186.19        360
5864612     CYPRESS                     TX       77429   SFD            8.125       7.000     $ 3,860.99        360
5864619     SCOTTSDALE                  AZ       85259   PUD            8.250       7.000     $ 2,208.72        360
5864669     WILMINGTON                  MA       01887   SFD            8.375       7.000     $ 2,280.22        360
5864682     BALLWIN                     MO       63021   SFD            8.250       7.000     $ 2,178.68        360
5864697     SEA GIRT                    NJ       08750   SFD            8.125       7.000     $ 2,969.99        360
5864712     BYFIELD                     MA       01922   SFD            7.750       7.000     $ 2,041.77        360
5864718     MEQUON                      WI       53092   SFD            8.000       7.000     $ 2,296.69        360
5864722     ST LOUIS                    MO       63119   SFD            8.500       7.000     $ 2,168.34        360
5864763     SAN MATEO                   CA       94402   PUD            8.125       7.000     $ 3,044.24        360
5864786     WINDSOR                     CA       95492   SFD            8.250       7.000     $ 2,128.34        360
5864802     DESOTO                      TX       75115   SFD            8.250       7.000     $ 3,209.41        360
5864882     SAN JOSE                    CA       95126   SFD            8.375       7.000     $ 3,101.09        360
5864909     DALLAS                      TX       75231   SFD            7.875       7.000     $ 2,102.70        360
5864912     GLEN RIDGE                  NJ       07028   SFD            8.625       7.000     $ 3,602.73        360
5864917     APTOS                       CA       95003   SFD            7.625       7.000     $ 2,654.23        360
5864951     WOODSTOCK                   GA       30188   SFD            8.125       7.000     $ 2,200.77        360
5864952     MIDWAY                      UT       84049   SFD            8.250       7.000     $ 2,073.50        360
5864969     LOS GATOS                   CA       95033   SFD            8.250       7.000     $ 2,167.40        360
5864973     WALPOLE                     MA       02081   SFD            8.250       7.000     $ 3,035.12        360
5865077     BONITA SPRINGS              FL       34134   LCO            7.875       7.000     $ 2,411.22        360
5865147     HOUSTON                     TX       77019   SFD            7.750       7.000     $ 2,622.07        360
5865522     NEW YORK                    NY       10001   HCO            8.375       7.000     $ 3,374.72        360
5865756     LAFAYETTE                   CA       94549   SFD            8.250       7.000     $ 3,125.27        360
5865807     PLAINVIEW                   NY       11803   SFD            8.500       7.000     $ 2,179.87        360
5865821     WALNUT CREEK                CA       94596   SFD            8.250       7.000     $ 2,163.65        360
5865831     SAN BRUNO                   CA       94066   SFD            8.250       7.000     $ 2,430.35        360
5866100     MIAMI BEACH                 FL       33140   SFD            8.125       7.000     $ 2,205.22        360
5866137     TAMPA                       FL       33629   SFD            8.250       7.000     $ 4,624.80        360
5866295     BILLERICA                   MA       01821   SFD            8.375       7.000     $ 2,499.12        360
5866324     MERRIMACK                   NH       03054   SFD            8.625       7.000     $ 2,683.38        360
5866613     HEMET                       CA       92545   SFD            7.750       7.000     $ 2,292.52        360
5866645     SAN MATEO                   CA       94403   SFD            8.500       7.000     $ 3,729.23        360
5866684     OREGON CITY                 OR       97045   SFD            8.125       7.000     $ 2,598.75        360
5866703     BROOKLYN                    NY       11201   COP            8.875       7.000     $ 1,575.38        360
5866705     OMAHA                       NE       68130   SFD            8.125       7.000     $ 2,227.49        360
5866723     DENVER                      CO       80209   SFD            8.500       7.000     $ 2,537.41        360
5866738     GRANTS PASS                 OR       97527   SFD            8.000       7.000     $ 2,568.18        360
5866755     AUSTIN                      TX       78746   SFD            8.125       7.000     $ 4,370.34        360
5866758     RYE                         NY       10580   SFD            8.375       7.000     $ 2,382.83        360
5866761     GARDEN CITY                 NY       11530   SFD            8.375       7.000     $ 2,356.22        360
5866769     WESTWOOD                    MA       02090   SFD            8.125       7.000     $ 2,375.99        360
5866818     MADISON                     WI       53719   SFD            8.000       7.000     $ 4,475.96        360
5867142     STATEN ISLAND               NY       10312   SFD            8.625       7.000     $ 2,722.26        360
5867207     BRADBURY                    CA       91010   SFD            8.500       7.000     $ 3,936.84        360
5867240     GLENCOE                     IL       60022   SFD            8.625       7.000     $ 7,194.56        360
5867336     MARYSVILLE                  WA       98271   SFD            8.125       7.000     $ 3,549.14        360
5867364     THOMPSON FALLS              MT       59873   SFD            8.000       7.000     $ 2,274.67        360
5867390     LOS ANGELES                 CA       90034   SFD            8.125       7.000     $ 3,563.99        360
5867412     NEW YORK                    NY       10016   HCO            8.000       7.000     $ 4,769.47        360
5867483     SAN JOSE                    CA       95129   SFD            8.250       7.000     $ 2,719.59        360
5867530     GREENLAWN                   NY       11740   SFD            8.375       7.000     $ 1,558.15        360
5867535     SAN DIEGO                   CA       92130   SFD            8.500       7.000     $ 2,450.91        360
5867540     PASADENA                    CA       91107   SFD            8.000       7.000     $ 2,377.40        360
5867554     BOULDER                     CO       80301   SFD            8.250       7.000     $ 2,914.92        360
5867568     BALL GROUND                 GA       30107   SFD            8.000       7.000     $ 2,788.31        360
5867605     SAN RAMON                   CA       94583   SFD            8.125       7.000     $ 2,732.39        360
5867947     SAN FRANCISCO               CA       94131   SFD            8.250       7.000     $ 3,606.08        360
5867950     MILPITAS                    CA       95035   SFD            8.125       7.000     $ 2,413.12        360
5867963     PORTLAND                    OR       97201   SFD            8.000       7.000     $ 2,288.61        360
5867970     PLEASANTON                  CA       94566   SFD            8.000       7.000     $ 4,402.59        360
5867996     SAN JOSE                    CA       95120   SFD            8.250       7.000     $ 2,207.22        360
5868072     PISMO BEACH                 CA       93449   SFD            8.250       7.000     $ 3,464.85        360
5868083     BRENTWOOD                   CA       94513   SFD            8.375       7.000     $ 2,432.24        360
5868111     PLEASANTON                  CA       94566   SFD            8.500       7.000     $ 5,228.61        360
5868157     SOQUEL                      CA       95073   SFD            8.125       7.000     $ 2,182.94        360
5868245     CLEARWATER                  FL       33767   HCO            8.375       7.000     $ 4,621.24        360
5868406     FRONTENAC                   MO       63131   SFD            7.875       7.000     $ 3,326.99        360
5868456     SAN JOSE                    CA       95125   SFD            7.875       7.000     $ 2,581.25        360
5868463     LA JOLLA                    CA       92037   SFD            8.375       7.000     $ 6,088.18        360
5868584     LIBERTYVLLE                 IL       60048   SFD            8.125       7.000     $ 3,229.86        360
5868657     HALF MOON BAY               CA       94019   SFD            8.000       7.000     $ 2,568.18        360
5868767     SAN JOSE                    CA       95128   SFD            8.250       7.000     $ 2,795.84        360
5868792     SALINAS                     CA       93907   SFD            8.000       7.000     $ 2,494.80        360
5868998     LOS ANGELES                 CA       90045   SFD            8.500       7.000     $ 2,337.50        360
5869069     WEST HARRISON               NY       10604   SFD            7.750       7.000     $ 3,582.07        360
5869241     SAN RAMON                   CA       94583   SFD            8.750       7.000     $ 2,674.79        360
5869247     SAN DIEGO                   CA       92101   HCO            7.875       7.000     $ 4,078.52        360
5869449     TEMPLETON                   CA       93465   SFD            8.250       7.000     $ 2,163.65        360
5869464     WALNUT CREEK                CA       94595   SFD            8.250       7.000     $ 3,386.71        360
5869481     CHARLOTTE                   NC       28277   SFD            8.000       7.000     $ 4,439.28        360
5869495     NEWTON                      MA       02468   SFD            8.250       7.000     $ 3,756.33        360
5869673     IRVINE                      CA       92620   SFD            8.125       7.000     $ 2,903.16        360
5869684     TORRANCE                    CA       90501   SFD            8.375       7.000     $ 2,607.05        360
5869698     MOORPARK                    CA       93021   SFD            8.125       7.000     $ 2,738.33        360
5869708     SAN RAFAEL                  CA       94903   SFD            8.000       7.000     $ 2,568.18        360
5869851     BROOKLYN                    NY       11209   SFD            7.875       7.000     $ 2,175.21        360
5869951     ASTORIA                     NY       11103   MF2            8.375       7.000     $ 3,021.29        360
5869963     FRESNO                      CA       93711   SFD            8.000       7.000     $ 3,852.27        360
5869975     OAKLAND                     CA       94610   SFD            8.375       7.000     $ 3,800.37        360
5870112     CINCINNATI                  OH       45243   SFD            8.750       7.000     $ 2,454.51        360
5870151     LONG BEACH                  CA       90803   SFD            8.250       7.000     $ 2,501.72        360
5870199     SALT LAKE CITY              UT       84103   SFD            8.000       7.000     $ 3,099.43        360
5870211     DENVILLE                    NJ       07834   SFD            8.500       7.000     $ 2,208.32        360
5870223     VERNON HILLS                IL       60061   SFD            8.750       7.000     $ 2,617.75        360
5870226     MAPLETON                    UT       84664   SFD            7.875       7.000     $ 2,537.75        360
5870233     ALBUQUERQUE                 NM       87122   SFD            8.125       7.000     $ 2,234.18        360
5870266     LONG GROVE                  IL       60047   SFD            8.125       7.000     $ 4,648.03        360
5870286     SANTA ROSA                  CA       95405   SFD            8.000       7.000     $ 2,091.23        360
5870322     CUPERTINO                   CA       95014   SFD            8.750       7.000     $ 4,523.53        360
5870373     GOLD RIVER                  CA       95670   SFD            8.375       7.000     $ 2,697.50        360
5870376     SAN CLEMENTE                CA       92672   SFD            8.500       7.000     $ 5,766.86        360
5870385     ENCINITAS                   CA       92024   SFD            8.375       7.000     $ 2,341.02        360
5870403     TRACY                       CA       95376   SFD            8.250       7.000     $ 2,073.50        360
5870416     GLENDALE                    CA       91208   SFD            8.000       7.000     $ 3,081.81        360
5870424     VAIL                        CO       81657   PUD            8.375       7.000     $ 3,040.29        360
5870427     SANTA CLARITA               CA       91355   LCO            8.250       7.000     $ 2,253.80        360
5870428     JAMESTOWN                   RI       02835   SFD            8.250       7.000     $ 2,313.90        360
5870444     SAN JOSE                    CA       95133   SFD            8.375       7.000     $ 2,964.28        360
5870458     MONUMENT                    CO       80132   SFD            8.000       7.000     $ 2,494.80        360
5870513     PORT ARANSAS                TX       78373   SFD            7.750       7.000     $ 4,656.68        360
5870680     NEW YORK                    NY       10128   HCO            8.000       7.000     $ 2,696.59        360
5870776     EAST SETAUKET               NY       11733   SFD            7.500       7.000     $ 2,684.99        360
5870810     AUSTIN                      TX       78735   SFD            7.750       7.000     $ 2,937.30        360
5870935     MIAMI                       FL       33133   SFD            7.875       7.000     $ 2,623.31        360
5870941     SEATTLE                     WA       98102   SFD            8.125       7.000     $ 3,118.49        360
5870952     EASTON                      MD       21601   SFD            7.875       7.000     $ 2,566.75        360
5870953     WHITTIER                    CA       90603   SFD            8.000       7.000     $ 2,926.99        360
5870962     AVON LAKE                   OH       44012   SFD            8.750       7.000     $ 2,945.41        360
5870978     OCEAN                       NJ       07712   SFD            8.250       7.000     $ 2,802.22        360
5870983     AUSTIN                      TX       78746   SFD            8.000       7.000     $ 4,769.47        360
5871037     BOCA RATON                  FL       33496   SFD            8.125       7.000     $ 2,689.70        360
5871071     KAYSVILLE                   UT       84037   SFD            8.250       7.000     $ 2,824.77        360
5871125     SAN MATEO                   CA       94403   SFD            7.750       7.000     $ 3,094.91        360
5871154     CHURCHVILLE                 PA       18966   SFD            8.375       7.000     $ 2,393.09        360
5871241     SUPERIOR                    CO       80027   SFD            8.125       7.000     $ 2,778.80        360
5871441     LOS ANGELES                 CA       90049   SFD            8.625       7.000     $ 6,455.66        360
5871475     SUNNYVALE                   CA       94087   SFD            8.250       7.000     $ 2,122.33        360
5871481     LA CANADA FLINTRIDGE        CA       91011   SFD            8.500       7.000     $ 4,613.49        360
5871554     PLANO                       TX       75093   SFD            7.750       7.000     $ 6,884.73        360
5871595     CARLSBAD                    CA       92009   SFD            8.125       7.000     $ 2,375.99        360
5871655     SEASIDE                     CA       93955   SFD            8.250       7.000     $ 2,374.00        360
5871824     MELVILLE                    NY       11747   SFD            7.750       7.000     $ 2,149.24        360
5871938     CHARLOTTE                   NC       28226   SFD            7.625       7.000     $ 2,689.62        360
5871948     MILFORD TOWNSHIP            MI       48381   SFD            8.250       7.000     $ 2,695.54        360
5871999     RICHMOND                    CA       94805   SFD            8.250       7.000     $ 2,599.39        360
5872189     YORBA LINDA                 CA       92886   SFD            8.750       7.000     $ 2,352.24        360
5872376     UNIVERSITY PARK             TX       75225   SFD            8.000       7.000     $ 4,458.35        360
5872505     STERLING                    VA       20165   PUD            7.875       7.000     $ 2,494.24        360
5872518     NAPLES                      FL       34105   LCO            8.625       7.000     $ 2,325.60        360
5872580     SAN JOSE                    CA       95128   SFD            8.750       7.000     $ 2,832.12        360
5872596     SANTA CLARA                 CA       95051   SFD            8.750       7.000     $ 2,541.04        360
5872601     SAN JOSE                    CA       95119   SFD            7.750       7.000     $ 2,328.34        360
5872606     GOLDEN                      CO       80401   SFD            7.875       7.000     $ 2,186.09        360
5872717     DANVILLE                    CA       94526   SFD            8.125       7.000     $ 3,229.87        360
5872836     ROCKVILLE CENTRE            NY       11570   SFD            8.250       7.000     $ 2,524.26        360
5873042     SAN JOSE                    CA       95124   SFD            8.500       7.000     $ 2,755.79        360
5873138     AUSTIN                      TX       78735   SFD            7.750       7.000     $ 4,656.68        360
5873216     SAN JOSE                    CA       95128   SFD            8.125       7.000     $ 3,482.32        360
5873225     DUBLIN                      CA       94568   SFD            8.375       7.000     $ 2,696.74        360
5873392     MOUNTAIN VIEW               CA       94043   SFD            8.750       7.000     $ 2,674.78        360
5873411     CAMPBELL                    CA       95008   SFD            8.250       7.000     $ 3,503.91        360
5873422     BERKELEY                    CA       94707   SFD            8.000       7.000     $ 4,696.09        360
5873425     GREENWOOD                   IN       46143   SFD            8.125       7.000     $ 2,524.49        360
5873435     TRUCKEE                     CA       96161   SFD            8.375       7.000     $ 2,614.65        360
5873518     GLEN RIDGE                  NJ       07028   SFD            8.250       7.000     $ 3,296.19        360
5873549     CONCORD                     MA       01742   SFD            8.000       7.000     $ 2,861.69        360
5873561     SAN JOSE                    CA       95127   SFD            8.250       7.000     $ 2,225.63        360
5873685     SAN MATEO                   CA       94401   SFD            8.250       7.000     $ 3,027.60        360
5873691     EDMOND                      OK       73034   SFD            8.000       7.000     $ 3,206.55        360
5873898     SAN CARLOS                  CA       94070   SFD            8.375       7.000     $ 3,374.72        360
5874035     IRVINE                      CA       92612   SFD            8.000       7.000     $ 4,417.26        360
5874088     SCOTTSDALE                  AZ       85255   SFD            7.750       7.000     $ 2,117.00        360
5874135     CASTLE ROCK                 CO       80104   PUD            7.875       7.000     $ 2,501.49        360
5874145     OAKLAND                     CA       94610   SFD            8.375       7.000     $ 4,149.99        360
5874148     IRVINE                      CA       92612   SFD            8.125       7.000     $ 3,148.19        360
5874155     ARLINGTON                   VA       22208   SFD            8.375       7.000     $ 2,952.88        360
5874169     HUNTINGTON BEACH            CA       92648   SFD            8.375       7.000     $ 3,420.33        360
5874201     PARK CITY                   UT       84098   SFD            8.125       7.000     $ 2,574.99        360
5874546     SAN JOSE                    CA       95125   SFD            7.750       7.000     $ 2,865.65        360
5874576     SAN DIEGO                   CA       92130   LCO            8.625       7.000     $ 2,905.05        360
5874583     ANAHEIM                     CA       92808   SFD            7.625       7.000     $ 2,229.56        360
5874646     WATERFORD                   MI       48329   SFD            8.125       7.000     $ 2,494.79        360
5874850     ALAMEDA                     CA       94502   SFD            8.375       7.000     $ 4,203.20        360
5874971     WALNUT CREEK                CA       94596   SFD            8.500       7.000     $ 2,306.75        360
5874981     GOTHA                       FL       34734   SFD            8.125       7.000     $ 2,450.25        360
5875049     LAGUNA NIGUEL               CA       92677   SFD            8.500       7.000     $ 7,689.14        360
5875101     QUEEN CREEK                 AZ       85242   SFD            8.250       7.000     $ 2,253.80        360
5875120     LAFAYETTE                   CA       94549   SFD            8.000       7.000     $ 2,127.92        360
5875148     SAN JOSE                    CA       95118   SFD            8.375       7.000     $ 2,394.23        360
5875153     GLEN ELLEN                  CA       95442   SFD            8.250       7.000     $ 2,818.75        360
5875168     HERMOSA BEACH               CA       90254   SFD            8.500       7.000     $ 4,521.21        360
5875180     SAN JOSE                    CA       95125   SFD            8.000       7.000     $ 2,788.31        360
5875183     REDONDO BEACH               CA       90278   SFD            8.000       7.000     $ 2,171.21        360
5875186     SCOTTSDALE                  AZ       85254   SFD            7.875       7.000     $ 2,135.33        360
5875191     TUCSON                      AZ       85749   SFD            8.250       7.000     $ 2,929.94        360
5875434     EAGLE                       ID       83616   SFD            8.125       7.000     $ 2,197.80        360
5875662     CHADDS FORD                 PA       19317   SFD            7.500       7.000     $ 4,446.88        240
5875705     DISCOVERY BAY               CA       94514   SFD            8.125       7.000     $ 2,814.06        360
5875719     DALY CITY                   CA       94015   SFD            8.125       7.000     $ 2,821.49        360
5875724     NORTHRIDGE                  CA       91326   SFD            8.375       7.000     $ 3,259.19        360
5875764     SAN JUAN CAPISTRANO         CA       92675   SFD            8.125       7.000     $ 2,283.18        360
5875782     LONGMONT                    CO       80501   SFD            8.375       7.000     $ 2,987.08        360
5875791     ARLINGTON                   MA       02474   SFD            8.250       7.000     $ 2,178.67        360
5875879     SAN JOSE                    CA       95121   SFD            8.375       7.000     $ 2,508.24        360
5875886     NOVATO                      CA       94945   SFD            7.875       7.000     $ 2,987.29        360
5876065     THOUSAND OAKS               CA       91362   SFD            7.750       7.000     $ 3,259.68        360
5876227     YORK                        PA       17404   SFD            8.750       7.000     $ 2,603.19        360
5876283     FAIRFIELD                   CA       94533   SFD            8.000       7.000     $ 2,171.94        360
5876300     LAKE FOREST                 IL       60045   SFD            8.750       7.000     $ 2,871.46        360
5876408     GEORGETOWN                  TX       78626   SFD            8.000       7.000     $ 3,668.82        360
5876539     ANN ARBOR                   MI       48108   SFD            8.125       7.000     $ 4,306.48        360
5876558     SANTA ROSA                  CA       95403   SFD            8.250       7.000     $ 2,133.60        360
5876752     PASADENA                    CA       91104   SFD            7.750       7.000     $ 2,675.80        360
5876769     MT VERNON                   NY       10552   SFD            8.250       7.000     $ 2,193.70        360
5876792     SAINT CHARLES               MO       63301   SFD            8.125       7.000     $ 3,712.49        360
5876810     MILL VALLEY                 CA       94941   SFD            8.250       7.000     $ 2,193.70        360
5876838     MANCHESTER                  MA       01944   SFD            7.625       7.000     $ 4,091.05        360
5877003     AUSTIN                      TX       78704   SFD            7.875       7.000     $ 2,523.25        360
5877079     PENSACOLA                   FL       32514   SFD            8.375       7.000     $ 2,234.62        360
5877177     DEL MAR                     CA       92014   SFD            7.875       7.000     $ 3,596.34        360
5877249     NAPA                        CA       94558   SFD            8.125       7.000     $ 3,103.64        360
5877255     LOS ANGELES                 CA       90046   SFD            7.875       7.000     $ 2,900.28        360
5877277     SAN JOSE                    CA       95148   SFD            8.250       7.000     $ 3,606.08        360
5877315     MOORPARK                    CA       91320   SFD            8.250       7.000     $ 2,460.40        360
5877397     ALISO VIEJO                 CA       92656   SFD            8.500       7.000     $ 3,004.91        360
5877632     PLEASANT HILL               CA       94523   SFD            8.000       7.000     $ 3,864.00        360
5877653     BOYNE CITY                  MI       49712   SFD            8.250       7.000     $ 3,080.20        360
5877783     UNION CITY                  CA       94587   SFD            8.500       7.000     $ 3,690.79        360
5877876     DAVIS                       CA       95616   SFD            8.125       7.000     $ 2,561.62        360
5877892     MORGAN HILL                 CA       95037   SFD            7.750       7.000     $ 4,656.68        360
5877894     FRESNO                      CA       93711   SFD            7.875       7.000     $ 2,864.03        360
5877919     CLOVIS                      CA       93611   SFD            8.250       7.000     $ 2,497.21        360
5877932     LITTLETON                   CO       80124   SFD            8.000       7.000     $ 2,531.49        360
5877933     SAN JOSE                    CA       95138   SFD            8.000       7.000     $ 3,301.94        360
5877943     FREMONT                     CA       94539   SFD            8.375       7.000     $ 3,876.37        360
5877953     EAST HAMPTON                CT       06424   SFD            8.500       7.000     $ 2,127.97        360
5877990     ELBERT                      CO       80106   SFD            8.250       7.000     $ 2,824.76        360
5878066     FAIRFIELD                   CT       06430   SFD            8.000       7.000     $ 3,434.02        360
5878073     BURBANK                     CA       91501   SFD            7.875       7.000     $ 2,387.65        360
5878075     LAS VEGAS                   NV       89106   SFD            8.500       7.000     $ 2,262.14        360
5878274     HAYWARD                     CA       94544   SFD            8.250       7.000     $ 3,045.26        360
5878303     COLORADO SPRINGS            CO       80906   SFD            8.000       7.000     $ 4,401.13        360
5878313     ALPINE                      UT       84004   SFD            7.875       7.000     $ 2,987.29        360
5878324     DARIEN                      CT       06820   SFD            8.000       7.000     $ 4,525.86        360
5878331     SAN DIEGO                   CA       92109   SFD            8.625       7.000     $ 4,005.62        360
5878334     SANTA CRUZ                  CA       95060   SFD            8.125       7.000     $ 2,969.99        360
5878347     WASHINGTON                  DC       20011   SFD            8.125       7.000     $ 2,197.79        360
5878361     CARLSBAD                    CA       92009   SFD            8.375       7.000     $ 2,227.01        360
5878455     RIDGEFIELD                  CT       06877   SFD            8.250       7.000     $ 2,629.44        360
5878669     NEWPORT BEACH               CA       92660   LCO            7.625       7.000     $ 3,078.91        360
5878678     WAYLAND                     MA       01778   SFD            7.875       7.000     $ 2,714.66        360
5878727     HUNTINGTON BEACH            CA       92648   SFD            7.625       7.000     $ 2,477.28        360
5879013     LAYTON                      UT       84040   SFD            8.000       7.000     $ 2,524.15        360
5879023     DILLON                      CO       80435   SFD            8.250       7.000     $ 3,887.80        360
5879032     BYRON CENTER                MI       49315   SFD            8.250       7.000     $ 2,633.19        360
5879039     DEDHAM                      MA       02026   SFD            8.125       7.000     $ 2,160.67        360
5879091     DALLAS                      TX       75218   SFD            8.125       7.000     $ 2,435.39        360
5879136     FOOTHILL RANCH  AREA        CA       92610   SFD            8.000       7.000     $ 2,129.76        360
5879152     SUPERIOR                    CO       80027   SFD            7.875       7.000     $ 2,900.28        360
5879398     LOS ALAMITOS                CA       90720   SFD            8.250       7.000     $ 2,621.92        360
5879402     PARK CITY                   UT       84098   SFD            8.125       7.000     $ 2,687.84        360
5879662     ENCINITAS                   CA       92024   SFD            8.250       7.000     $ 2,434.10        360
5879670     SAN JOSE                    CA       95127   SFD            8.250       7.000     $ 2,133.60        360
5879679     DUBLIN                      CA       94568   SFD            8.375       7.000     $ 2,622.25        360
5879708     SAN DIEGO                   CA       92128   SFD            7.500       7.000     $ 2,272.45        360
5879710     DISCOVERY BAY               CA       94514   SFD            8.250       7.000     $ 3,155.32        360
5879716     SOUTH PASADENA              CA       91030   SFD            7.875       7.000     $ 2,621.85        360
5880369     OAK RIDGE                   TN       37830   SFD            7.750       7.000     $ 2,091.92        360
5880839     HOLLISTER                   CA       95023   SFD            8.000       7.000     $ 2,678.24        360
5881090     NORTHBROOK                  IL       60062   SFD            8.625       7.000     $ 2,803.94        360
5881137     LAGUNA VISTA                TX       78578   LCO            7.625       7.000     $   601.63        360
5881173     MISSION VIEJO               CA       92692   SFD            7.750       7.000     $ 2,292.52        360
5881618     CINCINNATI                  OH       45236   SFD            8.125       7.000     $ 2,728.68        360
5881662     SAMMAMISH                   WA       98074   SFD            7.875       7.000     $ 2,508.74        360
5881921     EL CERRITO                  CA       94530   SFD            8.000       7.000     $ 3,081.81        360
5882020     PRINCETON                   MN       55371   SFD            8.000       7.000     $ 3,668.82        360
5882032     EDMOND                      OK       73003   SFD            8.250       7.000     $ 2,486.69        360
5882160     SAN RAFAEL                  CA       94903   SFD            8.000       7.000     $ 3,668.82        360
5882187     NEW ORLEANS                 LA       70116   SFD            8.250       7.000     $ 3,606.08        360
5882216     FREMONT                     CA       94555   SFD            7.875       7.000     $ 2,726.26        360
5882446     DELAWARE TOWNSHIP           NJ       08559   SFD            8.250       7.000     $ 1,967.57        360
5882713     LOS ANGELES                 CA       90025   SFD            8.625       7.000     $ 3,372.50        360
5882742     HERNDON                     VA       20170   SFD            7.125       6.858     $ 4,076.00        360
5882744     SAN DIEGO                   CA       92109   LCO            7.500       7.000     $ 2,852.80        360
5883573     BRUCE TOWNSHIP              MI       48062   SFD            8.250       7.000     $ 2,471.67        360
5885706     WENTZVILLE                  MO       63385   SFD            8.375       7.000     $ 3,313.92        360
5886993     MARTINEZ                    CA       94553   SFD            7.875       7.000     $ 2,613.88        360
5889573     SOUTH PADRE ISLAND          TX       78597   HCO            7.625       7.000     $ 2,250.79        360
5891165     SAN JOSE                    CA       95135   SFD            8.000       7.000     $ 4,769.47        360
5891388     FRENCHTOWN                  MT       59834   SFD            7.875       7.000     $ 2,262.22        360
5892539     CHARLOTTE                   NC       28211   SFD            7.500       7.000     $ 3,146.47        360
5892585     SAN FRANCISCO               CA       94109   HCO            7.625       7.000     $ 3,326.64        360
5892648     ROSWELL                     GA       30076   SFD            8.000       7.000     $ 4,732.79        360
5893195     PASADENA                    CA       91105   SFD            8.000       7.000     $ 2,729.61        360
5894063     JERSEY CITY                 NJ       07305   HCO            8.375       7.000     $ 1,143.91        360
5894680     WOBURN                      MA       01801   SFD            8.625       7.000     $ 2,706.09        360
5894956     FAIRFAX                     VA       22033   SFD            7.500       7.000     $ 2,601.08        360
5895293     SUMMIT                      NJ       07901   SFD            8.375       7.000     $ 4,940.47        360
5895403     VERNON HILLS                IL       60061   SFD            9.000       7.000     $ 2,227.20        360
5895851     CHAMPLIN                    MN       55316   SFD            8.000       7.000     $ 2,308.42        360
5897059     GAINESVILLE                 FL       32607   SFD            8.250       7.000     $ 2,865.03        360
5897566     LA JOLLA                    CA       92037   SFD            7.500       7.000     $ 2,971.67        360
5899052     ALPHARETTA                  GA       30004   SFD            8.250       7.000     $ 3,455.83        360
5899343     HOOKSETT                    NH       03106   SFD            8.000       7.000     $ 2,142.60        360
5904030     MISSION VIEJO               CA       92692   SFD            8.000       7.000     $ 2,802.98        360
5904961     GREAT NECK ESTATES          NY       11020   SFD            8.000       7.000     $ 3,375.32        360
6779865     HUDSON                      WI       54016   SFD            7.500       7.000     $ 2,908.73        360
7500270     CENTREVILLE                 DE       19807   SFD            8.625       7.000     $ 6,533.43        360
7688373     PRINCETON                   NJ       08540   SFD            8.250       7.000     $ 3,793.90        360
7712695     FARMINGTON                  NM       87402   SFD            8.250       7.000     $ 4,026.79        360
7912713     BULLHEAD CITY               AZ       86426   SFD            8.250       7.000     $ 2,174.92        360
7939667     PLAQUEMINE                  LA       70764   SFD            8.000       7.000     $ 2,993.76        360
7958626     DENVER                      NC       28037   SFD            8.375       7.000     $ 2,383.69        360
7959887     CHAPEL HILL                 NC       27514   SFD            8.000       7.000     $ 3,434.02        360
7962747     SOUTH BRUNSWICK             NJ       08540   SFD            8.625       7.000     $ 3,055.72        360
7970794     LANDENBERG                  PA       19350   SFD            7.750       7.000     $ 2,736.69        360
7984361     SUMMERFIELD                 NC       27358   SFD            8.500       7.000     $ 2,410.54        360
7990019     VIENNA                      VA       22182   SFD            8.000       7.000     $ 3,797.23        360
7993127     BOOTHWYN                    PA       19061   SFD            8.375       7.000     $ 2,131.70        360
7996712     BRADENTON                   FL       34202   SFD            8.500       7.000     $ 2,763.73        360
7997518     COLORADO SPRINGS            CO       80920   SFD            8.250       7.000     $ 4,116.94        360
8001283     RENO                        NV       89511   SFD            8.500       7.000     $ 3,928.38        360
8040888     OAKTON                      VA       22124   SFD            8.125       7.000     $ 4,826.23        360
8045292     E. BRUNSWICK TWP.           NJ       08816   SFD            8.875       7.000     $ 2,701.06        360
8048600     LAKE ELMO                   MN       55042   SFD            8.250       7.000     $ 2,529.51        360
8049556     FRISCO                      CO       80443   SFD            8.125       7.000     $ 3,712.49        360
8052174     NORTON                      MA       02766   SFD            8.000       7.000     $ 3,157.16        360
8061940     CANYON LAKE                 TX       78133   SFD            8.500       7.000     $ 2,847.67        360
8067722     GERMANTOWN                  MD       20874   SFD            8.250       7.000     $ 2,848.05        360
8069340     THORNTON                    CO       80241   SFD            8.500       7.000     $ 3,844.57        360
8072703     FAIRFAX                     VA       22033   SFD            7.875       7.000     $ 2,864.02        360
8078902     ROSEVILLE                   CA       95661   SFD            8.250       7.000     $ 3,030.61        360
8079827     PITTSBORO                   NC       27312   SFD            8.375       7.000     $ 2,641.71        360
8084318     LANDENBERG                  PA       19350   SFD            7.625       7.000     $ 5,385.40        360
8090031     ELLICOTT CITY               MD       21043   SFD            8.000       7.000     $ 2,538.83        360
8090413     COTTAGE GROVE               MN       55016   SFD            8.250       7.000     $ 2,123.97        360
8091391     WEST NYACK                  NY       10994   SFD            8.625       7.000     $ 2,411.15        360
8093151     PLAQUEMINE                  LA       70764   SFD            8.125       7.000     $ 2,290.60        360
8093368     HIGHLANDS RANCH             CO       80129   SFD            7.875       7.000     $ 2,283.97        360
8094978     ST PAUL                     MN       55116   SFD            8.000       7.000     $ 3,522.07        360
8103606     HOCKESSIN                   DE       19707   SFD            7.875       7.000     $ 2,559.24        360
8105281     MARRIOTTSVILLE              MD       21104   SFD            7.875       7.000     $ 3,016.29        360
8106355     SPARKS                      MD       21152   SFD            8.500       7.000     $ 3,869.71        360
8110022     EDINA                       MN       55436   SFD            8.625       7.000     $ 3,764.50        360
8110902     FT WORTH                    TX       76132   SFD            8.125       7.000     $ 2,880.89        360
8111824     DANVILLE                    CA       94526   SFD            8.125       7.000     $ 3,185.31        360
8114867     VIENNA                      VA       22181   SFD            7.750       7.000     $ 2,865.65        360
8115026     AMBLER                      PA       19002   SFD            8.500       7.000     $ 2,828.99        360
8116012     POTOMAC FALLS               VA       20165   SFD            7.750       7.000     $ 2,689.12        360
8117561     OMAHA                       NE       68130   SFD            8.250       7.000     $ 7,137.03        360
8120947     ROSEVILLE                   CA       95678   SFD            8.250       7.000     $ 2,439.74        360
8121802     MANHEIM                     PA       17545   SFD            8.500       7.000     $ 3,844.57        360
8125442     WASHINGTON                  DC       20015   SFD            8.125       7.000     $ 2,257.19        360
8126115     FULTON                      MD       20759   SFD            8.250       7.000     $ 2,629.43        360
8126205     COTO DE CAZA                CA       92679   SFD            8.000       7.000     $ 3,673.96        360
8126654     LINCOLN                     RI       02865   SFD            8.375       7.000     $ 2,675.45        360
8126877     DARNESTOWN                  MD       20878   SFD            8.000       7.000     $ 3,496.02        360
8126911     COLORADO SPRINGS            CO       80918   SFD            8.375       7.000     $ 2,791.43        360
8130630     EDEN PRAIRIE                MN       55347   SFD            8.000       7.000     $ 2,935.06        360
8132228     HEATH                       TX       75032   SFD            8.125       7.000     $ 2,435.39        360
8138515     MIDDLEBURG                  VA       20117   SFD            8.000       7.000     $ 4,035.71        360
8140528     EDEN PRAIRIE                MN       55347   SFD            8.375       7.000     $ 3,101.09        360
8151850     KELLER                      TX       76262   SFD            8.375       7.000     $ 3,185.84        360
8152979     MIDLAND                     TX       79707   SFD            8.250       7.000     $ 2,734.61        360
8154059     MESA                        CO       81643   SFD            8.125       7.000     $ 2,524.49        360
8156334     ELKRIDGE                    MD       21075   SFD            8.250       7.000     $ 2,279.72        360
8157114     CHESTERFIELD                VA       23832   SFD            7.875       7.000     $ 2,465.24        360
8157151     ELKRIDGE                    MD       21075   SFD            8.125       7.000     $ 2,198.53        360
8157648     KEY WEST                    FL       33040   SFD            8.375       7.000     $ 4,466.58        356
8157688     MARRIOTTSVILLE              MD       21104   SFD            8.000       7.000     $ 2,300.15        360
8162947     ALBUQUERQUE                 NM       87122   SFD            7.875       7.000     $ 2,392.73        360
8165082     HENDERSON                   NV       89052   SFD            8.375       7.000     $ 2,834.86        360
8167638     HENDERSON                   NV       89052   SFD            8.625       7.000     $ 2,324.58        360
8168181     MORRISVILLE                 NC       27513   SFD            8.000       7.000     $ 2,591.45        360
8169530     SACRAMENTO                  CA       95829   SFD            8.000       7.000     $ 2,096.73        360
8171667     ELKRIDGE                    MD       21075   SFD            8.125       7.000     $ 2,445.41        360
8172120     RIVERSIDE                   CA       92508   SFD            8.625       7.000     $ 2,200.76        360
8174834     CUMMING                     GA       30041   SFD            8.250       7.000     $ 2,960.74        360
8174896     ANNAPOLIS                   MD       21403   SFD            8.375       7.000     $ 2,128.37        355
8176735     LINCROFT                    NJ       07738   SFD            8.375       7.000     $ 2,614.65        360
8178308     PHOENIXVILLE                PA       19460   SFD            8.125       7.000     $ 2,227.49        360
8179847     CUMMING                     IA       50061   SFD            8.500       7.000     $ 2,237.54        360
8181435     SALT LAKE CITY              UT       84103   SFD            8.375       7.000     $ 7,600.72        360
8181711     SOUTHLAKE                   TX       76092   SFD            8.375       7.000     $ 2,348.81        355
8181771     AUSTIN                      TX       78701   SFD            7.500       7.000     $ 2,657.02        360
8182887     IRVINE                      CA       92618   SFD            8.500       7.000     $ 2,829.60        360
8183207     FALLBROOK                   CA       92028   SFD            8.625       7.000     $ 2,930.09        360
8183455     DARNESTOWN                  MD       20878   SFD            7.625       7.000     $ 3,110.75        360
8189358     CARMEL                      IN       46033   SFD            8.375       7.000     $ 3,306.31        360
8192224     CLARKSBURG                  MD       20871   SFD            8.250       7.000     $ 2,662.11        360
8192615     ATLANTA                     GA       30342   SFD            8.125       7.000     $ 2,413.12        360
8193325     ELKRIDGE                    MD       21075   SFD            7.750       7.000     $ 2,122.73        360
8195556     BARRINGTON                  IL       60010   SFD            8.375       7.000     $ 4,026.99        356
8196789     ARVADA                      CO       80004   SFD            8.500       7.000     $ 4,031.76        360
8200021     CENTREVILLE                 VA       20120   SFD            8.500       7.000     $ 2,840.18        360
8200847     POOLESVILLE                 MD       20837   SFD            7.875       7.000     $ 2,045.78        360
8202173     OMAHA                       NE       68116   SFD            8.250       7.000     $ 2,390.49        360
8202278     LEESBURG                    VA       20175   SFD            7.875       7.000     $ 2,029.47        360
8205019     BETHESDA                    MD       20817   SFD            8.375       7.000     $ 3,013.05        357
8209210     SOUTHLAKE                   TX       76092   SFD            8.500       7.000     $ 4,441.24        360
8209638     ROCKVILLE                   MD       20852   SFD            8.125       7.000     $ 2,227.49        360
8213433     CARLSBAD                    CA       92008   SFD            8.250       7.000     $ 2,474.72        360
8217300     BURTONSVILLE                MD       20866   SFD            7.875       7.000     $ 2,256.42        360
8223178     IRVINE                      CA       92618   SFD            8.000       7.000     $ 2,648.52        360
8237429     UKIAH                       CA       95482   SFD            8.375       7.000     $ 2,108.79        357
8237892     ROSEVILLE                   CA       95661   SFD            8.125       7.000     $ 2,561.62        360
8238711     EL DORADO HILLS             CA       95762   SFD            7.750       7.000     $ 2,269.59        360
8241917     CARLSBAD                    CA       92009   SFD            8.500       7.000     $ 2,500.78        360
8244086     PLYMOUTH                    MN       55440   SFD            8.000       7.000     $ 2,384.73        360
8248653     APTOS                       CA       95003   SFD            8.375       7.000     $ 2,341.02        360
8252636     BETHESDA                    MD       20814   SFD            8.625       7.000     $ 4,056.95        360
8252780     CENTREVILLE                 VA       20120   SFD            8.125       7.000     $ 2,642.70        360
8253958     THE WOODLANDS               TX       77382   SFD            8.250       7.000     $ 2,517.10        360
8260672     COLORADO SPRINGS            CO       80906   SFD            8.750       7.000     $ 2,447.26        360
8261642     GERMANTOWN                  MD       20874   SFD            7.875       7.000     $ 2,484.45        360
8261875     KERRVILLE                   TX       78028   SFD            8.625       7.000     $ 2,722.26        360
8262350     MARGATE                     NJ       08402   SFD            8.875       7.000     $ 3,978.22        360
8262522     GIRDWOOD                    AK       99587   SFD            8.375       7.000     $ 4,522.43        360
8262983     DENVER                      CO       80209   SFD            8.250       7.000     $ 5,183.74        360
8267350     HOUSTON                     TX       77005   SFD            8.000       7.000     $ 3,874.28        360
8268566     SILVER SPRING               MD       20906   SFD            8.875       7.000     $ 2,542.09        360
8274914     MILLERSVILLE                MD       21108   SFD            8.625       7.000     $ 2,570.59        360
8275538     SIMI VALLEY                 CA       93063   SFD            8.500       7.000     $ 2,303.66        360
8275693     SCOTTSDALE                  AZ       85259   SFD            8.625       7.000     $ 4,557.85        360
8276971     MINNEAPOLIS                 MN       55403   SFD            8.000       7.000     $ 3,261.33        360
8277111     ANAHEIM HILLS               CA       92808   SFD            8.125       7.000     $ 4,180.26        360
8283777     NEW PRAGUE                  MN       56071   SFD            8.375       7.000     $ 2,857.11        360
8285486     LINCOLNSHIRE                IL       60069   SFD            9.000       7.000     $ 2,277.09        360
8286918     COLUMBUS                    OH       43215   HCO            8.500       7.000     $ 2,491.28        360
8287101     FULLERTON                   CA       92835   SFD            7.875       7.000     $ 2,871.27        360
8287304     AVONDALE                    PA       19311   SFD            7.625       7.000     $ 2,282.61        360
8287480     ANDOVER                     MN       55304   SFD            8.250       7.000     $ 2,265.82        360
8293358     HERCULES                    CA       94547   SFD            8.125       7.000     $ 2,380.97        360
8295470     SNOWMASS VILLAGE            CO       81615   LCO            8.375       7.000     $ 3,169.50        360
8295475     FAIRFAX STATION             VA       22039   SFD            7.625       7.000     $ 3,437.05        360
8296823     CANTON                      MI       48188   SFD            9.125       7.000     $ 2,326.99        360
8301510     SAN DIEGO                   CA       92128   LCO            8.875       7.000     $ 2,363.07        360
8301659     SANTA CLARITA               CA       91350   SFD            8.875       7.000     $ 2,227.65        360
8304128     SACRAMENTO                  CA       95834   SFD            8.125       7.000     $ 2,446.94        360
8304905     VIRGINIA BEACH              VA       23452   SFD            7.875       7.000     $ 2,898.83        360
8305381     TARPON SPRINGS              FL       34689   SFD            8.000       7.000     $ 2,090.50        360
8305966     PEORIA                      IL       61615   SFD            8.875       7.000     $ 2,741.00        360
8307392     ARLINGTON                   VA       22207   SFD            8.250       7.000     $ 2,404.05        360
8308548     EAST LEROY                  MI       49051   SFD            8.500       7.000     $ 2,214.47        360
8308559     ANTIOCH                     CA       94509   SFD            8.500       7.000     $ 2,652.37        360
8309710     KIHEI                       HI       96753   SFD            8.875       7.000     $ 4,773.87        360
8310861     SANTA MONICA                CA       90401   LCO            8.000       7.000     $ 3,668.82        360
8313007     MESA                        AZ       85207   SFD            8.250       7.000     $ 2,858.64        360
8314207     FLOSSMOOR                   IL       60422   SFD            9.000       7.000     $ 2,602.95        360
8314252     WAUKEE                      IA       50263   SFD            8.000       7.000     $ 3,301.94        360
8314260     SEDONA                      AZ       86336   SFD            8.500       7.000     $ 2,459.91        360
8314707     CARMEL                      IN       46033   SFD            8.875       7.000     $ 2,333.63        360
8316152     BEAUMONT                    TX       77706   SFD            8.750       7.000     $ 2,706.25        360
8316313     STILLWATER                  MN       55082   SFD            8.250       7.000     $ 2,235.77        360
8317610     MOULTONBOROUGH              NH       03301   SFD            8.250       7.000     $ 2,629.43        360
8318049     DALLAS                      TX       75225   SFD            8.375       7.000     $ 7,600.72        360
8321026     NAPERVILLE                  IL       60564   SFD            8.875       7.000     $ 2,590.62        360
8322137     MELVILLE                    NY       11747   SFD            8.375       7.000     $ 3,192.30        360
8322376     MASSAPEQUA                  NY       11758   SFD            8.750       7.000     $ 2,360.10        360
8323147     CLARKSVILLE                 MD       21029   SFD            8.000       7.000     $ 3,301.21        360
8323512     MAY TOWNSHIP                MN       55047   SFD            8.375       7.000     $ 3,198.39        360
8326090     HAILEY                      ID       83333   SFD            8.375       7.000     $ 2,280.22        360
8326445     OAKLAND                     CA       94618   MF2            8.375       7.000     $ 3,119.34        360
8326983     HAYWARD                     CA       94541   SFD            7.875       7.000     $ 2,102.70        360
8327171     CARY                        IL       60013   SFD            8.750       7.000     $ 2,741.65        360
8327656     HAWTHORN WOODS              IL       60047   SFD            8.375       7.000     $ 2,926.28        360
8330082     GROTON                      MA       01450   SFD            8.375       7.000     $ 2,280.22        360
8330743     WINNETKA                    IL       60093   SFD            8.875       7.000     $ 5,410.39        360
8330779     ST CHARLES                  IL       60175   SFD            9.000       7.000     $ 2,619.05        360
8330976     CUPERTINO                   CA       95014   SFD            8.000       7.000     $ 3,522.07        360
8331603     MINNETONKA                  MN       55345   SFD            8.875       7.000     $ 2,729.07        360
8331766     KENILWORTH                  IL       60043   SFD            9.000       7.000     $ 8,030.14        360
8332208     EAST HAMPTON                NY       11937   SFD            8.125       7.000     $ 3,558.05        360
8332478     BARRINGTON                  IL       60010   SFD            8.875       7.000     $ 4,033.92        360
8333050     NISSWA                      MN       56468   SFD            8.625       7.000     $ 3,287.83        360
8333365     GREER                       SC       29650   SFD            8.250       7.000     $ 2,350.22        360
8334008     EATON                       CO       80620   SFD            8.375       7.000     $ 3,002.29        360
8335547     LAKE HAVASU CITY            AZ       86406   SFD            8.625       7.000     $ 2,722.26        360
8335769     GOLETA                      CA       93117   SFD            8.125       7.000     $ 3,341.24        360
8335915     SAN CLEMENTE                CA       92672   SFD            8.625       7.000     $ 3,103.38        360
8336492     MORGAN HILL                 CA       95037   SFD            8.375       7.000     $ 2,698.26        360
8336595     FREMONT                     CA       94536   SFD            8.750       7.000     $ 2,808.52        360
8336689     BEDFORD                     MA       01730   SFD            8.500       7.000     $ 4,612.71        360
8337329     HARLINGEN                   TX       78552   SFD            8.125       7.000     $ 3,860.99        360
8337698     MOUND                       MN       55364   SFD            8.125       7.000     $ 2,405.69        360
8337830     FORT COLLINS                CO       80525   SFD            8.000       7.000     $ 2,497.73        360
8338517     EDINA                       MN       55439   SFD            8.125       7.000     $ 2,227.50        360
8339248     MONTGOMERY TWP              NJ       08502   SFD            8.000       7.000     $ 2,384.73        360
8339266     ASHBURN                     VA       20147   SFD            8.250       7.000     $ 2,317.66        360
8340378     WEIMAR                      CA       95736   SFD            8.250       7.000     $ 2,667.00        360
8340604     SURRY                       ME       04684   SFD            8.375       7.000     $ 2,280.22        360
8341140     WEST COVINA                 CA       91791   SFD            8.250       7.000     $ 3,192.88        360
8341147     CARLSBAD                    CA       92009   SFD            8.250       7.000     $ 3,005.07        360
8341636     HOUSTON                     TX       77079   SFD            8.250       7.000     $ 2,524.26        360
8341910     NEW ULM                     TX       78950   SFD            8.250       7.000     $ 3,211.66        360
8342607     FLOWER MOUND                TX       75022   SFD            8.625       7.000     $ 2,464.19        300
8342612     CHICAGO                     IL       60613   SFD            8.375       7.000     $ 4,104.39        360
8342767     CHATHAM                     NJ       07928   SFD            8.875       7.000     $ 2,673.37        360
8342771     WARREN                      NJ       07059   SFD            8.750       7.000     $ 2,753.46        360
8342772     LIVINGSTON                  NJ       07039   SFD            8.750       7.000     $ 3,492.95        360
8342775     BRIDGEWATER                 NJ       08807   SFD            8.875       7.000     $ 2,514.24        360
8343268     MALVREN                     PA       19355   SFD            8.375       7.000     $ 2,493.04        360
8344026     NAPERVILLE                  IL       60565   SFD            8.875       7.000     $ 3,047.32        360
8344676     EDEN PRAIRIE                MN       55347   SFD            8.000       7.000     $ 3,925.65        360
8344689     NAPERVILLE                  IL       60565   SFD            8.875       7.000     $ 4,694.31        360
8345367     MIAMI                       FL       33157   SFD            8.125       7.000     $ 2,962.56        360
8345416     BURR RIDGE                  IL       60521   SFD            8.875       7.000     $ 3,198.50        360
8345593     WILLISTOWN TWP              PA       19355   SFD            8.250       7.000     $ 2,554.31        360
8345624     MINNETONKA                  MN       55345   SFD            8.125       7.000     $ 3,890.69        360
8346046     PARK RIDGE                  IL       60068   SFD            8.500       7.000     $ 2,435.92        360
8346063     RIVER FOREST                IL       60305   SFD            8.875       7.000     $ 3,779.32        360
8347337     PORTLAND                    OR       97223   SFD            8.250       7.000     $ 2,106.55        360
8348076     PAGOSA SPRINGS              CO       81147   SFD            8.250       7.000     $ 2,704.56        360
8348097     RENO                        NV       89511   SFD            8.125       7.000     $ 2,591.32        360
8348904     VERNON HILLS                IL       60061   SFD            8.625       7.000     $ 2,588.10        360
8349057     BROOKLYN PARK               MN       55443   SFD            8.500       7.000     $ 2,305.97        360
8349362     VIRGINIA BEACH              VA       23452   SFD            7.875       7.000     $ 2,407.23        360
8349641     LOS ANGELES                 CA       90024   HCO            8.375       7.000     $ 3,038.01        360
8349827     CHINO                       CA       91710   SFD            8.000       7.000     $ 2,401.24        360
8350265     CHICAGO                     IL       60614   SFD            8.875       7.000     $ 2,522.19        360
8350277     HIGHLAND PARK               IL       60035   SFD            8.875       7.000     $ 2,760.89        360
8350560     STUDIO CITY AREA            CA       91604   SFD            8.500       7.000     $ 7,304.68        360
8350925     MAIDENS                     VA       23102   SFD            8.375       7.000     $ 2,736.26        360
8351135     STEAMBOAT SPRINGS           CO       80477   SFD            8.375       7.000     $ 2,851.79        360
8351607     SANTA CRUZ                  CA       95060   SFD            8.125       7.000     $ 2,375.99        360
8351737     BLAINE COUNTY               ID       83333   SFD            8.250       7.000     $ 4,875.72        360
8352276     FRESNO                      CA       93711   SFD            7.875       7.000     $ 2,581.25        360
8352566     STATEN ISLAND               NY       10306   SFD            8.500       7.000     $ 2,152.96        360
8352699     SMITHTOWN                   NY       11787   SFD            8.750       7.000     $ 2,322.34        360
8354061     CHATHAM                     MA       02633   SFD            8.500       7.000     $ 2,629.68        360
8354062     WELLESLEY                   MA       02482   SFD            8.375       7.000     $ 2,383.59        360
8354687     SAN RAMON                   CA       94583   SFD            8.000       7.000     $ 2,421.42        360
8354980     OCEAN CITY                  NJ       08226   LCO            8.375       7.000     $ 2,797.07        360
8355044     KEY WEST                    FL       33040   MF2            8.500       7.000     $ 2,871.89        360
8355218     CHANHASSEN                  MN       55317   SFD            8.000       7.000     $ 3,081.81        360
8355565     RUIDOSO                     NM       88345   SFD            8.750       7.000     $ 2,322.34        360
8356087     LONG GROVE                  IL       60047   SFD            8.875       7.000     $ 5,108.04        360
8356189     VADNAIS HEIGHT              MN       55127   SFD            8.875       7.000     $ 2,991.63        360
8356200     AVALON                      NJ       08202   SFD            8.500       7.000     $ 4,075.24        360
8356326     CHICAGO                     IL       60614   SFD            8.125       7.000     $ 3,526.86        360
8357090     INDIANAPLOIS                IN       46236   SFD            8.875       7.000     $ 2,347.15        360
8358183     SANTA ROSA BEACH            FL       32459   SFD            8.000       7.000     $ 4,226.48        360
8358436     SAN RAFAEL                  CA       94903   SFD            8.250       7.000     $ 3,681.21        360
8358844     WEST LOS ANGELES            CA       90064   SFD            8.375       7.000     $ 2,128.20        360
8359067     LINO LAKES                  MN       55014   SFD            8.000       7.000     $ 2,869.02        360
8360252     NORTH HALEDON               NJ       07508   SFD            7.875       7.000     $ 2,639.25        360
8360462     LONG BEACH                  CA       90815   SFD            8.250       7.000     $ 2,154.63        360
8360613     ENCINITAS                   CA       92024   SFD            8.750       7.000     $ 2,478.11        360
8361120     FALLBROOK                   CA       92028   SFD            8.125       7.000     $ 2,487.37        360
8361204     LEESBURG                    VA       20176   SFD            8.500       7.000     $ 2,941.05        240
8361547     EVANSTON                    IL       60201   SFD            8.875       7.000     $ 3,659.97        360
8361637     CUMMING                     GA       30041   SFD            8.000       7.000     $ 2,201.29        360
8361884     FORT LAUDERDALE             FL       33331   SFD            8.125       7.000     $ 2,405.69        360
8362200     WASHINGTON                  DC       20016   SFD            8.250       7.000     $ 3,576.03        360
8363120     NUNN                        CO       80648   SFD            8.125       7.000     $ 2,093.84        360
8364128     SALT LAKE CITY              UT       84124   SFD            8.625       7.000     $ 2,800.04        360
8364753     MANHATTAN BEACH             CA       90266   SFD            8.000       7.000     $ 7,337.65        360
8364842     BOULDER                     CO       80302   SFD            8.625       7.000     $ 2,450.04        360
8365453     AUSTIN                      TX       78730   SFD            8.250       7.000     $ 4,139.97        360
8365567     BETHESDA                    MD       20814   SFD            8.125       7.000     $ 2,185.91        360
8365619     SHREWSBURY                  MA       01545   SFD            8.375       7.000     $ 2,265.78        360
8365787     FAIR HAVEN BORO.            NJ       07704   SFD            7.875       7.000     $ 3,277.31        360
8365878     PORTSMOUTH                  RI       02871   SFD            7.750       7.000     $ 2,171.45        360
8365893     SCOTTSDALE                  AZ       85259   SFD            8.125       7.000     $ 3,029.39        360
8366292     LONG BEACH                  CA       90814   SFD            8.125       7.000     $ 2,227.49        360
8366722     POTOMAC                     MD       20854   SFD            8.000       7.000     $ 4,769.47        360
8366814     INVER GROVE HTS             MN       55076   SFD            8.375       7.000     $ 2,431.63        360
8366887     RADNOR TWP                  PA       19010   SFD            8.000       7.000     $ 4,769.47        360
8367100     APTOS                       CA       95003   SFD            8.250       7.000     $ 2,228.63        360
8367449     EAGAN                       MN       55122   SFD            7.875       7.000     $ 2,001.20        360
8367828     KENMORE                     WA       98028   SFD            8.000       7.000     $ 5,686.68        360
8368208     LAND O LAKES                FL       34639   SFD            8.000       7.000     $ 3,081.81        360
8368551     PETALUMA                    CA       94954   SFD            8.125       7.000     $ 2,078.99        360
8368556     CHICAGO                     IL       60607   SFD            9.000       7.000     $ 2,389.73        360
8368629     KIAWAH ISLAND               SC       29455   SFD            8.375       7.000     $ 2,850.27        360
8368665     PRIOR LAKE                  MN       55372   SFD            8.250       7.000     $ 2,253.80        360
8368726     ST CHARLES                  IL       60174   SFD            8.250       7.000     $ 2,253.80        360
8368739     STEAMBOAT SPRINGS           CO       80477   LCO            8.000       7.000     $ 2,183.68        360
8368846     SANTA BARBARA               CA       93108   SFD            8.000       7.000     $ 5,870.12        360
8368860     NEWPORT COAST               CA       92657   LCO            8.500       7.000     $ 6,950.98        360
8369018     THOUSAND OAKS               CA       91362   LCO            7.875       7.000     $ 2,675.87        360
8369021     PALATINE                    IL       60067   SFD            7.875       7.000     $ 2,610.25        360
8369064     SACRAMENTO                  CA       95819   SFD            8.125       7.000     $ 2,422.40        360
8369107     RANCHO SANTA MARG           CA       92688   SFD            8.125       7.000     $ 2,341.84        360
8369279     MINNEAPOLIS                 MN       55419   SFD            8.125       7.000     $ 2,439.10        360
8369896     GLENWOOD SPRINGS            CO       81601   SFD            8.250       7.000     $ 3,125.27        360
8370233     LOS GATOS                   CA       95032   SFD            8.250       7.000     $ 7,512.67        360
8370368     EAGAN                       MN       55123   SFD            8.125       7.000     $ 2,857.51        360
8370655     SEARSPORT                   ME       04974   SFD            8.500       7.000     $ 3,844.57        360
8370853     CLEVES                      OH       45022   SFD            8.625       7.000     $ 3,811.17        360
8370885     PLYMOUTH                    MN       55446   SFD            8.125       7.000     $ 3,712.49        360
8371192     WINFIELD                    IL       60190   SFD            8.875       7.000     $ 2,275.55        360
8371642     ASPEN                       CO       81611   LCO            8.000       7.000     $ 4,402.59        360
8371680     CLOSTER BORO                NJ       07024   SFD            8.250       7.000     $ 2,115.57        360
8372623     FLOWER MOUND                TX       75028   SFD            8.875       7.000     $ 4,933.00        360
8372834     SEATTLE                     WA       98115   SFD            8.375       7.000     $ 3,800.36        360
8372843     LIBERTYVILLE                IL       60048   SFD            8.625       7.000     $ 2,426.70        360
8373266     DAYTON                      MD       21036   SFD            8.250       7.000     $ 4,279.09        360
8374104     NAGS HEAD                   NC       27959   SFD            8.125       7.000     $ 2,197.79        360
8374953     AVALON                      NJ       08202   SFD            8.250       7.000     $ 5,268.26        360
8375476     MINNEAPOLIS                 MN       55419   SFD            8.375       7.000     $ 2,371.43        360
8375623     SUNNYVALE                   CA       94087   LCO            8.000       7.000     $ 2,052.71        360
8375987     CARMICHAEL                  CA       95608   SFD            8.125       7.000     $ 6,730.74        360
8376391     OAK HILL                    VA       20171   SFD            8.000       7.000     $ 2,295.22        360
8376740     ALPINE                      CA       91901   SFD            8.500       7.000     $ 2,644.45        360
8376950     GREENWOOD VILLAGE           CO       80121   SFD            8.625       7.000     $ 6,222.32        360
8377393     JERSEY CITY                 NJ       07305   LCO            8.250       7.000     $ 2,629.43        360
8377716     EDMONDS                     WA       98020   LCO            7.750       7.000     $ 3,008.64        360
8378174     STATEN ISLAND               NY       10312   SFD            8.250       7.000     $ 2,253.05        360
8378206     LAKE ELMO                   MN       55042   SFD            8.375       7.000     $ 3,420.33        360
8378352     SPICEWOOD                   TX       78669   SFD            8.125       7.000     $ 2,598.74        360
8378634     FT LAUDERDALE               FL       33331   SFD            8.500       7.000     $ 2,191.40        360
8378925     PRESCOTT                    AZ       86301   SFD            8.500       7.000     $ 3,075.65        360
8379302     DILLON                      CO       80435   SFD            8.375       7.000     $ 4,560.43        360
8379336     AUSTIN                      TX       78731   SFD            8.000       7.000     $ 3,228.56        360
8379608     LOS ANGELES                 CA       90043   SFD            8.250       7.000     $ 2,824.76        360
8379697     SNELLVILLE                  GA       30078   SFD            8.375       7.000     $ 2,196.61        360
8380109     POTOMAC                     MD       20854   SFD            8.125       7.000     $ 7,424.97        360
8380193     PALOS VERDES PENI           CA       90274   SFD            8.250       7.000     $ 3,343.14        360
8380318     RIVERSIDE                   CA       92506   SFD            8.125       7.000     $ 2,129.85        360
8380481     GURNEE                      IL       60031   SFD            8.500       7.000     $ 2,145.27        360
8381236     MARTINEZ                    CA       94553   SFD            8.625       7.000     $ 3,587.40        360
8381255     MODESTO                     CA       95358   SFD            8.375       7.000     $ 2,827.47        360
8382313     VICTORIA                    MN       55386   SFD            8.125       7.000     $ 2,658.14        360
8382892     MORGAN HILL                 CA       95037   SFD            8.000       7.000     $ 4,402.59        360
8384012     FAIR OAKS RANCH             CA       91351   SFD            7.875       7.000     $ 2,250.02        360
8384162     DANA POINT                  CA       92624   SFD            8.250       7.000     $ 2,578.35        360
8384496     ALPHARETTA                  GA       30022   SFD            8.125       7.000     $ 2,979.27        360
8384548     FRISCO                      TX       75034   SFD            8.000       7.000     $ 2,107.37        360
8384902     BETHESDA                    MD       20814   SFD            8.250       7.000     $ 2,271.83        360
8386319     WEST CHESTER                PA       19380   SFD            8.000       7.000     $ 2,699.67        360
8386868     AURORA                      CO       80016   SFD            8.000       7.000     $ 2,164.61        360
8388065     LA HABRA                    CA       90631   SFD            8.125       7.000     $ 3,599.55        360
8388186     SPEARFISH                   SD       57783   SFD            8.500       7.000     $ 3,798.43        360
8388401     LOS ANGELES                 CA       90024   HCO            8.500       7.000     $ 2,515.88        360
8389169     SHERIDAN                    OR       97378   SFD            8.125       7.000     $ 2,214.13        360
8389311     KINGSLAND                   TX       78639   SFD            7.750       7.000     $ 2,149.24        360
8389566     HASSAN                      MN       55374   SFD            8.125       7.000     $ 3,831.29        360
8390040     ST PETERSBURG               FL       33704   SFD            9.000       7.000     $ 3,836.44        360
8390255     NORTH OAKS                  MN       55127   SFD            8.000       7.000     $ 2,788.31        360
8390972     MOUND                       MN       55364   SFD            8.125       7.000     $ 2,964.05        360
8391769     BELLINGHAM                  WA       98225   SFD            8.000       7.000     $ 4,255.83        360
8392389     SANTA ANA AREA              CA       92705   SFD            7.875       7.000     $ 2,537.74        360
8392411     HIDDEN HILLS                CA       90071   SFD            7.625       7.000     $ 3,892.87        360
8392662     GREENVILLE                  DE       19807   SFD            7.750       7.000     $ 5,193.99        360
8393759     CHICAGO                     IL       60630   SFD            8.625       7.000     $ 3,468.94        360
8394752     GRANBY                      CO       80446   SFD            7.875       7.000     $ 2,320.22        360
8394784     LAS VEGAS                   NV       89109   SFD            8.500       7.000     $ 4,997.94        360
8394922     AVALON                      NJ       08202   LCO            8.500       7.000     $ 3,844.57        360
8394986     LAYTONSVILLE                MD       20882   SFD            8.375       7.000     $ 2,219.41        360
8395549     GENOA                       NV       89411   SFD            8.375       7.000     $ 4,446.42        360
8396820     SEATTLE                     WA       98115   SFD            8.125       7.000     $ 3,133.34        360
8396946     CHISAGO LAKE TWSP           MN       55045   SFD            8.250       7.000     $ 2,952.48        360
8397427     POUGHKEEPSIE                NY       12603   SFD            8.125       7.000     $ 2,999.69        360
8398304     RANCHO MIRAGE               CA       92270   SFD            8.000       7.000     $ 2,612.20        360
8399014     ALEXANDRIA                  VA       22301   SFD            7.500       7.000     $ 2,201.13        360
8399977     DANA POINT                  CA       92629   SFD            8.500       7.000     $ 4,182.89        360
8400132     GREAT FALLS                 VA       22066   SFD            8.375       7.000     $ 3,344.32        360
8400532     MCALLEN                     TX       78503   SFD            7.875       7.000     $ 2,465.24        360
8400580     EDEN PRAIRIE                MN       55347   SFD            8.000       7.000     $ 2,824.99        360
8401840     AUSTIN                      TX       78734   SFD            8.750       7.000     $ 3,038.63        360
8402586     ALEXANDRIA                  VA       22301   SFD            7.875       7.000     $ 2,093.64        360
8402769     EATON                       NH       03832   SFD            7.875       7.000     $ 2,392.73        360
8402957     STEAMBOAT SPRINGS           CO       80477   SFD            7.875       7.000     $ 2,175.21        360
8404936     FOUNTAIN HILLS              AZ       85268   LCO            8.125       7.000     $ 2,786.59        360
8405051     CORPUS CHRISTI              TX       78412   SFD            8.125       7.000     $ 3,860.99        360
8405133     EDEN PRAIRIE                MN       55347   SFD            7.750       7.000     $ 4,656.68        360
8406645     LAKE ELMO                   MN       55042   SFD            8.375       7.000     $ 3,921.98        360
8406791     NAPERVILLE                  IL       60563   SFD            8.875       7.000     $ 2,864.32        360
8407468     WOODBURY                    MN       55125   SFD            7.875       7.000     $ 2,117.20        360
8407550     WASHINGTON                  DC       20011   SFD            7.875       7.000     $ 2,668.26        360
8408672     GEARHART                    OR       97138   SFD            8.375       7.000     $ 4,007.10        360
8409510     ZEPHYR COVE                 NV       89448   SFD            8.250       7.000     $ 2,328.93        360
8410793     PLAINFIELD                  IL       60544   SFD            8.250       7.000     $ 2,353.72        360
8411246     KNOXVILLE                   TN       37918   SFD            8.125       7.000     $ 3,088.79        360
8411476     ORONO                       MN       55356   SFD            8.250       7.000     $ 3,005.07        360
8413526     IRVINE                      CA       92602   LCO            7.875       7.000     $ 2,098.87        360
8414441     CHICAGO                     IL       60614   SFD            8.875       7.000     $ 4,177.14        360
8414819     MT. DORA                    FL       32757   SFD            7.500       7.000     $ 2,195.53        360
8415377     WASHINGTON                  DC       20010   SFD            7.875       7.000     $ 2,349.22        360
8417556     HARTWELL                    GA       30643   SFD            9.000       7.000     $ 3,041.47        360
8421306     EDEN PRAIRIE                MN       55347   SFD            8.625       7.000     $ 2,566.71        360
8427743     AUSTIN                      TX       78746   SFD            8.000       7.000     $ 2,201.29        360
8429031     ANDOVER                     MN       55304   SFD            7.875       7.000     $ 2,552.24        360
8430401     ALEXANDRIA                  MN       56308   SFD            7.750       7.000     $ 3,553.40        360

WFMBS
WFMBS 2001-04 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS (cont'd)

(i)        (viii)         (ix)             (x)      (xi)         (xii)     (xiii)    (xv)        (xvi)
--------   ----------     ---------------   ------   --------   ---------   -------   ---------   ---------
                          CUT-OFF
MORTGAGE   SCHEDULED      DATE                                   MORTGAGE             MASTER      FIXED
LOAN       MATURITY       PRINCIPAL                             INSURANCE   SERVICE   SERVICE     RETAINED
NUMBER     DATE           BALANCE           LTV      SUBSIDY       CODE     FEE       FEE         YIELD
--------   -----------    ---------------   ------   --------   ---------   -------   ---------   ---------
5136447       1-Jul-30    $    512,807.66    80.00                            0.250       0.017       0.733
5144349       1-Aug-30    $    317,158.92    80.00                            0.250       0.017       0.733
5157181       1-Apr-30    $    430,204.53    80.00                            0.250       0.017       0.733
5711877       1-May-30    $    496,898.77    75.08                            0.250       0.017       0.733
5728245       1-Jul-30    $    323,431.12    79.27                            0.250       0.017       0.733
5732670       1-Oct-30    $    293,057.79    95.00   FX30YR             33    0.250       0.017       1.608
5745038       1-Jul-30    $    449,325.26    80.00                            0.250       0.017       0.733
5758762       1-Jul-30    $    326,426.26    80.00                            0.250       0.017       0.733
5762779       1-Jul-30    $    497,604.05    71.17                            0.250       0.017       0.733
5775494       1-Sep-30    $    528,594.99    80.00                            0.250       0.017       0.733
5776045       1-Jan-31    $    332,308.70    95.00                      06    0.250       0.017       1.483
5781248       1-Sep-30    $    298,979.08    77.92                            0.250       0.017       0.733
5783818       1-Nov-30    $    499,108.02    63.29                            0.250       0.017       1.358
5787779       1-Oct-30    $    288,273.92    85.00                      01    0.250       0.017       1.108
5787963       1-Sep-30    $    438,501.27    80.00                            0.250       0.017       0.733
5793482       1-Dec-30    $    302,531.70    54.10                            0.250       0.017       1.233
5795525       1-Nov-30    $    377,545.74    95.00                      13    0.250       0.017       1.108
5800870       1-Oct-30    $    358,924.34    80.00                            0.250       0.017       0.733
5801415       1-Feb-31    $    358,400.00    78.74                            0.250       0.017       1.233
5807230       1-Jan-31    $    999,394.20    62.50                            0.250       0.017       1.233
5810083       1-Dec-30    $    353,535.28    76.13                            0.250       0.017       0.858
5810553       1-Nov-30    $    384,313.15    65.81                            0.250       0.017       1.358
5814093       1-Oct-30    $    463,831.73    72.66                            0.250       0.017       1.108
5815523       1-Nov-30    $    479,027.33    76.80                            0.250       0.017       0.733
5816166       1-Nov-30    $    381,300.81    80.00                            0.250       0.017       1.233
5817246       1-Nov-30    $    299,464.81    51.99                            0.250       0.017       1.358
5817442       1-Dec-30    $    675,458.51    65.97                            0.250       0.017       1.733
5818434       1-Nov-30    $    289,482.65    68.24                            0.250       0.017       1.358
5818821       1-Jan-31    $    148,904.99    59.84                            0.250       0.017       0.983
5819454       1-Dec-30    $    427,492.78    79.86                            0.250       0.017       1.358
5819503       1-Nov-30    $    628,723.37    68.85                            0.250       0.017       0.733
5820333       1-Feb-31    $    288,000.00    90.00                      12    0.250       0.017       0.233
5820495       1-Feb-31    $    300,800.00    80.00                            0.250       0.017       0.608
5820609       1-Dec-30    $    123,403.59    70.00                            0.250       0.017       1.358
5820957       1-Oct-30    $    283,703.24    77.95                            0.250       0.017       1.233
5821149       1-Nov-30    $    491,076.16    80.00                            0.250       0.017       1.108
5822206       1-Dec-30    $    941,707.70    65.00                            0.250       0.017       1.358
5822625       1-Oct-30    $    319,991.36    58.31                            0.250       0.017       1.733
5823244       1-Dec-30    $    308,644.31    79.24                            0.250       0.017       0.858
5824068       1-Dec-30    $    349,606.11    70.00                            0.250       0.017       1.608
5824365       1-Nov-30    $    401,245.14    80.00                            0.250       0.017       1.108
5824741       1-Nov-30    $    291,451.68    80.00                            0.250       0.017       1.108
5824969       1-Nov-30    $    350,887.51    80.00                            0.250       0.017       0.733
5825207       1-Dec-30    $    499,407.48    80.00                            0.250       0.017       1.358
5826047       1-Feb-31    $    500,000.00    53.61                            0.250       0.017       0.233
5826585       1-Nov-30    $    273,235.97    75.00                            0.250       0.017       1.108
5826972       1-Nov-30    $    586,530.03    48.96                            0.250       0.017       1.733
5827795       1-Jan-31    $    291,699.11    80.00                            0.250       0.017       0.608
5827966       1-Nov-30    $    398,388.29    55.29                            0.250       0.017       1.358
5828119       1-Nov-30    $    317,402.90    66.25                            0.250       0.017       1.108
5828324       1-Nov-30    $    429,171.73    57.49                            0.250       0.017       0.983
5828926       1-Dec-30    $    374,532.19    75.00                            0.250       0.017       1.108
5829356       1-Nov-30    $    149,638.10    38.46                            0.250       0.017       1.608
5829960       1-Jan-31    $    415,720.86    80.00                            0.250       0.017       0.733
5830057       1-Nov-30    $    471,067.44    80.00                            0.250       0.017       0.858
5830081       1-Nov-30    $    305,225.77    89.99                      06    0.250       0.017       1.108
5830324       1-Nov-30    $    278,739.03    80.00                            0.250       0.017       1.733
5830450       1-Nov-30    $    479,370.98    85.00                      33    0.250       0.017       1.233
5831191       1-Feb-31    $    485,000.00    70.80                            0.250       0.017       1.483
5831564       1-Nov-30    $    367,316.92    69.62                            0.250       0.017       1.733
5831844       1-Nov-30    $    135,651.24    80.00                            0.250       0.017       1.233
5832084       1-Oct-30    $    281,682.50    80.00                            0.250       0.017       1.108
5832186       1-Nov-30    $    394,347.85    79.80                            0.250       0.017       1.733
5832863       1-Nov-30    $    308,888.51    89.99                      33    0.250       0.017       0.858
5833083       1-Nov-30    $    259,536.19    69.15                            0.250       0.017       1.358
5833547       1-Dec-30    $    491,054.54    79.99                            0.250       0.017       0.858
5833604       1-Nov-30    $    435,201.96    79.11                            0.250       0.017       1.233
5834072       1-Nov-30    $    204,624.79    68.33                            0.250       0.017       1.233
5834485       1-Jan-31    $    323,788.05    79.82                            0.250       0.017       0.858
5834654       1-Feb-31    $    350,000.00    76.09                            0.250       0.017       0.983
5834793       1-Dec-30    $    351,526.06    80.00                            0.250       0.017       0.733
5834826       1-Nov-30    $    309,886.51    90.00                      11    0.250       0.017       0.858
5834885       1-Nov-30    $    404,277.50    90.00                      01    0.250       0.017       1.358
5835017       1-Nov-30    $    955,114.28    44.49                            0.250       0.017       2.358
5835099       1-Nov-30    $    399,389.25    87.60                      01    0.250       0.017       2.108
5835159       1-Nov-30    $    299,436.68    50.00                            0.250       0.017       1.108
5835197       1-Dec-30    $    599,342.06    80.00                            0.250       0.017       1.733
5835199       1-Nov-30    $    748,884.49    57.69                            0.250       0.017       2.233
5835212       1-Nov-30    $    299,491.72    75.00                            0.250       0.017       1.608
5835233       1-Dec-30    $    649,209.67    76.47                            0.250       0.017       1.233
5835234       1-Nov-30    $    499,036.92    69.44                            0.250       0.017       0.983
5835238       1-Jul-30    $    278,989.57    95.00                      33    0.250       0.017       1.733
5835250       1-Nov-30    $    293,960.98    95.00                      11    0.250       0.017       1.233
5835255       1-Dec-30    $    282,038.60    80.00                            0.250       0.017       0.983
5835259       1-Nov-30    $    295,444.18    77.92                            0.250       0.017       1.108
5835260       1-Nov-30    $    322,527.54    79.99                            0.250       0.017       0.983
5835273       1-Dec-30    $    534,315.35    79.61                            0.250       0.017       0.983
5835338       1-Jan-31    $    599,597.41    67.87                            0.250       0.017       0.733
5835479       1-Nov-30    $    288,557.15    79.99                            0.250       0.017       1.108
5835504       1-Dec-30    $    314,561.29    80.00                            0.250       0.017       1.108
5835523       1-Nov-30    $    286,011.36    74.93                            0.250       0.017       1.483
5835526       1-Dec-30    $    639,180.97    80.00                            0.250       0.017       0.983
5836229       1-Feb-31    $    499,900.00    43.85                            0.250       0.017       0.608
5836307       1-Jan-31    $    587,605.46    67.75                            0.250       0.017       0.733
5836367       1-Dec-30    $    307,595.69    80.00                            0.250       0.017       0.858
5836379       1-Nov-30    $    319,429.12    71.11                            0.250       0.017       1.358
5836463       1-Jan-31    $    299,813.53    69.77                            0.250       0.017       1.108
5836498       1-Nov-30    $    336,167.59    80.00                            0.250       0.017       1.108
5836500       1-Jan-31    $    502,862.36    80.00                            0.250       0.017       0.733
5836538       1-Nov-30    $    421,207.62    74.69                            0.250       0.017       1.108
5836625       1-Nov-30    $    355,231.72    80.00                            0.250       0.017       1.108
5836666       1-Nov-30    $    363,243.53    80.00                            0.250       0.017       0.608
5836782       1-Nov-30    $    551,780.91    70.00                            0.250       0.017       0.608
5836833       1-Nov-30    $    419,211.37    80.00                            0.250       0.017       1.108
5836848       1-Nov-30    $    282,910.82    90.00                      06    0.250       0.017       0.608
5836905       1-Dec-30    $    495,297.61    80.00                            0.250       0.017       0.483
5836973       1-Dec-30    $    379,513.69    54.29                            0.250       0.017       0.983
5837077       1-Nov-30    $    171,700.95    60.99                            0.250       0.017       1.483
5837088       1-Dec-30    $    284,644.47    76.61                            0.250       0.017       1.108
5837092       1-Jan-31    $    524,638.69    70.95                            0.250       0.017       0.608
5837342       1-Nov-30    $    301,318.50    79.99                            0.250       0.017       0.983
5837640       1-Nov-30    $    316,380.57    80.00                            0.250       0.017       0.983
5837672       1-Jan-31    $    307,788.03    80.00                            0.250       0.017       0.608
5837874       1-Dec-30    $    399,433.54    72.07                            0.250       0.017       0.483
5838192       1-Nov-30    $    399,111.24    88.89                      33    0.250       0.017       1.483
5838196       1-Dec-30    $    286,641.98    56.83                            0.250       0.017       1.108
5838460       1-Dec-30    $    318,780.99    80.00                            0.250       0.017       0.858
5838939       1-Nov-30    $    364,578.37    68.92                            0.250       0.017       1.233
5839148       1-Feb-31    $    376,000.00    80.00                            0.250       0.017       0.983
5839231       1-Dec-30    $    691,693.51    57.72                            0.250       0.017       0.608
5839424       1-Dec-30    $    334,582.09    88.16                      01    0.250       0.017       1.108
5839456       1-Dec-30    $    299,625.76    40.54                            0.250       0.017       1.108
5839594       1-Nov-30    $    424,236.93    47.22                            0.250       0.017       1.733
5839603       1-Dec-30    $    303,610.95    80.00                            0.250       0.017       0.983
5839699       1-Nov-30    $    394,258.29    75.24                            0.250       0.017       1.108
5839710       1-Dec-30    $    543,089.26    63.67                            0.250       0.017       1.733
5839766       1-Dec-30    $    310,431.45    89.99                      12    0.250       0.017       0.733
5840136       1-Dec-30    $    799,002.03    49.23                            0.250       0.017       1.108
5840158       1-Nov-30    $    314,637.68    80.00                            0.250       0.017       1.358
5840206       1-Nov-30    $    325,618.04    70.00                            0.250       0.017       1.358
5840252       1-Nov-30    $    283,865.97    79.99                            0.250       0.017       1.108
5840501       1-Dec-30    $    649,168.17    72.22                            0.250       0.017       0.983
5840639       1-Nov-30    $    276,666.03    80.00                            0.250       0.017       0.983
5840696       1-Jan-31    $    323,711.78    80.00                            0.250       0.017       1.233
5840727       1-Nov-30    $    323,406.98    80.00                            0.250       0.017       1.233
5840796       1-Dec-30    $    948,752.91    45.24                            0.250       0.017       0.858
5841122       1-Dec-30    $    299,625.76    65.65                            0.250       0.017       1.108
5841161       1-Dec-30    $    331,552.98    70.79                            0.250       0.017       0.733
5841162       1-Dec-30    $    310,780.98    80.00                            0.250       0.017       0.733
5841170       1-Jan-31    $    622,581.97    74.61                            0.250       0.017       0.733
5841249       1-Dec-30    $    740,686.90    68.98                            0.250       0.017       1.733
5841344       1-Jan-31    $    383,755.13    80.00                            0.250       0.017       0.983
5841388       1-Nov-30    $    378,190.25    95.00                      12    0.250       0.017       1.483
5841423       1-Dec-30    $    381,804.20    89.94                      33    0.250       0.017       1.608
5841503       1-Dec-30    $    316,414.80    90.00                      13    0.250       0.017       1.233
5841560       1-Dec-30    $    285,686.37    57.78                            0.250       0.017       1.733
5841651       1-Nov-30    $    168,266.14    75.00                            0.250       0.017       1.108
5841906       1-Nov-30    $    498,986.80    74.13                            0.250       0.017       0.733
5842074       1-Dec-30    $    998,903.44    35.71                            0.250       0.017       1.733
5842109       1-Dec-30    $    295,630.74    80.00                            0.250       0.017       1.108
5842167       1-Dec-30    $    349,540.53    24.73                            0.250       0.017       0.858
5842330       1-Dec-30    $    334,560.24    73.63                            0.250       0.017       0.858
5842361       1-Dec-30    $    384,481.63    55.00                            0.250       0.017       0.733
5842565       1-Nov-30    $    467,847.08    75.00                            0.250       0.017       0.983
5842674       1-Dec-30    $    349,528.74    58.33                            0.250       0.017       0.733
5842721       1-Dec-30    $    296,520.06    90.00                      33    0.250       0.017       0.983
5842740       1-Jan-31    $    501,280.14    80.00                            0.250       0.017       0.983
5842796       1-Nov-30    $    291,451.71    80.00                            0.250       0.017       1.108
5842951       1-Dec-30    $    387,205.37    89.12                      33    0.250       0.017       1.108
5843175       1-Nov-30    $    698,489.03    79.55                            0.250       0.017       0.983
5843205       1-Nov-30    $    318,235.85    80.00                            0.250       0.017       0.983
5843619       1-Feb-31    $    272,000.00    74.93                            0.250       0.017       0.608
5843775       1-Oct-30    $    298,164.16    60.61                            0.250       0.017       2.983
5843799       1-Oct-30    $    286,420.10    80.00                            0.250       0.017       1.733
5843881       1-Nov-30    $    339,433.73    79.98                            0.250       0.017       0.733
5843978       1-Dec-30    $    291,635.73    76.44                            0.250       0.017       1.108
5844033       1-Jan-31    $    331,777.23    80.00                            0.250       0.017       0.733
5844113       1-Nov-30    $    648,779.49    79.27                            0.250       0.017       1.108
5844166       1-Dec-30    $    848,912.23    53.13                            0.250       0.017       0.983
5844299       1-Nov-30    $    359,341.09    60.00                            0.250       0.017       1.233
5844429       1-Dec-30    $    289,638.24    51.33                            0.250       0.017       1.108
5844542       1-Dec-30    $    492,785.61    80.00                            0.250       0.017       0.733
5844586       1-Jan-31    $    639,581.35    69.95                            0.250       0.017       0.858
5844642       1-Jan-31    $    389,744.88    72.22                            0.250       0.017       0.858
5844665       1-Dec-30    $    442,403.52    63.38                            0.250       0.017       0.733
5844692       1-Dec-30    $     99,875.26    58.14                            0.250       0.017       1.108
5844730       1-Dec-30    $    323,574.68    90.00                      12    0.250       0.017       0.858
5844768       1-Nov-30    $    459,179.36    80.00                            0.250       0.017       1.358
5845143       1-Nov-30    $    642,052.54    80.00                            0.250       0.017       1.358
5845181       1-Jan-31    $    327,801.29    80.00                            0.250       0.017       1.233
5845229       1-Nov-30    $     62,893.21    75.00                            0.250       0.017       1.608
5845230       1-Dec-30    $    497,424.87    60.73                            0.250       0.017       1.483
5845291       1-Nov-30    $    317,417.98    77.56                            0.250       0.017       1.233
5845508       1-Jan-31    $    379,672.92    38.97                            0.250       0.017       0.858
5845580       1-Nov-30    $     91,340.89    75.00                            0.250       0.017       1.483
5845725       1-Dec-30    $    279,641.67    79.77                            0.250       0.017       0.983
5845812       1-Nov-30    $    414,220.74    51.88                            0.250       0.017       1.108
5845933       1-Nov-30    $    448,757.87    89.90                      01    0.250       0.017       1.733
5845978       1-Nov-30    $    315,391.33    80.00                            0.250       0.017       0.983
5845988       1-Nov-30    $    356,546.21    80.00                            0.250       0.017       1.233
5846030       1-Dec-30    $    350,584.03    90.00                      06    0.250       0.017       1.358
5846111       1-Dec-30    $    424,006.68    80.00                            0.250       0.017       0.983
5846143       1-Nov-30    $    481,140.13    80.00                            0.250       0.017       1.358
5846279       1-Jan-31    $    340,946.78    75.82                            0.250       0.017       0.233
5846351       1-Jan-31    $    423,922.51    64.27                            0.250       0.017       0.858
5846390       1-Jan-31    $    514,695.94    66.45                            0.250       0.017       1.358
5846402       1-Dec-30    $    153,965.22    68.89                            0.250       0.017       1.233
5846489       1-Dec-30    $    379,488.34    80.00                            0.250       0.017       0.733
5846648       1-Nov-30    $    295,143.31    80.00                            0.250       0.017       1.483
5846662       1-Dec-30    $    599,385.86    80.00                            0.250       0.017       0.733
5846713       1-Feb-31    $    350,000.00    62.50                            0.250       0.017       1.358
5846819       1-Dec-30    $    399,538.04    58.82                            0.250       0.017       1.483
5847232       1-Nov-30    $    381,145.46    79.56                            0.250       0.017       0.858
5847261       1-Nov-30    $    363,084.24    75.00                            0.250       0.017       1.233
5847305       1-Dec-30    $    377,540.38    72.69                            0.250       0.017       1.233
5847383       1-Nov-30    $    418,106.84    73.89                            0.250       0.017       0.483
5847513       1-Dec-30    $    371,511.67    80.00                            0.250       0.017       0.858
5847532       1-Nov-30    $    375,293.86    80.00                            0.250       0.017       1.233
5847582       1-Jan-31    $    319,801.09    58.72                            0.250       0.017       1.108
5847775       1-Dec-30    $    279,613.34    77.35                            0.250       0.017       0.608
5847808       1-Nov-30    $    294,473.73    73.75                            0.250       0.017       1.358
5847811       1-Nov-30    $    518,147.88    80.00                            0.250       0.017       0.733
5847814       1-Nov-30    $    350,683.67    78.89                            0.250       0.017       1.108
5847832       1-Dec-30    $    275,628.37    80.00                            0.250       0.017       0.733
5847883       1-Nov-30    $    199,624.45    57.14                            0.250       0.017       1.108
5848069       1-Jan-31    $    302,849.25    95.00                      01    0.250       0.017       1.108
5848372       1-Dec-30    $    303,351.27    75.00                            0.250       0.017       0.858
5848405       1-Jan-31    $    484,706.19    24.25                            0.250       0.017       1.233
5848599       1-Dec-30    $    419,527.34    68.85                            0.250       0.017       1.608
5848625       1-Dec-30    $    499,326.79    71.43                            0.250       0.017       0.733
5848664       1-Dec-30    $    973,631.21    44.83                            0.250       0.017       0.733
5848679       1-Dec-30    $    293,269.58    80.00                            0.250       0.017       1.608
5848686       1-Dec-30    $    349,504.34    63.06                            0.250       0.017       0.483
5848779       1-Jan-31    $    341,393.06    78.71                            0.250       0.017       1.233
5848780       1-Dec-30    $    331,564.19    80.00                            0.250       0.017       0.858
5848962       1-Feb-31    $    394,000.00    79.92                            0.250       0.017       0.233
5849016       1-Dec-30    $    279,484.00    57.14                            0.250       0.017       1.233
5849033       1-Nov-30    $    219,087.84    69.90                            0.250       0.017       1.108
5849114       1-Dec-30    $    299,616.08    79.98                            0.250       0.017       0.983
5849244       1-Dec-30    $    468,384.21    79.98                            0.250       0.017       0.858
5849256       1-Dec-30    $    442,488.38    79.82                            0.250       0.017       1.483
5849260       1-Dec-30    $    325,538.24    90.00                      11    0.250       0.017       0.733
5849263       1-Nov-30    $    305,439.91    90.00                      01    0.250       0.017       1.233
5849289       1-Dec-30    $    419,289.95    67.74                            0.250       0.017       1.108
5849647       1-Nov-30    $    315,890.36    52.75                            0.250       0.017       0.983
5849872       1-Nov-30    $    305,454.11    90.00                      01    0.250       0.017       1.358
5849905       1-Nov-30    $    428,686.27    68.15                            0.250       0.017       0.858
5849968       1-Dec-30    $    370,537.19    70.00                            0.250       0.017       1.108
5850015       1-Jan-31    $    349,752.97    52.61                            0.250       0.017       0.483
5850041       1-Dec-30    $    324,534.16    80.00                            0.250       0.017       0.983
5850250       1-Dec-30    $    562,191.32    75.70                            0.250       0.017       1.608
5850424       1-Dec-30    $    566,542.38    80.00                            0.250       0.017       1.108
5850487       1-Nov-30    $    648,715.78    75.58                            0.250       0.017       0.858
5850668       1-Nov-30    $    314,162.10    80.00                            0.250       0.017       0.733
5850695       1-Dec-30    $    295,770.88    75.00                            0.250       0.017       0.983
5850729       1-Jan-31    $    289,410.55    80.00                            0.250       0.017       0.858
5850738       1-Dec-30    $    299,595.25    75.00                            0.250       0.017       0.733
5850768       1-Dec-30    $    364,578.47    65.18                            0.250       0.017       1.483
5850774       1-Dec-30    $    462,560.35    80.00                            0.250       0.017       0.608
5850786       1-Dec-30    $    474,465.43    79.43                            0.250       0.017       1.608
5850860       1-Dec-30    $    303,675.21    80.00                            0.250       0.017       1.858
5850959       1-Nov-30    $    300,434.80    89.88                      06    0.250       0.017       1.108
5850974       1-Dec-30    $    382,522.22    63.31                            0.250       0.017       1.108
5850995       1-Dec-30    $    279,613.34    80.00                            0.250       0.017       0.608
5851048       1-Nov-30    $    427,216.63    80.00                            0.250       0.017       1.233
5851259       1-Dec-30    $    348,336.70    75.00                            0.250       0.017       1.358
5851324       1-Jan-31    $    358,946.47    80.00                            0.250       0.017       0.483
5851336       1-Nov-30    $    319,299.33    79.99                            0.250       0.017       1.108
5851428       1-Dec-30    $    134,818.22    42.86                            0.250       0.017       0.733
5851450       1-Nov-30    $    290,167.93    90.00                      01    0.250       0.017       1.233
5851728       1-Dec-30    $    339,564.89    79.07                            0.250       0.017       0.983
5851771       1-Dec-30    $    297,189.04    79.57                            0.250       0.017       0.608
5851872       1-Nov-30    $    340,522.08    85.28                      06    0.250       0.017       1.608
5851885       1-Nov-30    $    439,273.56    71.08                            0.250       0.017       1.733
5851955       1-Feb-31    $    328,000.00    80.00                            0.250       0.017       0.608
5851998       1-Nov-30    $    313,663.11    70.00                            0.250       0.017       0.733
5852113       1-Jan-31    $    452,432.72    79.99                            0.250       0.017       1.358
5852128       1-Dec-30    $    319,569.13    80.00                            0.250       0.017       0.733
5852233       1-Dec-30    $    389,488.04    67.83                            0.250       0.017       0.858
5852243       1-Dec-30    $    362,758.40    80.00                            0.250       0.017       1.233
5852255       1-Dec-30    $    279,650.70    68.29                            0.250       0.017       1.108
5852257       1-Jan-31    $    362,750.18    72.60                            0.250       0.017       0.608
5852312       1-Dec-30    $    279,676.62    80.00                            0.250       0.017       1.483
5852376       1-Jan-31    $    339,783.19    69.39                            0.250       0.017       0.983
5852431       1-Dec-30    $    504,845.39    80.00                            0.250       0.017       1.233
5852534       1-Dec-30    $    498,348.95    38.46                            0.250       0.017       0.858
5852564       1-Nov-30    $    343,302.92    80.00                            0.250       0.017       0.733
5852569       1-Dec-30    $    649,121.54    76.47                            0.250       0.017       0.733
5852592       1-Jan-31    $    519,659.84    80.00                            0.250       0.017       0.858
5852902       1-Dec-30    $    449,333.65    90.00                      11    0.250       0.017       0.608
5852909       1-Dec-30    $    305,655.62    79.85                            0.250       0.017       1.608
5853074       1-Dec-30    $    393,246.12    75.00                            0.250       0.017       0.983
5853274       1-Dec-30    $    359,515.50    48.09                            0.250       0.017       1.483
5853345       1-Dec-30    $    359,547.14    80.00                            0.250       0.017       1.108
5853459       1-Dec-30    $    499,407.48    62.50                            0.250       0.017       1.358
5853469       1-Dec-30    $    499,407.48    52.63                            0.250       0.017       1.358
5853529       1-Dec-30    $    329,577.69    62.86                            0.250       0.017       0.983
5853555       1-Feb-31    $    282,000.00    56.40                            0.250       0.017       0.608
5853557       1-Dec-30    $    722,120.90    59.41                            0.250       0.017       1.233
5853606       1-Jan-31    $    329,784.12    80.00                            0.250       0.017       0.858
5853698       1-Feb-31    $    312,300.00    90.00                      12    0.250       0.017       0.733
5853736       1-Nov-30    $    288,457.34    68.00                            0.250       0.017       1.108
5853737       1-Nov-30    $    316,363.07    51.36                            0.250       0.017       1.608
5853758       1-Nov-30    $    499,061.14    56.82                            0.250       0.017       1.108
5853785       1-Dec-30    $    425,540.65    79.64                            0.250       0.017       0.858
5853902       1-Dec-30    $    380,571.22    78.07                            0.250       0.017       1.608
5853948       1-Dec-30    $    349,552.09    57.85                            0.250       0.017       0.983
5853988       1-Jan-31    $    303,811.05    80.00                            0.250       0.017       1.108
5854065       1-Dec-30    $    282,618.97    80.00                            0.250       0.017       0.733
5854072       1-Dec-30    $    340,090.89    79.02                            0.250       0.017       0.733
5854163       1-Dec-30    $    397,004.13    75.00                            0.250       0.017       1.108
5854239       1-Dec-30    $    469,413.70    57.32                            0.250       0.017       1.108
5854248       1-Feb-31    $    328,240.00    80.00                            0.250       0.017       0.858
5854278       1-Dec-30    $    427,423.71    80.00                            0.250       0.017       0.733
5854285       1-Dec-30    $    324,584.08    72.54                            0.250       0.017       0.983
5854341       1-Oct-30    $    448,869.41    50.00                            0.250       0.017       1.108
5854450       1-Dec-30    $    330,454.46    79.99                            0.250       0.017       0.733
5854454       1-Dec-30    $    299,596.08    75.95                            0.250       0.017       0.733
5854491       1-Nov-30    $    498,986.82    54.05                            0.250       0.017       0.733
5854636       1-Jan-31    $    478,702.27    68.43                            0.250       0.017       1.108
5854744       1-Jan-31    $    415,734.73    80.00                            0.250       0.017       0.983
5854930       1-Dec-30    $    333,750.03    79.99                            0.250       0.017       0.733
5854994       1-Jan-31    $    332,764.96    79.88                            0.250       0.017       0.483
5855019       1-Dec-30    $    639,180.96    61.54                            0.250       0.017       0.983
5855043       1-Dec-30    $    299,644.49    68.03                            0.250       0.017       1.358
5855064       1-Jan-31    $    454,195.04    90.00                      13    0.250       0.017       0.733
5855075       1-Nov-30    $    494,321.41    80.00                            0.250       0.017       0.858
5855078       1-Jan-31    $    304,615.35    80.00                            0.250       0.017       1.233
5855079       1-Jan-31    $    231,848.23    53.95                            0.250       0.017       0.858
5855172       1-Nov-30    $    404,158.34    66.56                            0.250       0.017       0.608
5855194       1-Nov-30    $    310,979.50    80.00                            0.250       0.017       0.858
5855273       1-Dec-30    $    698,932.30    40.23                            0.250       0.017       0.858
5855340       1-Jan-31    $    423,722.64    80.00                            0.250       0.017       0.858
5855369       1-Dec-30    $    275,618.87    79.99                            0.250       0.017       0.608
5855379       1-Dec-30    $    299,261.98    53.57                            0.250       0.017       0.358
5855469       1-Dec-30    $    409,025.90    80.00                            0.250       0.017       0.983
5855533       1-Feb-31    $    388,500.00    70.00                            0.250       0.017       0.733
5855608       1-Dec-30    $    494,366.54    90.00                      06    0.250       0.017       0.983
5855772       1-Dec-20    $    627,820.29    70.00                            0.250       0.017       0.608
5855836       1-Dec-30    $    499,343.64    64.18                            0.250       0.017       0.858
5855840       1-Dec-30    $    314,607.05    75.00                            0.250       0.017       1.108
5855841       1-Nov-30    $    280,765.32    69.99                            0.250       0.017       0.608
5855845       1-Dec-30    $    360,832.79    85.00                      33    0.250       0.017       1.483
5855848       1-Dec-30    $    626,155.78    59.71                            0.250       0.017       0.733
5855870       1-Jan-31    $    355,778.72    74.48                            0.250       0.017       1.108
5855998       1-Nov-30    $    303,399.38    78.35                            0.250       0.017       0.858
5856028       1-Nov-30    $    292,713.26    85.00                      06    0.250       0.017       1.233
5856081       1-Dec-30    $    989,543.00    75.00                            0.250       0.017       1.108
5856244       1-Jan-31    $    524,638.69    75.21                            0.250       0.017       0.608
5856304       1-Dec-30    $    404,481.72    72.97                            0.250       0.017       0.983
5856313       1-Dec-30    $    998,687.27    67.80                            0.250       0.017       0.858
5856363       1-Dec-30    $    440,406.23    73.50                            0.250       0.017       0.733
5856404       1-Dec-30    $    337,556.30    80.00                            0.250       0.017       0.858
5856449       1-Dec-30    $    284,262.73    94.99                      06    0.250       0.017       1.358
5856579       1-Dec-30    $    399,488.11    40.00                            0.250       0.017       0.983
5856608       1-Dec-30    $    299,596.06    39.47                            0.250       0.017       0.733
5856619       1-Dec-30    $    339,322.02    56.67                            0.250       0.017       0.983
5856727       1-Dec-30    $    374,555.59    71.43                            0.250       0.017       1.358
5856798       1-Jan-31    $    619,624.41    80.00                            0.250       0.017       1.233
5856864       1-Dec-30    $    318,991.25    79.97                            0.250       0.017       0.983
5856936       1-Nov-30    $    379,148.54    68.57                            0.250       0.017       0.858
5856962       1-Nov-30    $    321,363.82    74.19                            0.250       0.017       0.858
5857152       1-Dec-30    $    379,525.95    80.00                            0.250       0.017       1.108
5857258       1-Jan-31    $    538,007.84    80.00                            0.250       0.017       0.858
5857341       1-Nov-30    $    351,372.05    80.00                            0.250       0.017       1.358
5857385       1-Dec-30    $    301,603.54    69.02                            0.250       0.017       0.858
5857454       1-Dec-30    $    314,607.05    90.00                      33    0.250       0.017       1.108
5857523       1-Dec-30    $    413,483.56    80.00                            0.250       0.017       1.108
5857585       1-Dec-30    $    399,461.43    64.00                            0.250       0.017       0.733
5857694       1-Dec-30    $    359,515.29    63.44                            0.250       0.017       0.733
5857759       1-Dec-30    $    607,277.48    33.03                            0.250       0.017       0.858
5857918       1-Nov-30    $    324,324.59    44.52                            0.250       0.017       0.608
5857986       1-Dec-30    $    371,535.95    80.00                            0.250       0.017       1.108
5857996       1-Dec-30    $    387,563.33    80.00                            0.250       0.017       1.608
5858009       1-Feb-31    $    426,000.00    64.06                            0.250       0.017       0.233
5858100       1-Jan-31    $    349,752.97    41.18                            0.250       0.017       0.483
5858128       1-Nov-30    $    289,137.18    75.32                            0.250       0.017       0.858
5858133       1-Dec-30    $    534,397.90    69.93                            0.250       0.017       1.608
5858140       1-Jan-31    $    449,682.39    62.07                            0.250       0.017       0.483
5858155       1-Nov-30    $    572,392.77    41.82                            0.250       0.017       0.858
5858160       1-Dec-30    $    365,929.84    80.00                            0.250       0.017       1.108
5858179       1-Nov-30    $    349,290.76    77.78                            0.250       0.017       0.733
5858254       1-Jan-31    $    599,587.08    67.19                            0.250       0.017       0.608
5858617       1-Dec-30    $    319,058.80    90.00                      11    0.250       0.017       0.608
5858665       1-Nov-30    $    314,339.30    59.43                            0.250       0.017       0.608
5858750       1-Nov-30    $    287,381.10    80.00                            0.250       0.017       0.858
5858765       1-Nov-30    $    330,211.47    89.95                      11    0.250       0.017       0.608
5858844       1-Feb-31    $    600,000.00    51.50                            0.250       0.017       0.608
5858947       1-Dec-30    $    439,422.41    80.00                            0.250       0.017       0.858
5859079       1-Nov-30    $    315,306.83    90.00                      12    0.250       0.017       1.108
5859112       1-Nov-30    $    362,727.46    80.00                            0.250       0.017       1.233
5859133       1-Nov-30    $    448,901.52    48.65                            0.250       0.017       1.108
5859149       1-Dec-30    $    499,215.49    50.00                            0.250       0.017       0.983
5859159       1-Dec-30    $    291,952.36    79.99                            0.250       0.017       0.733
5859166       1-Nov-30    $    485,557.34    79.75                            0.250       0.017       0.983
5859190       1-Jan-31    $    347,766.49    80.00                            0.250       0.017       0.733
5859200       1-Nov-30    $    169,539.15    29.82                            0.250       0.017       1.483
5859207       1-Nov-30    $    294,659.67    80.00                            0.250       0.017       1.233
5859211       1-Nov-30    $    348,860.29    75.00                            0.250       0.017       1.233
5859220       1-Dec-30    $    514,389.70    70.07                            0.250       0.017       1.358
5859320       1-Dec-30    $    324,562.40    62.63                            0.250       0.017       0.733
5859356       1-Nov-30    $    287,359.41    89.97                      12    0.250       0.017       1.108
5859369       1-Nov-30    $    499,061.12    48.31                            0.250       0.017       1.108
5859379       1-Nov-30    $    299,063.38    49.42                            0.250       0.017       1.358
5859381       1-Nov-30    $    350,789.65    65.00                            0.250       0.017       0.733
5859393       1-Nov-30    $    295,458.22    54.81                            0.250       0.017       1.233
5859394       1-Nov-30    $    377,223.42    90.00                      12    0.250       0.017       1.108
5859404       1-Nov-30    $    275,226.82    63.40                            0.250       0.017       0.608
5859421       1-Nov-30    $    273,485.51    66.02                            0.250       0.017       1.108
5859440       1-Nov-30    $    399,267.87    68.38                            0.250       0.017       1.233
5859452       1-Nov-30    $    598,844.29    60.00                            0.250       0.017       0.983
5859468       1-Nov-30    $    345,649.72    80.00                            0.250       0.017       1.108
5859476       1-Nov-30    $    648,502.12    78.79                            0.250       0.017       0.983
5859487       1-Nov-30    $    283,518.79    80.00                            0.250       0.017       1.608
5859492       1-Nov-30    $    402,462.02    80.00                            0.250       0.017       1.233
5859536       1-Nov-30    $    349,342.78    75.27                            0.250       0.017       1.108
5859541       1-Dec-30    $    226,076.08    63.62                            0.250       0.017       1.233
5859573       1-Nov-30    $    275,440.72    80.00                            0.250       0.017       0.733
5859599       1-Jan-31    $    340,727.66    81.19                      06    0.250       0.017       1.358
5859774       1-Nov-30    $    178,757.83    57.51                            0.250       0.017       1.108
5859821       1-Jan-31    $    383,748.81    75.00                            0.250       0.017       0.858
5859896       1-Dec-30    $    294,582.23    81.94                      06    0.250       0.017       0.483
5859912       1-Jan-31    $    423,708.20    80.00                            0.250       0.017       0.608
5859995       1-Dec-30    $    305,198.82    80.00                            0.250       0.017       0.858
5860012       1-Jan-31    $    754,530.72    36.83                            0.250       0.017       1.108
5860224       1-Nov-30    $    309,402.87    68.89                            0.250       0.017       0.983
5860286       1-Nov-30    $    331,392.35    80.00                            0.250       0.017       1.233
5860319       1-Nov-30    $    340,641.23    75.00                            0.250       0.017       1.358
5860327       1-Jan-31    $    311,320.77    70.00                            0.250       0.017       1.483
5860344       1-Dec-30    $    514,620.19    79.99                            0.250       0.017       0.483
5860349       1-Jan-31    $    359,770.44    53.33                            0.250       0.017       0.983
5860392       1-Feb-31    $     70,000.00    51.25                            0.250       0.017       1.108
5860404       1-Jan-31    $    359,758.44    80.00                            0.250       0.017       0.733
5860430       1-Dec-30    $    307,644.29    80.00                            0.250       0.017       1.483
5860470       1-Nov-30    $    283,438.87    80.00                            0.250       0.017       0.858
5860479       1-Dec-30    $    289,939.00    69.74                            0.250       0.017       1.608
5860517       1-Dec-30    $    347,543.16    80.00                            0.250       0.017       0.858
5860535       1-Jan-31    $    423,729.60    57.30                            0.250       0.017       0.983
5860573       1-Dec-30    $    384,494.62    43.50                            0.250       0.017       0.858
5860589       1-Dec-30    $    649,146.74    65.13                            0.250       0.017       0.858
5860612       1-Dec-30    $    455,416.44    80.00                            0.250       0.017       0.983
5860721       1-Dec-30    $    646,628.18    70.00                            0.250       0.017       0.733
5860826       1-Dec-30    $    425,268.83    53.23                            0.250       0.017       1.108
5861073       1-Jan-31    $    313,644.70    74.99                            0.250       0.017       0.858
5861076       1-Dec-30    $    422,944.06    68.86                            0.250       0.017       0.858
5861097       1-Dec-30    $    503,432.81    74.67                            0.250       0.017       1.608
5861099       1-Nov-30    $    420,688.11    63.38                            0.250       0.017       0.983
5861119       1-Feb-31    $    315,000.00    74.12                            0.250       0.017       0.483
5861155       1-Jan-31    $    549,649.28    44.00                            0.250       0.017       0.983
5861161       1-Jan-31    $    999,362.33    32.39                            0.250       0.017       0.983
5861270       1-Dec-30    $    159,725.55    80.00                            0.250       0.017       1.233
5861366       1-Jan-31    $    361,774.99    47.63                            0.250       0.017       1.108
5861418       1-Dec-30    $    277,770.43    90.00                      01    0.250       0.017       1.358
5861421       1-Jan-31    $    151,310.60    46.58                            0.250       0.017       1.358
5861435       1-Dec-30    $    419,448.66    80.00                            0.250       0.017       0.858
5861480       1-Jan-31    $    387,233.32    55.36                            0.250       0.017       0.608
5861504       1-Jan-31    $    289,784.77    57.14                            0.250       0.017       0.233
5861532       1-Jan-31    $    224,860.14    75.00                            0.250       0.017       1.108
5861678       1-Jan-31    $    322,794.03    66.46                            0.250       0.017       0.983
5861719       1-Dec-30    $    620,384.53    80.00                            0.250       0.017       0.858
5861859       1-Jan-31    $    337,310.78    75.00                            0.250       0.017       1.608
5861931       1-Dec-30    $    749,040.21    50.00                            0.250       0.017       0.983
5861986       1-Nov-30    $    463,150.74    80.00                            0.250       0.017       1.233
5862008       1-Jan-31    $    513,264.03    80.00                            0.250       0.017       0.858
5862130       1-Sep-30    $    605,402.14    60.70                            0.250       0.017       1.983
5862152       1-Jan-31    $    291,808.98    80.00                            0.250       0.017       0.858
5862156       1-Jan-31    $    499,681.16    50.00                            0.250       0.017       0.983
5862167       1-Nov-30    $    309,330.01    64.73                            0.250       0.017       1.483
5862201       1-Dec-30    $    325,259.59    56.22                            0.250       0.017       0.733
5862215       1-Dec-30    $    334,137.94    79.67                            0.250       0.017       0.608
5862261       1-Jan-31    $    299,827.39    46.15                            0.250       0.017       1.483
5862457       1-Jan-31    $    649,574.80    54.17                            0.250       0.017       0.858
5862479       1-Jan-31    $    304,723.96    67.03                            0.250       0.017       1.483
5862578       1-Aug-30    $    285,219.32    90.00                      01    0.250       0.017       1.608
5862638       1-Jan-31    $    526,646.39    79.97                            0.250       0.017       0.733
5862668       1-Jan-31    $    328,279.58    36.22                            0.250       0.017       0.733
5862688       1-Jan-31    $    309,802.32    26.72                            0.250       0.017       0.983
5862691       1-Dec-30    $    846,346.47    56.49                            0.250       0.017       1.608
5862710       1-Jan-31    $    415,720.86    79.24                            0.250       0.017       0.733
5862728       1-Jan-31    $    135,913.27    57.87                            0.250       0.017       0.983
5862731       1-Jan-31    $    499,704.80    74.85                            0.250       0.017       1.358
5862786       1-Jan-31    $    566,599.81    58.15                            0.250       0.017       0.483
5862873       1-Nov-30    $    296,627.56    80.00                            0.250       0.017       0.983
5862898       1-Feb-31    $    393,000.00    70.71                            0.250       0.017       0.733
5862912       1-Dec-30    $    280,212.53    79.99                            0.250       0.017       0.608
5862918       1-Aug-30    $    193,799.35    80.00                            0.250       0.017       2.108
5862923       1-Dec-30    $    467,416.19    52.00                            0.250       0.017       1.108
5862938       1-Dec-30    $    386,478.93    90.00                      12    0.250       0.017       0.733
5862980       1-Jan-31    $    320,989.88    68.34                            0.250       0.017       0.858
5863043       1-Oct-30    $    448,631.98    76.20                            0.250       0.017       1.858
5863050       1-Nov-30    $    279,460.66    63.64                            0.250       0.017       0.983
5863073       1-Oct-30    $    279,564.64    94.99                      33    0.250       0.017       1.608
5863141       1-Dec-30    $    336,346.52    80.00                            0.250       0.017       0.733
5863144       1-Dec-30    $    339,564.89    80.00                            0.250       0.017       0.983
5863190       1-Jan-31    $    344,801.51    76.84                            0.250       0.017       1.483
5863193       1-Dec-30    $    379,549.67    80.00                            0.250       0.017       1.358
5863208       1-Dec-30    $    299,145.07    74.97                            0.250       0.017       1.358
5863265       1-Dec-30    $    329,566.80    69.86                            0.250       0.017       0.858
5863390       1-Jan-31    $    849,415.04    75.22                            0.250       0.017       0.608
5863402       1-Jan-31    $    486,856.13    80.00                            0.250       0.017       0.483
5863426       1-Jan-31    $    249,832.25    66.63                            0.250       0.017       0.733
5863442       1-Dec-30    $    374,507.74    75.76                            0.250       0.017       0.858
5863443       1-Dec-30    $    390,486.74    71.09                            0.250       0.017       0.858
5863463       1-Dec-30    $    399,474.91    76.63                            0.250       0.017       0.858
5863464       1-Dec-30    $    397,503.51    79.92                            0.250       0.017       1.108
5863476       1-Dec-30    $    484,410.30    74.62                            0.250       0.017       1.233
5863503       1-Dec-30    $    299,625.76    66.67                            0.250       0.017       1.108
5863520       1-Dec-30    $    459,364.78    80.00                            0.250       0.017       0.608
5863521       1-Nov-30    $    359,341.09    84.71                      06    0.250       0.017       1.233
5863557       1-Jan-31    $    297,305.39    70.00                            0.250       0.017       0.858
5863608       1-Dec-30    $    326,770.48    80.00                            0.250       0.017       0.858
5863633       1-Feb-31    $    900,000.00    75.00                            0.250       0.017       0.983
5863773       1-Jan-31    $    449,698.05    62.07                            0.250       0.017       0.733
5863795       1-Oct-30    $    648,302.09    78.87                            0.250       0.017       0.733
5863876       1-Jan-31    $    426,720.68    34.86                            0.250       0.017       0.858
5863984       1-Dec-30    $    681,711.78    70.00                            0.250       0.017       1.483
5864182       1-Dec-30    $    594,657.27    80.00                            0.250       0.017       1.108
5864192       1-Dec-30    $    386,142.43    80.00                            0.250       0.017       0.858
5864201       1-Dec-30    $    438,637.95    80.00                            0.250       0.017       0.983
5864339       1-Jan-31    $    424,122.38    80.00                            0.250       0.017       0.858
5864373       1-Nov-30    $    368,851.06    80.00                            0.250       0.017       0.733
5864384       1-Jan-31    $    378,461.35    70.00                            0.250       0.017       1.483
5864393       1-Dec-30    $    279,623.00    71.43                            0.250       0.017       0.733
5864469       1-Jan-31    $    357,383.36    80.00                            0.250       0.017       1.233
5864505       1-Jan-31    $    649,585.52    76.47                            0.250       0.017       0.983
5864529       1-Dec-30    $    300,115.44    68.45                            0.250       0.017       0.983
5864564       1-Dec-30    $    496,863.34    79.99                            0.250       0.017       0.983
5864589       1-Dec-30    $    479,385.74    80.00                            0.250       0.017       0.983
5864595       1-Dec-30    $    344,514.68    75.00                            0.250       0.017       0.983
5864599       1-Nov-30    $    423,342.02    77.11                            0.250       0.017       1.358
5864603       1-Nov-30    $    331,376.59    80.00                            0.250       0.017       1.108
5864609       1-Dec-30    $    290,526.91    52.91                            0.250       0.017       0.983
5864612       1-Nov-30    $    518,748.62    71.23                            0.250       0.017       0.858
5864619       1-Dec-30    $    293,623.77    79.46                            0.250       0.017       0.983
5864669       1-Nov-30    $    299,436.68    51.28                            0.250       0.017       1.108
5864682       1-Nov-30    $    288,491.95    89.92                      11    0.250       0.017       0.983
5864697       1-Jan-31    $    399,738.34    43.96                            0.250       0.017       0.858
5864712       1-Dec-30    $    284,596.41    74.41                            0.250       0.017       0.483
5864718       1-Jan-31    $    312,789.98    65.34                            0.250       0.017       0.733
5864722       1-Nov-30    $    281,417.81    71.57                            0.250       0.017       1.233
5864763       1-Dec-30    $    409,461.79    67.66                            0.250       0.017       0.858
5864786       1-Dec-30    $    282,926.05    69.99                            0.250       0.017       0.983
5864802       1-Dec-30    $    426,653.31    79.11                            0.250       0.017       0.983
5864882       1-Dec-30    $    407,491.05    80.00                            0.250       0.017       1.108
5864909       1-Dec-30    $    289,599.55    64.80                            0.250       0.017       0.608
5864912       1-Nov-30    $    462,373.64    80.00                            0.250       0.017       1.358
5864917       1-Dec-30    $    374,455.44    62.50                            0.250       0.017       0.358
5864951       1-Nov-30    $    295,814.37    90.00                      06    0.250       0.017       0.858
5864952       1-Dec-30    $    275,646.79    64.19                            0.250       0.017       0.983
5864969       1-Dec-30    $    288,130.81    36.06                            0.250       0.017       0.983
5864973       1-Dec-30    $    403,482.99    80.00                            0.250       0.017       0.983
5865077       1-Feb-31    $    332,550.00    79.99                            0.250       0.017       0.608
5865147       1-Jan-31    $    365,741.68    80.00                            0.250       0.017       0.483
5865522       1-Dec-30    $    443,446.13    80.00                            0.250       0.017       1.108
5865756       1-Dec-30    $    415,467.64    80.00                            0.250       0.017       0.983
5865807       1-Dec-30    $    283,155.29    90.00                      33    0.250       0.017       1.233
5865821       1-Dec-30    $    287,631.44    80.00                            0.250       0.017       0.983
5865831       1-Dec-30    $    322,679.31    63.43                            0.250       0.017       0.983
5866100       1-Jan-31    $    296,805.72    90.00                      11    0.250       0.017       0.858
5866137       1-Jan-31    $    615,207.45    80.00                            0.250       0.017       0.983
5866295       1-Jan-31    $    328,595.63    80.00                            0.250       0.017       1.108
5866324       1-Dec-30    $    344,591.15    87.34                      12    0.250       0.017       1.358
5866613       1-Dec-30    $    319,546.84    65.04                            0.250       0.017       0.483
5866645       1-Jan-31    $    484,706.19    89.98                      33    0.250       0.017       1.233
5866684       1-Nov-30    $    349,308.46    93.36                      11    0.250       0.017       0.858
5866703       1-Dec-30    $    197,777.17    60.00                            0.250       0.017       1.608
5866705       1-Nov-30    $    299,379.87    75.15                            0.250       0.017       0.858
5866723       1-Oct-30    $    329,191.82    75.00                            0.250       0.017       1.233
5866738       1-Dec-30    $    349,096.92    64.94                            0.250       0.017       0.733
5866755       1-Dec-30    $    587,827.34    79.99                            0.250       0.017       0.858
5866758       1-Dec-30    $    313,108.92    95.00                      01    0.250       0.017       1.108
5866761       1-Dec-30    $    309,613.30    69.66                            0.250       0.017       1.108
5866769       1-Dec-30    $    319,579.94    80.00                            0.250       0.017       0.858
5866818       1-Dec-30    $    609,178.69    72.62                            0.250       0.017       0.733
5867142       1-Dec-30    $    349,585.25    58.14                            0.250       0.017       1.358
5867207       1-Jan-31    $    511,689.83    77.58                            0.250       0.017       1.233
5867240       1-Feb-31    $    925,000.00    60.66                            0.250       0.017       1.358
5867336       1-Jan-31    $    477,687.32    68.78                            0.250       0.017       0.858
5867364       1-Jan-31    $    309,792.00    83.33                      11    0.250       0.017       0.733
5867390       1-Dec-30    $    479,369.89    76.19                            0.250       0.017       0.858
5867412       1-Dec-30    $    649,124.82    65.07                            0.250       0.017       0.733
5867483       1-Dec-30    $    359,522.98    71.26                            0.250       0.017       0.983
5867530       1-Jan-31    $    204,872.58    56.16                            0.250       0.017       1.108
5867535       1-Dec-30    $    318,362.43    75.00                            0.250       0.017       1.233
5867540       1-Dec-30    $    323,531.51    90.00                      06    0.250       0.017       0.733
5867554       1-Dec-30    $    387,503.46    80.00                            0.250       0.017       0.983
5867568       1-Jan-31    $    379,745.02    80.00                            0.250       0.017       0.733
5867605       1-Dec-30    $    367,516.93    71.46                            0.250       0.017       0.858
5867947       1-Dec-30    $    479,385.74    80.00                            0.250       0.017       0.983
5867950       1-Dec-30    $    324,573.36    67.71                            0.250       0.017       0.858
5867963       1-Dec-30    $    311,480.05    79.99                            0.250       0.017       0.733
5867970       1-Dec-30    $    599,192.14    49.76                            0.250       0.017       0.733
5867996       1-Dec-30    $    293,424.03    41.38                            0.250       0.017       0.983
5868072       1-Jan-31    $    460,905.90    80.00                            0.250       0.017       0.983
5868083       1-Jan-31    $    319,801.09    88.88                      01    0.250       0.017       1.108
5868111       1-Jan-31    $    679,588.06    29.57                            0.250       0.017       1.233
5868157       1-Dec-30    $    293,614.06    68.37                            0.250       0.017       0.858
5868245       1-Jan-31    $    607,622.09    71.53                            0.250       0.017       1.108
5868406       1-Jan-31    $    458,534.21    62.01                            0.250       0.017       0.608
5868456       1-Jan-31    $    355,755.00    50.86                            0.250       0.017       0.608
5868463       1-Jan-31    $    800,502.13    61.62                            0.250       0.017       1.108
5868584       1-Jan-31    $    434,715.45    58.23                            0.250       0.017       0.858
5868657       1-Jan-31    $    349,765.15    46.54                            0.250       0.017       0.733
5868767       1-Jan-31    $    371,912.69    79.18                            0.250       0.017       0.983
5868792       1-Nov-30    $    339,311.02    80.00                            0.250       0.017       0.733
5868998       1-Dec-30    $    303,630.36    70.70                            0.250       0.017       1.233
5869069       1-Jan-31    $    499,647.10    57.50   FX30YR                   0.250       0.017       0.483
5869241       1-Jan-31    $    339,804.38    56.67                            0.250       0.017       1.483
5869247       1-Feb-31    $    562,500.00    75.00                            0.250       0.017       0.608
5869449       1-Dec-30    $    287,631.44    80.00                            0.250       0.017       0.983
5869464       1-Dec-30    $    450,223.10    80.00                            0.250       0.017       0.983
5869481       1-Dec-30    $    604,185.40    50.33                            0.250       0.017       0.733
5869495       1-Dec-30    $    499,360.15    78.37                            0.250       0.017       0.983
5869673       1-Dec-30    $    390,486.74    79.80                            0.250       0.017       0.858
5869684       1-Dec-30    $    342,572.12    76.22                            0.250       0.017       1.108
5869698       1-Dec-30    $    368,315.87    80.00                            0.250       0.017       0.858
5869708       1-Dec-30    $    349,526.91    60.55                            0.250       0.017       0.733
5869851       1-Jan-31    $    299,793.54    63.83                            0.250       0.017       0.608
5869951       1-Jan-31    $    397,252.93    75.00                            0.250       0.017       1.108
5869963       1-Feb-31    $    525,000.00    79.55                            0.250       0.017       0.733
5869975       1-Jan-31    $    499,689.21    76.22                            0.250       0.017       1.108
5870112       1-Jan-31    $    311,820.49    43.03                            0.250       0.017       1.483
5870151       1-Jan-31    $    332,787.66    50.61                            0.250       0.017       0.983
5870199       1-Nov-30    $    421,544.03    80.00                            0.250       0.017       0.733
5870211       1-Jan-31    $    286,900.53    80.00                            0.250       0.017       1.233
5870223       1-Feb-31    $    332,750.00    89.69                      01    0.250       0.017       1.483
5870226       1-Jan-31    $    349,759.13    63.64                            0.250       0.017       0.608
5870233       1-Nov-30    $    300,305.48    89.97                      13    0.250       0.017       0.858
5870266       1-Dec-30    $    625,178.25    56.91                            0.250       0.017       0.858
5870286       1-Jan-31    $    284,793.77    43.85                            0.250       0.017       0.733
5870322       1-Jan-31    $    574,669.18    57.50                            0.250       0.017       1.483
5870373       1-Dec-30    $    354,457.28    79.75                            0.250       0.017       1.108
5870376       1-Jan-31    $    749,545.64    67.45                            0.250       0.017       1.233
5870385       1-Dec-30    $    307,615.79    80.00                            0.250       0.017       1.108
5870403       1-Dec-30    $    275,542.40    80.00                            0.250       0.017       0.983
5870416       1-Dec-30    $    419,416.19    56.38                            0.250       0.017       0.733
5870424       1-Dec-30    $    399,501.02    51.68                            0.250       0.017       1.108
5870427       1-Dec-30    $    299,616.08    80.00                            0.250       0.017       0.983
5870428       1-Dec-30    $    307,605.85    80.00                            0.250       0.017       0.983
5870444       1-Dec-30    $    389,513.50    72.22                            0.250       0.017       1.108
5870458       1-Dec-30    $    339,542.22    61.26                            0.250       0.017       0.733
5870513       1-Jan-31    $    649,541.24    54.17                            0.250       0.017       0.483
5870680       1-Feb-31    $    367,500.00    75.00                            0.250       0.017       0.733
5870776       1-Feb-31    $    384,000.00    80.00                            0.250       0.017       0.233
5870810       1-Jan-31    $    409,710.62    50.62                            0.250       0.017       0.483
5870935       1-Jan-31    $    361,551.00    67.00                            0.250       0.017       0.608
5870941       1-Dec-30    $    419,448.66    80.00                            0.250       0.017       0.858
5870952       1-Jan-31    $    353,756.38    62.99                            0.250       0.017       0.608
5870953       1-Dec-30    $    398,362.90    89.99                 06         0.250       0.017       0.733
5870962       1-Dec-30    $    373,967.61    90.00                 11         0.250       0.017       1.483
5870978       1-Dec-30    $    372,522.68    89.90                 11         0.250       0.017       0.983
5870983       1-Dec-30    $    649,124.82    68.78                            0.250       0.017       0.733
5871037       1-Jan-31    $    362,013.03    70.00                            0.250       0.017       0.858
5871071       1-Oct-30    $    375,030.98    80.00                            0.250       0.017       0.983
5871125       1-Jan-31    $    431,695.09    49.09                            0.250       0.017       0.483
5871154       1-Nov-30    $    314,258.79    79.99                            0.250       0.017       1.108
5871241       1-Jan-31    $    374,005.18    89.99                 33         0.250       0.017       0.858
5871441       1-Jan-31    $    829,509.97    69.75                            0.250       0.017       1.358
5871475       1-Jan-31    $    282,319.86    39.24                            0.250       0.017       0.983
5871481       1-Jan-31    $    599,636.51    62.31                            0.250       0.017       1.233
5871554       1-Feb-31    $    961,000.00    48.05                            0.250       0.017       0.483
5871595       1-Dec-30    $    319,579.94    64.00                            0.250       0.017       0.858
5871655       1-Dec-30    $    315,394.24    80.00                            0.250       0.017       0.983
5871824       1-Jan-31    $    299,788.26    30.77                            0.250       0.017       0.483
5871938       1-Feb-31    $    380,000.00    80.00                            0.250       0.017       0.358
5871948       1-Dec-30    $    358,340.85    79.99                            0.250       0.017       0.983
5871999       1-Jan-31    $    345,779.36    78.64                            0.250       0.017       0.983
5872189       1-Jan-31    $    298,827.97    69.53                            0.250       0.017       1.483
5872376       1-Jan-31    $    607,192.32    80.00                            0.250       0.017       0.733
5872505       1-Jan-31    $    343,763.26    80.00                            0.250       0.017       0.608
5872518       1-Feb-31    $    299,000.00    86.67                 33         0.250       0.017       1.358
5872580       1-Dec-30    $    359,584.25    61.54                            0.250       0.017       1.483
5872596       1-Dec-30    $    322,626.98    60.94                            0.250       0.017       1.483
5872601       1-Jan-31    $    324,770.62    66.33                            0.250       0.017       0.483
5872606       1-Dec-30    $    301,083.65    90.00                 33         0.250       0.017       0.608
5872717       1-Jan-31    $    434,715.44    75.00                            0.250       0.017       0.858
5872836       1-Jan-31    $    335,785.74    80.00                            0.250       0.017       0.983
5873042       1-Dec-30    $    357,964.22    80.00                            0.250       0.017       1.233
5873138       1-Feb-31    $    607,973.38    40.62                            0.250       0.017       0.483
5873216       1-Jan-31    $    468,693.20    70.00                            0.250       0.017       0.858
5873225       1-Jan-31    $    354,579.47    79.98                            0.250       0.017       1.108
5873392       1-Dec-30    $    339,607.35    52.31                            0.250       0.017       1.483
5873411       1-Jan-31    $    466,102.59    80.00                            0.250       0.017       0.983
5873422       1-Jan-31    $    639,570.58    68.09                            0.250       0.017       0.733
5873425       1-Dec-30    $    339,553.69    71.52                            0.250       0.017       0.858
5873435       1-Dec-30    $    343,570.88    80.00                            0.250       0.017       1.108
5873518       1-Nov-30    $    437,904.87    75.00                            0.250       0.017       0.983
5873549       1-Feb-31    $    390,000.00    65.00                            0.250       0.017       0.733
5873561       1-Jan-31    $    296,061.09    75.00                            0.250       0.017       0.983
5873685       1-Dec-30    $    402,484.29    67.17                            0.250       0.017       0.983
5873691       1-Jan-31    $    436,706.78    69.37                            0.250       0.017       0.733
5873898       1-Jan-31    $    443,724.03    80.00                            0.250       0.017       1.108
5874035       1-Dec-30    $    601,189.45    70.00                            0.250       0.017       0.733
5874088       1-Dec-30    $    295,081.53    94.99                 33         0.250       0.017       0.483
5874135       1-Dec-30    $    344,523.59    60.80                            0.250       0.017       0.608
5874145       1-Dec-30    $    545,318.91    72.80                            0.250       0.017       1.108
5874148       1-Dec-30    $    423,443.42    80.00                            0.250       0.017       0.858
5874155       1-Jan-31    $    388,258.53    71.94                            0.250       0.017       1.108
5874169       1-Jan-31    $    449,720.30    65.03                            0.250       0.017       1.108
5874201       1-Dec-30    $    346,344.74    37.09                            0.250       0.017       0.858
5874546       1-Jan-31    $    399,717.68    45.45                            0.250       0.017       0.483
5874576       1-Jan-31    $    373,279.48    90.00                 11         0.250       0.017       1.358
5874583       1-Jan-31    $    314,772.00    75.00                            0.250       0.017       0.358
5874646       1-Jan-31    $    335,780.21    79.06                            0.250       0.017       0.858
5874850       1-Feb-31    $    553,000.00    70.00                            0.250       0.017       1.108
5874971       1-Feb-31    $    300,000.00    80.00                            0.250       0.017       1.233
5874981       1-Jan-31    $    329,784.12    73.99                            0.250       0.017       0.858
5875049       1-Jan-31    $    999,394.19    35.71                            0.250       0.017       1.233
5875101       1-Dec-30    $    299,616.08    84.75                 06         0.250       0.017       0.983
5875120       1-Dec-30    $    289,552.07    53.21                            0.250       0.017       0.733
5875148       1-Jan-31    $    314,804.21    70.00                            0.250       0.017       1.108
5875153       1-Dec-30    $    374,719.86    80.00                            0.250       0.017       0.983
5875168       1-Jan-31    $    587,643.79    70.00                            0.250       0.017       1.233
5875180       1-Jan-31    $    379,745.02    65.52                            0.250       0.017       0.733
5875183       1-Dec-30    $    295,501.59    79.99                            0.250       0.017       0.733
5875186       1-Dec-30    $    294,093.33    72.36                            0.250       0.017       0.608
5875191       1-Dec-30    $    389,500.91    75.00                            0.250       0.017       0.983
5875434       1-Oct-30    $    295,217.57    80.00                            0.250       0.017       0.858
5875662       1-Jan-21    $    551,003.12    77.75                            0.250       0.017       0.233
5875705       1-Dec-30    $    378,502.50    42.11                            0.250       0.017       0.858
5875719       1-Jan-31    $    379,751.43    80.00                            0.250       0.017       0.858
5875724       1-Dec-30    $    428,265.10    80.00                            0.250       0.017       1.108
5875764       1-Jan-31    $    307,298.85    75.00                            0.250       0.017       0.858
5875782       1-Jan-31    $    392,755.73    74.86                            0.250       0.017       1.108
5875791       1-Jan-31    $    289,715.08    79.89                            0.250       0.017       0.983
5875879       1-Dec-30    $    329,588.34    60.00                            0.250       0.017       1.108
5875886       1-Jan-31    $    411,716.46    80.00                            0.250       0.017       0.608
5876065       1-Feb-31    $    455,000.00    70.00                            0.250       0.017       0.483
5876227       1-Oct-30    $    329,836.45    79.73                            0.250       0.017       1.483
5876283       1-Dec-30    $    295,501.47    74.94                            0.250       0.017       0.733
5876300       1-Dec-30    $    364,578.47    63.48                            0.250       0.017       1.483
5876408       1-Jan-31    $    499,664.51    76.92                            0.250       0.017       0.733
5876539       1-Jan-31    $    579,620.60    80.00                            0.250       0.017       0.858
5876558       1-Jan-31    $    283,818.90    80.00                            0.250       0.017       0.983
5876752       1-Jan-31    $    373,236.39    90.00                 33         0.250       0.017       0.483
5876769       1-Jan-31    $    291,813.80    80.00                            0.250       0.017       0.983
5876792       1-Jan-31    $    499,672.93    72.99                            0.250       0.017       0.858
5876810       1-Dec-30    $    291,626.32    76.84                            0.250       0.017       0.983
5876838       1-Feb-31    $    578,000.00    79.94                            0.250       0.017       0.358
5877003       1-Jan-31    $    347,760.50    80.00                            0.250       0.017       0.608
5877079       1-Jan-31    $    293,817.26    60.00                            0.250       0.017       1.108
5877177       1-Jan-31    $    495,658.66    62.00                            0.250       0.017       0.608
5877249       1-Jan-31    $    417,330.21    51.60                            0.250       0.017       0.858
5877255       1-Jan-31    $    399,724.72    57.72                            0.250       0.017       0.608
5877277       1-Jan-31    $    479,693.92    68.57                            0.250       0.017       0.983
5877315       1-Dec-30    $    327,080.90    80.00                            0.250       0.017       0.983
5877397       1-Dec-30    $    390,324.84    80.00                            0.250       0.017       1.233
5877632       1-Jan-31    $    526,246.67    79.98                            0.250       0.017       0.733
5877653       1-Feb-31    $    409,072.30    76.64                            0.250       0.017       0.983
5877783       1-Feb-31    $    480,000.00    81.08                 33         0.250       0.017       1.233
5877876       1-Dec-30    $    344,547.11    66.67                            0.250       0.017       0.858
5877892       1-Dec-30    $    649,079.51    71.98                            0.250       0.017       0.483
5877894       1-Dec-30    $    394,454.53    79.80                            0.250       0.017       0.608
5877919       1-Nov-30    $    331,759.74    77.30                            0.250       0.017       0.983
5877932       1-Dec-30    $    344,535.48    67.14                            0.250       0.017       0.733
5877933       1-Dec-30    $    449,394.11    34.64                            0.250       0.017       0.733
5877943       1-Feb-31    $    510,000.00    52.04                            0.250       0.017       1.108
5877953       1-Dec-30    $    276,413.49    94.99                 06         0.250       0.017       1.233
5877990       1-Dec-30    $    375,317.46    80.00                            0.250       0.017       0.983
5878066       1-Jan-31    $    467,685.98    80.00                            0.250       0.017       0.733
5878073       1-Dec-30    $    328,845.28    89.00                 06         0.250       0.017       0.608
5878075       1-Dec-30    $    293,842.02    94.90                 06         0.250       0.017       1.233
5878274       1-Dec-30    $    404,831.26    80.00                            0.250       0.017       0.983
5878303       1-Dec-30    $    598,992.39    74.98                            0.250       0.017       0.733
5878313       1-Dec-30    $    411,431.06    80.00                            0.250       0.017       0.608
5878324       1-Dec-30    $    615,969.52    80.00                            0.250       0.017       0.733
5878331       1-Nov-30    $     86,026.57    63.19                            0.250       0.017       1.358
5878334       1-Dec-30    $    399,474.91    56.74                            0.250       0.017       0.858
5878347       1-Dec-30    $    295,611.45    80.00                            0.250       0.017       0.858
5878361       1-Dec-30    $    292,561.00    50.96                            0.250       0.017       1.108
5878455       1-Nov-30    $    349,325.82    66.67                            0.250       0.017       0.983
5878669       1-Feb-31    $    435,000.00    52.10                            0.250       0.017       0.358
5878678       1-Feb-31    $    374,400.00    80.00                            0.250       0.017       0.608
5878727       1-Jan-31    $    349,746.68    68.76                            0.250       0.017       0.358
5879013       1-Nov-30    $    343,302.93    80.00                            0.250       0.017       0.733
5879023       1-Dec-30    $    516,837.74    75.00                            0.250       0.017       0.983
5879032       1-Dec-30    $    347,775.48    76.20                            0.250       0.017       0.983
5879039       1-Dec-30    $    290,617.99    75.00                            0.250       0.017       0.858
5879091       1-Nov-30    $    327,351.96    80.00                            0.250       0.017       0.858
5879136       1-Dec-30    $    289,706.09    90.00                 06         0.250       0.017       0.733
5879152       1-Dec-30    $    399,447.63    66.67                            0.250       0.017       0.608
5879398       1-Jan-31    $    348,777.46    79.32                            0.250       0.017       0.983
5879402       1-Jan-31    $    361,763.20    72.40                            0.250       0.017       0.858
5879662       1-Jan-31    $    323,793.40    79.80                            0.250       0.017       0.983
5879670       1-Jan-31    $    283,818.90    80.00                            0.250       0.017       0.983
5879679       1-Jan-31    $    344,785.56    76.67                            0.250       0.017       1.108
5879708       1-Feb-31    $    325,000.00    74.71                            0.250       0.017       0.233
5879710       1-Jan-31    $    419,732.18    68.85                            0.250       0.017       0.983
5879716       1-Jan-31    $    361,351.15    80.00                            0.250       0.017       0.608
5880369       1-Jan-31    $    291,793.91    80.00                            0.250       0.017       0.483
5880839       1-Jan-31    $    364,755.09    79.35                            0.250       0.017       0.733
5881090       1-Feb-31    $    360,500.00    79.93                            0.250       0.017       1.358
5881137       1-Feb-31    $     85,000.00    62.96                            0.250       0.017       0.358
5881173       1-Feb-31    $    320,000.00    80.00                            0.250       0.017       0.483
5881618       1-Jan-31    $    367,259.60    75.00                            0.250       0.017       0.858
5881662       1-Jan-31    $    345,761.88    69.90                            0.250       0.017       0.608
5881921       1-Jan-31    $    419,300.00    80.00                            0.250       0.017       0.733
5882020       1-Dec-30    $    499,326.79    72.89                            0.250       0.017       0.733
5882032       1-Dec-30    $    330,576.41    84.87                 33         0.250       0.017       0.983
5882160       1-Jan-31    $    499,664.51    74.07                            0.250       0.017       0.733
5882187       1-Jan-31    $    479,693.92    66.67                            0.250       0.017       0.983
5882216       1-Jan-31    $    375,741.24    80.00                            0.250       0.017       0.608
5882446       1-Dec-30    $    261,564.83    90.00                 24         0.250       0.017       0.983
5882713       1-Feb-31    $    433,600.00    80.00                            0.250       0.017       1.358
5882742       1-Feb-31    $    605,000.00    80.00                            0.250       0.017       0.000
5882744       1-Feb-31    $    408,000.00    65.28                            0.250       0.017       0.233
5883573       1-Jan-31    $    328,790.21    65.80                            0.250       0.017       0.983
5885706       1-Feb-31    $    436,000.00    76.49                            0.250       0.017       1.108
5886993       1-Feb-31    $    360,500.00    70.00                            0.250       0.017       0.608
5889573       1-Feb-31    $    318,000.00    80.00                            0.250       0.017       0.358
5891165       1-Feb-31    $    650,000.00    68.06                            0.250       0.017       0.733
5891388       1-Feb-31    $    312,000.00    89.14                 06         0.250       0.017       0.608
5892539       1-Feb-31    $    450,000.00    58.06                            0.250       0.017       0.233
5892585       1-Feb-31    $    470,000.00    66.20                            0.250       0.017       0.358
5892648       1-Feb-31    $    645,000.00    75.00                            0.250       0.017       0.733
5893195       1-Feb-31    $    372,000.00    70.86                            0.250       0.017       0.733
5894063       1-Feb-31    $    150,500.00    70.00                            0.250       0.017       1.108
5894680       1-Jan-31    $    347,714.59    80.00                            0.250       0.017       1.358
5894956       1-Feb-31    $    372,000.00    80.00                            0.250       0.017       0.233
5895293       1-Dec-30    $    649,189.16    79.06                            0.250       0.017       1.108
5895403       1-Nov-30    $    276,342.99    80.00                            0.250       0.017       1.733
5895851       1-Jan-31    $    314,388.91    89.82                 06         0.250       0.017       0.733
5897059       1-Jan-31    $    381,116.82    80.00                            0.250       0.017       0.983
5897566       1-Feb-31    $    425,000.00    44.74                            0.250       0.017       0.233
5899052       1-Dec-30    $    459,411.32    74.68                            0.250       0.017       0.983
5899343       1-Jan-31    $    291,804.07    80.00                            0.250       0.017       0.733
5904030       1-Feb-31    $    382,000.00    74.90                            0.250       0.017       0.733
5904961       1-Feb-31    $    460,000.00    61.95                            0.250       0.017       0.733
6779865       1-May-28    $    404,724.09    80.00                            0.250       0.017       0.233
7500270       1-Dec-30    $    838,004.58    79.99                            0.250       0.017       1.358
7688373       1-Dec-30    $    504,353.74    78.91                            0.250       0.017       0.983
7712695       1-Dec-30    $    535,314.07    80.00                            0.250       0.017       0.983
7912713       1-Nov-30    $    288,942.36    75.00                            0.250       0.017       0.983
7939667       1-Dec-30    $    407,450.66    80.00                            0.250       0.017       0.733
7958626       1-Dec-30    $    313,221.78    80.00                            0.250       0.017       1.108
7959887       1-Dec-30    $    467,369.87    74.29                            0.250       0.017       0.733
7962747       1-Dec-30    $    392,406.43    80.00                            0.250       0.017       1.358
7970794       1-Dec-30    $    381,459.04    78.15                            0.250       0.017       0.483
7984361       1-Dec-30    $    313,118.82    66.00                            0.250       0.017       1.233
7990019       1-Dec-30    $    516,803.23    80.00                            0.250       0.017       0.733
7993127       1-Oct-30    $    279,755.38    80.00                            0.250       0.017       1.108
7996712       1-Dec-30    $    358,995.96    80.00                            0.250       0.017       1.233
7997518       1-Dec-30    $    547,198.03    80.00                            0.250       0.017       0.983
8001283       1-Dec-30    $    510,278.79    79.99                            0.250       0.017       1.233
8040888       1-Dec-30    $    649,146.74    75.24                            0.250       0.017       0.858
8045292       1-Oct-30    $    338,710.22    80.00                            0.250       0.017       1.608
8048600       1-Dec-30    $    336,269.13    80.00                            0.250       0.017       0.983
8049556       1-Jan-31    $    499,672.93    56.50                            0.250       0.017       0.858
8052174       1-Nov-30    $    429,045.22    80.00                            0.250       0.017       0.733
8061940       1-Jan-31    $    370,125.64    88.18                 11         0.250       0.017       1.233
8067722       1-Jan-31    $    378,858.26    79.99                            0.250       0.017       0.983
8069340       1-Dec-30    $    499,392.05    76.34                            0.250       0.017       1.233
8072703       1-Nov-30    $    394,179.14    59.42                            0.250       0.017       0.608
8078902       1-Nov-30    $    402,622.99    80.00                            0.250       0.017       0.983
8079827       1-Dec-30    $    347,126.43    90.00                 11         0.250       0.017       1.108
8084318       1-Jan-31    $    760,321.31    70.00                            0.250       0.017       0.358
8090031       1-Nov-30    $    345,298.86    79.99                            0.250       0.017       0.733
8090413       1-Nov-30    $    282,173.43    90.00                 11         0.250       0.017       0.983
8091391       1-Dec-30    $    309,632.64    66.31                            0.250       0.017       1.358
8093151       1-Nov-30    $    307,222.10    84.52                 01         0.250       0.017       0.858
8093368       1-Dec-30    $    314,565.01    74.99                            0.250       0.017       0.608
8094978       1-Nov-30    $    479,027.33    80.00                            0.250       0.017       0.733
8103606       1-Nov-30    $    352,231.48    79.97                            0.250       0.017       0.608
8105281       1-Dec-30    $    415,189.50    80.00                            0.250       0.017       0.608
8106355       1-Dec-30    $    502,658.08    80.00                            0.250       0.017       1.233
8110022       1-Nov-30    $    478,064.44    80.00                            0.250       0.017       1.358
8110902       1-Dec-30    $    387,490.66    80.00                            0.250       0.017       0.858
8111824       1-Dec-30    $    428,436.86    55.07                            0.250       0.017       0.858
8114867       1-Nov-30    $    399,147.56    59.89                            0.250       0.017       0.483
8115026       1-Dec-30    $    367,472.64    80.00                            0.250       0.017       1.233
8116012       1-Dec-30    $    374,828.45    80.00                            0.250       0.017       0.483
8117561       1-Nov-30    $    948,170.14    67.86                            0.250       0.017       0.983
8120947       1-Dec-30    $    324,334.41    80.00                            0.250       0.017       0.983
8121802       1-Dec-30    $    499,392.05    68.97                            0.250       0.017       1.233
8125442       1-Nov-30    $    303,399.38    80.00                            0.250       0.017       0.858
8126115       1-Nov-30    $    349,025.85    62.62                            0.250       0.017       0.983
8126205       1-Nov-30    $    499,685.39    79.99                            0.250       0.017       0.733
8126654       1-Dec-30    $    351,560.91    80.00                            0.250       0.017       1.108
8126877       1-Nov-30    $    475,484.53    80.00                            0.250       0.017       0.733
8126911       1-Nov-30    $    366,568.38    80.00                            0.250       0.017       1.108
8130630       1-Dec-30    $    399,461.43    53.12                            0.250       0.017       0.733
8132228       1-Dec-30    $    327,569.43    80.00                            0.250       0.017       0.858
8138515       1-Nov-30    $    548,885.48    62.50                            0.250       0.017       0.733
8140528       1-Jan-31    $    407,446.41    80.00                            0.250       0.017       1.108
8151850       1-Nov-30    $    417,958.77    69.86                            0.250       0.017       1.108
8152979       1-Jan-31    $    363,767.89    74.29                            0.250       0.017       0.983
8154059       1-Nov-30    $    339,328.25    80.00                            0.250       0.017       0.858
8156334       1-Dec-30    $    302,861.67    79.99                            0.250       0.017       0.983
8157114       1-Nov-30    $    339,293.41    75.56                            0.250       0.017       0.608
8157151       1-Dec-30    $    295,711.31    80.00                            0.250       0.017       0.858
8157648       1-Jul-30    $    585,041.32    69.83                            0.250       0.017       1.108
8157688       1-Nov-30    $    312,836.77    80.00                            0.250       0.017       0.733
8162947       1-Dec-30    $    329,544.30    77.65                            0.250       0.017       0.608
8165082       1-Jan-31    $    372,741.18    90.00                 11         0.250       0.017       1.108
8167638       1-Nov-30    $    298,336.83    95.00                 01         0.250       0.017       1.358
8168181       1-Jan-31    $    352,935.03    66.36                            0.250       0.017       0.733
8169530       1-Dec-30    $    285,365.26    79.99                            0.250       0.017       0.733
8171667       1-Jan-31    $    329,134.56    79.99                            0.250       0.017       0.858
8172120       1-Dec-30    $    282,614.68    79.99                            0.250       0.017       1.358
8174834       1-Dec-30    $    393,595.67    79.99                            0.250       0.017       0.983
8174896       1-Jun-30    $    278,594.70    79.75                            0.250       0.017       1.108
8176735       1-Nov-30    $    343,354.06    80.00                            0.250       0.017       1.108
8178308       1-Dec-30    $    299,606.19    69.52                            0.250       0.017       0.858
8179847       1-Dec-30    $    290,646.17    79.51                            0.250       0.017       1.233
8181435       1-Nov-30    $    998,122.30    57.14                            0.250       0.017       1.108
8181711       1-Jun-30    $    307,449.90    74.77                            0.250       0.017       1.108
8181771       1-Jan-31    $    379,717.98    79.98                            0.250       0.017       0.233
8182887       1-Nov-30    $    367,326.46    80.00                            0.250       0.017       1.233
8183207       1-Jan-31    $    376,497.59    80.00                            0.250       0.017       1.358
8183455       1-Nov-30    $    438,539.65    70.00                            0.250       0.017       0.358
8189358       1-Jan-31    $    434,729.63    75.00                            0.250       0.017       1.108
8192224       1-Dec-30    $    353,896.54    79.99                            0.250       0.017       0.983
8192615       1-Nov-30    $    323,953.80    75.93                            0.250       0.017       0.858
8193325       1-Dec-30    $    295,880.39    79.99                            0.250       0.017       0.483
8195556       1-Jul-30    $    526,652.14    63.67                            0.250       0.017       1.108
8196789       1-Dec-30    $    523,707.45    76.36                            0.250       0.017       1.233
8200021       1-Dec-30    $    368,926.88    80.00                            0.250       0.017       1.233
8200847       1-Dec-30    $    281,760.39    80.00                            0.250       0.017       0.608
8202173       1-Dec-30    $    317,787.81    80.00                            0.250       0.017       0.983
8202278       1-Dec-30    $    279,513.48    79.99                            0.250       0.017       0.608
8205019       1-Aug-30    $    392,923.13    79.61                            0.250       0.017       1.108
8209210       1-Sep-30    $    575,825.49    80.00                            0.250       0.017       1.233
8209638       1-Dec-30    $    299,606.19    59.83                            0.250       0.017       0.858
8213433       1-Dec-30    $    328,985.46    80.00                            0.250       0.017       0.983
8217300       1-Jan-31    $    310,985.83    80.00                            0.250       0.017       0.608
8223178       1-Nov-30    $    360,218.58    90.00                 06         0.250       0.017       0.733
8237429       1-Aug-30    $    266,548.49    74.84                            0.250       0.017       1.108
8237892       1-Dec-30    $    344,547.11    62.29                            0.250       0.017       0.858
8238711       1-Dec-30    $    316,351.38    79.98                            0.250       0.017       0.483
8241917       1-Nov-30    $    324,640.72    80.00                            0.250       0.017       1.233
8244086       1-Dec-30    $    324,562.42    78.50                            0.250       0.017       0.733
8248653       1-Dec-30    $    307,615.79    80.00                            0.250       0.017       1.108
8252636       1-Nov-30    $    520,669.50    80.00                            0.250       0.017       1.358
8252780       1-Jan-31    $    355,687.17    80.00                            0.250       0.017       0.858
8253958       1-Dec-30    $    334,618.23    80.00                            0.250       0.017       0.983
8260672       1-Nov-30    $    310,538.14    80.00                            0.250       0.017       1.483
8261642       1-Nov-30    $    341,937.92    80.00                            0.250       0.017       0.608
8261875       1-Sep-30    $    348,951.87    61.95                            0.250       0.017       1.358
8262350       1-Oct-30    $    498,866.29    56.50                            0.250       0.017       1.608
8262522       1-Nov-30    $    593,882.75    70.00                            0.250       0.017       1.108
8262983       1-Nov-30    $    688,670.94    63.89                            0.250       0.017       0.983
8267350       1-Dec-30    $    527,289.08    80.00                            0.250       0.017       0.733
8268566       1-Oct-30    $    318,775.21    90.00                 06         0.250       0.017       1.608
8274914       1-Nov-30    $    329,758.48    79.99                            0.250       0.017       1.358
8275538       1-Nov-30    $    299,051.66    80.00                            0.250       0.017       1.233
8275693       1-Nov-30    $    584,905.11    80.00                            0.250       0.017       1.358
8276971       1-Jan-31    $    444,167.78    80.00                            0.250       0.017       0.733
8277111       1-Dec-30    $    562,260.95    52.42                            0.250       0.017       0.858
8283777       1-Nov-30    $    375,194.18    80.00                            0.250       0.017       1.108
8285486       1-Oct-30    $    282,374.65    62.42                            0.250       0.017       1.733
8286918       1-Nov-30    $    323,406.98    90.00                 13         0.250       0.017       1.233
8287101       1-Dec-30    $    395,453.17    80.00                            0.250       0.017       0.608
8287304       1-Jan-31    $    322,262.58    80.00                            0.250       0.017       0.358
8287480       1-Dec-30    $    301,214.04    80.00                            0.250       0.017       0.983
8293358       1-Dec-30    $    320,250.06    80.00                            0.250       0.017       0.858
8295470       1-Nov-30    $    416,216.99    70.68                            0.250       0.017       1.108
8295475       1-Jan-31    $    485,248.53    80.00                            0.250       0.017       0.358
8296823       1-Oct-30    $    285,384.22    85.37                 11         0.250       0.017       1.858
8301510       1-Oct-30    $    296,326.54    90.00                 06         0.250       0.017       1.608
8301659       1-Oct-30    $    279,346.16    95.00                 33         0.250       0.017       1.608
8304128       1-Dec-30    $    329,123.40    80.00                            0.250       0.017       0.858
8304905       1-Nov-30    $    398,969.14    55.14                            0.250       0.017       0.608
8305381       1-Nov-30    $    284,322.67    70.00                            0.250       0.017       0.733
8305966       1-Oct-30    $    343,668.21    65.62                            0.250       0.017       1.608
8307392       1-Nov-30    $    319,383.63    80.00                            0.250       0.017       0.983
8308548       1-Dec-30    $    287,649.82    80.00                            0.250       0.017       1.233
8308559       1-Dec-30    $    344,530.58    79.99                            0.250       0.017       1.233
8309710       1-Nov-30    $    598,983.41    80.00                            0.250       0.017       1.608
8310861       1-Nov-30    $    498,986.82    73.53                            0.250       0.017       0.733
8313007       1-Dec-30    $    380,023.07    80.00                            0.250       0.017       0.983
8314207       1-Oct-30    $    318,397.45    50.16                            0.250       0.017       1.733
8314252       1-Jan-31    $    449,698.06    40.91                            0.250       0.017       0.733
8314260       1-Nov-30    $    319,334.44    80.00                            0.250       0.017       1.233
8314707       1-Oct-30    $    292,634.94    90.00                 13         0.250       0.017       1.608
8316152       1-Nov-30    $    343,401.91    80.00                            0.250       0.017       1.483
8316313       1-Nov-30    $    297,026.77    80.00                            0.250       0.017       0.983
8317610       1-Nov-30    $    349,325.85    79.55                            0.250       0.017       0.983
8318049       1-Nov-30    $    998,122.30    67.80                            0.250       0.017       1.108
8321026       1-Oct-30    $    324,861.70    80.00                            0.250       0.017       1.608
8322137       1-Nov-30    $    419,211.37    70.00                            0.250       0.017       1.108
8322376       1-Jan-31    $    299,827.40    48.00                            0.250       0.017       1.483
8323147       1-Nov-30    $    448,988.32    59.99                            0.250       0.017       0.733
8323512       1-Nov-30    $    419,994.74    75.82                            0.250       0.017       1.108
8326090       1-Oct-30    $    299,246.28    77.92                            0.250       0.017       1.108
8326445       1-Dec-30    $    409,888.04    80.00                            0.250       0.017       1.108
8326983       1-Dec-30    $    289,599.55    63.04                            0.250       0.017       0.608
8327171       1-Nov-30    $    347,894.09    75.76                            0.250       0.017       1.483
8327656       1-Nov-30    $    384,277.08    66.38                            0.250       0.017       1.108
8330082       1-Dec-30    $    299,625.76    66.67                            0.250       0.017       1.108
8330743       1-Nov-30    $    678,847.86    48.57                            0.250       0.017       1.608
8330779       1-Nov-30    $    324,779.31    70.00                            0.250       0.017       1.733
8330976       1-Nov-30    $    479,027.33    64.00                            0.250       0.017       0.733
8331603       1-Nov-30    $    342,272.43    77.95                            0.250       0.017       1.608
8331766       1-Nov-30    $    996,352.28    49.90                            0.250       0.017       1.733
8332208       1-Nov-30    $    478,253.21    80.00                            0.250       0.017       0.858
8332478       1-Nov-30    $    506,140.99    59.79                            0.250       0.017       1.608
8333050       1-Dec-30    $    422,214.07    80.00                            0.250       0.017       1.358
8333365       1-Nov-30    $    312,232.44    95.00                 06         0.250       0.017       0.983
8334008       1-Dec-30    $    394,507.25    64.75                            0.250       0.017       1.108
8335547       1-Nov-30    $    349,375.63    87.50                 13         0.250       0.017       1.358
8335769       1-Dec-30    $    449,409.27    60.00                            0.250       0.017       0.858
8335915       1-Nov-30    $    398,288.20    79.96                            0.250       0.017       1.358
8336492       1-Nov-30    $    354,333.39    52.59                            0.250       0.017       1.108
8336595       1-Dec-30    $    356,587.72    71.40                            0.250       0.017       1.483
8336689       1-Nov-30    $    598,802.00    75.00                            0.250       0.017       1.233
8337329       1-Dec-30    $    519,317.38    80.00                            0.250       0.017       0.858
8337698       1-Nov-30    $    323,359.86    77.70                            0.250       0.017       0.858
8337830       1-Dec-30    $    339,941.68    80.00                            0.250       0.017       0.733
8338517       1-Nov-30    $    299,407.25    69.36                            0.250       0.017       0.858
8339248       1-Dec-30    $    324,562.42    54.44                            0.250       0.017       0.733
8339266       1-Dec-30    $    308,105.21    79.99                            0.250       0.017       0.983
8340378       1-Dec-30    $    354,545.70    74.74                            0.250       0.017       0.983
8340604       1-Dec-30    $    299,625.76    80.00                            0.250       0.017       1.108
8341140       1-Nov-30    $    424,181.39    65.38                            0.250       0.017       0.983
8341147       1-Dec-30    $    399,488.11    73.26                            0.250       0.017       0.983
8341636       1-Nov-30    $    335,352.79    80.00                            0.250       0.017       0.983
8341910       1-Nov-30    $    426,676.57    90.00                 06         0.250       0.017       0.983
8342607       1-Dec-25    $    302,273.02    75.00                            0.250       0.017       1.358
8342612       1-Nov-30    $    538,986.04    67.50                            0.250       0.017       1.108
8342767       1-Nov-30    $    335,430.70    80.00                            0.250       0.017       1.608
8342771       1-Nov-30    $    349,390.52    53.85                            0.250       0.017       1.483
8342772       1-Nov-30    $    443,227.87    80.00                            0.250       0.017       1.483
8342775       1-Nov-30    $    315,464.40    80.00                            0.250       0.017       1.608
8343268       1-Nov-30    $    327,384.10    80.00                            0.250       0.017       1.108
8344026       1-Nov-30    $    382,351.08    78.97                            0.250       0.017       1.608
8344676       1-Dec-30    $    534,178.98    40.07                            0.250       0.017       0.733
8344689       1-Nov-30    $    589,000.34    76.62                            0.250       0.017       1.608
8345367       1-Nov-30    $    398,211.70    79.96                            0.250       0.017       0.858
8345416       1-Nov-30    $    400,406.21    69.91                            0.250       0.017       1.608
8345593       1-Nov-30    $    339,345.09    36.25                            0.250       0.017       0.983
8345624       1-Nov-30    $    522,964.71    80.00                            0.250       0.017       0.858
8346046       1-Dec-30    $    316,414.80    90.00                 01         0.250       0.017       1.233
8346063       1-Nov-30    $    474,195.18    74.80                            0.250       0.017       1.608
8347337       1-Nov-30    $    279,859.90    80.00                            0.250       0.017       0.983
8348076       1-Nov-30    $    359,229.81    60.00                            0.250       0.017       0.983
8348097       1-Nov-30    $    348,310.45    68.43                            0.250       0.017       0.858
8348904       1-Nov-30    $    332,156.38    80.00                            0.250       0.017       1.358
8349057       1-Dec-30    $    299,535.35    74.99                            0.250       0.017       1.233
8349362       1-Nov-30    $    331,310.05    80.00                            0.250       0.017       0.608
8349641       1-Nov-30    $    398,949.47    70.00                            0.250       0.017       1.108
8349827       1-Nov-30    $    326,586.88    85.00                 17         0.250       0.017       0.733
8350265       1-Nov-30    $    316,462.87    35.22                            0.250       0.017       1.608
8350277       1-Nov-30    $    346,412.07    36.53                            0.250       0.017       1.608
8350560       1-Dec-30    $    948,844.90    64.41                            0.250       0.017       1.233
8350925       1-Dec-30    $    359,550.92    80.00                            0.250       0.017       1.108
8351135       1-Nov-30    $    374,495.49    80.00                            0.250       0.017       1.108
8351607       1-Dec-30    $    319,579.94    50.79                            0.250       0.017       0.858
8351737       1-Dec-30    $    648,169.47    45.70                            0.250       0.017       0.983
8352276       1-Nov-30    $    355,260.16    59.63                            0.250       0.017       0.608
8352566       1-Nov-30    $    279,487.50    80.00                            0.250       0.017       1.233
8352699       1-Dec-30    $    294,859.08    80.00                            0.250       0.017       1.483
8354061       1-Jan-31    $    341,792.82    80.00                            0.250       0.017       1.233
8354062       1-Dec-30    $    313,208.80    71.27                            0.250       0.017       1.108
8354687       1-Nov-30    $    329,331.30    70.21                            0.250       0.017       0.733
8354980       1-Dec-30    $    367,540.93    80.00                            0.250       0.017       1.108
8355044       1-Dec-30    $    373,045.86    90.00                 01         0.250       0.017       1.233
8355218       1-Dec-30    $    419,434.50    78.87                            0.250       0.017       0.733
8355565       1-Nov-30    $    294,686.75    90.00                 06         0.250       0.017       1.483
8356087       1-Nov-30    $    640,912.24    64.20                            0.250       0.017       1.608
8356189       1-Nov-30    $    375,362.91    80.00                            0.250       0.017       1.608
8356200       1-Dec-30    $    528,644.53    60.57                            0.250       0.017       1.233
8356326       1-Dec-30    $    474,376.47    52.78                            0.250       0.017       0.858
8357090       1-Nov-30    $    289,286.38    68.60                            0.250       0.017       1.608
8358183       1-Dec-30    $    575,224.46    80.00                            0.250       0.017       0.733
8358436       1-Dec-30    $    489,372.93    68.06                            0.250       0.017       0.983
8358844       1-Nov-30    $    279,257.34    70.00                            0.250       0.017       1.108
8359067       1-Nov-30    $    390,005.68    79.81                            0.250       0.017       0.733
8360252       1-Dec-30    $    363,497.36    76.84                            0.250       0.017       0.608
8360462       1-Nov-30    $    286,247.58    80.00                            0.250       0.017       0.983
8360613       1-Nov-30    $    314,452.32    75.00                            0.250       0.017       1.483
8361120       1-Dec-30    $    331,380.42    52.76                            0.250       0.017       0.858
8361204       1-Dec-20    $    337,815.15    74.81                            0.250       0.017       1.233
8361547       1-Nov-30    $    459,220.60    55.42                            0.250       0.017       1.608
8361637       1-Nov-30    $    299,392.10    80.00                            0.250       0.017       0.733
8361884       1-Dec-30    $    323,574.68    80.00                            0.250       0.017       0.858
8362200       1-Dec-30    $    475,390.85    80.00                            0.250       0.017       0.983
8363120       1-Dec-30    $    281,629.82    80.00                            0.250       0.017       0.858
8364128       1-Nov-30    $    359,357.78    80.00                            0.250       0.017       1.358
8364753       1-Dec-30    $    998,653.56    43.48                            0.250       0.017       0.733
8364842       1-Dec-30    $    314,626.71    27.39                            0.250       0.017       1.358
8365453       1-Nov-30    $    550,004.56    80.00                            0.250       0.017       0.983
8365567       1-Dec-30    $    294,013.54    77.47                            0.250       0.017       0.858
8365619       1-Dec-30    $    297,224.64    74.99                            0.250       0.017       1.108
8365787       1-Jan-31    $    451,688.94    80.00                            0.250       0.017       0.608
8365878       1-Dec-30    $    302,669.64    70.00                            0.250       0.017       0.483
8365893       1-Jan-31    $    407,733.11    80.00                            0.250       0.017       0.858
8366292       1-Dec-30    $    299,606.19    66.67                            0.250       0.017       0.858
8366722       1-Dec-30    $    649,124.82    65.33                            0.250       0.017       0.733
8366814       1-Jan-31    $    319,721.15    80.00                            0.250       0.017       1.108
8366887       1-Nov-30    $    648,682.85    65.17                            0.250       0.017       0.733
8367100       1-Dec-30    $    296,270.38    57.27                            0.250       0.017       0.983
8367449       1-Dec-30    $    275,618.85    80.00                            0.250       0.017       0.608
8367828       1-Nov-30    $    773,429.54    48.44                            0.250       0.017       0.733
8368208       1-Dec-30    $    419,434.50    80.00                            0.250       0.017       0.733
8368551       1-Dec-30    $    279,632.44    65.10                            0.250       0.017       0.858
8368556       1-Nov-30    $    296,509.65    74.25                            0.250       0.017       1.733
8368629       1-Dec-30    $    374,532.21    30.00                            0.250       0.017       1.108
8368665       1-Dec-30    $    299,616.08    80.00                            0.250       0.017       0.983
8368726       1-Nov-30    $    299,422.14    70.67                            0.250       0.017       0.983
8368739       1-Dec-30    $    297,199.31    80.00                            0.250       0.017       0.733
8368846       1-Dec-30    $    798,922.85    46.73                            0.250       0.017       0.733
8368860       1-Dec-30    $    902,900.82    80.00                            0.250       0.017       1.233
8369018       1-Nov-30    $    368,275.70    80.00                            0.250       0.017       0.608
8369021       1-Dec-30    $    358,697.62    68.31                            0.250       0.017       0.608
8369064       1-Dec-30    $    325,821.72    75.00                            0.250       0.017       0.858
8369107       1-Dec-30    $    314,985.96    79.98                            0.250       0.017       0.858
8369279       1-Jan-31    $    328,285.12    90.00                 01         0.250       0.017       0.858
8369896       1-Jan-31    $    415,734.73    80.00                            0.250       0.017       0.983
8370233       1-Dec-30    $    998,720.28    49.38                            0.250       0.017       0.983
8370368       1-Dec-30    $    384,345.80    80.00                            0.250       0.017       0.858
8370655       1-Dec-30    $    499,392.05    67.39                            0.250       0.017       1.233
8370853       1-Dec-30    $    489,419.34    72.59                            0.250       0.017       1.358
8370885       1-Dec-30    $    499,156.77    80.00                            0.250       0.017       0.858
8371192       1-Nov-30    $    285,515.41    67.29                            0.250       0.017       1.608
8371642       1-Dec-30    $    599,192.14    70.59                            0.250       0.017       0.733
8371680       1-Nov-30    $    281,057.58    80.00                            0.250       0.017       0.983
8372623       1-Nov-30    $    618,949.53    68.89                            0.250       0.017       1.608
8372834       1-Dec-30    $    499,376.27    74.07                            0.250       0.017       1.108
8372843       1-Dec-30    $    311,630.28    77.61                            0.250       0.017       1.358
8373266       1-Dec-30    $    568,854.09    80.00                            0.250       0.017       0.983
8374104       1-Dec-30    $    295,611.45    80.00                            0.250       0.017       0.858
8374953       1-Jan-31    $    700,802.83    75.00                            0.250       0.017       0.983
8375476       1-Dec-30    $    311,610.79    80.00                            0.250       0.017       1.108
8375623       1-Nov-30    $    279,183.11    75.00                            0.250       0.017       0.733
8375987       1-Jan-31    $    905,907.02    70.00                            0.250       0.017       0.858
8376391       1-Dec-30    $    312,378.82    80.00                            0.250       0.017       0.733
8376740       1-Dec-30    $    343,501.80    80.00                            0.250       0.017       1.233
8376950       1-Jan-31    $    799,527.68    80.00                            0.250       0.017       1.358
8377393       1-Jan-31    $    349,776.82    63.64                            0.250       0.017       0.983
8377716       1-Jan-31    $    419,663.60    80.00                            0.250       0.017       0.483
8378174       1-Jan-31    $    299,708.76    68.31                            0.250       0.017       0.983
8378206       1-Nov-30    $    449,155.02    54.88                            0.250       0.017       1.108
8378352       1-Dec-30    $    349,540.55    72.92                            0.250       0.017       0.858
8378634       1-Dec-30    $    284,653.48    95.00                 06         0.250       0.017       1.233
8378925       1-Dec-30    $    399,513.65    72.73                            0.250       0.017       1.233
8379302       1-Jan-31    $    599,627.07    80.00                            0.250       0.017       1.108
8379336       1-Dec-30    $    439,407.58    80.00                            0.250       0.017       0.733
8379608       1-Dec-30    $    375,518.83    80.00                            0.250       0.017       0.983
8379697       1-Dec-30    $    288,639.49    62.15                            0.250       0.017       1.108
8380109       1-Dec-30    $    998,687.29    69.06                            0.250       0.017       0.858
8380193       1-Dec-30    $    444,430.52    65.93                            0.250       0.017       0.983
8380318       1-Dec-30    $    286,473.45    94.99                 01         0.250       0.017       0.858
8380481       1-Dec-30    $    278,660.76    90.00                 13         0.250       0.017       1.233
8381236       1-Dec-30    $    460,683.42    74.39                            0.250       0.017       1.358
8381255       1-Dec-30    $    371,535.95    80.00                            0.250       0.017       1.108
8382313       1-Dec-30    $    357,393.52    72.76                            0.250       0.017       0.858
8382892       1-Dec-30    $    599,192.14    80.00                            0.250       0.017       0.733
8384012       1-Dec-30    $    309,889.48    80.00                            0.250       0.017       0.608
8384162       1-Dec-30    $    342,760.80    80.00                            0.250       0.017       0.983
8384496       1-Dec-30    $    400,223.28    75.00                            0.250       0.017       0.858
8384548       1-Dec-30    $    286,810.66    74.60                            0.250       0.017       0.733
8384902       1-Dec-30    $    301,811.64    90.00                 01         0.250       0.017       0.983
8386319       1-Dec-30    $    367,424.61    80.00                            0.250       0.017       0.733
8386868       1-Dec-30    $    294,602.80    84.29                 13         0.250       0.017       0.733
8388065       1-Dec-30    $    484,153.61    76.37                            0.250       0.017       0.858
8388186       1-Dec-30    $    493,399.36    80.00                            0.250       0.017       1.233
8388401       1-Dec-30    $    326,802.17    80.00                            0.250       0.017       1.233
8389169       1-Jan-31    $    298,004.93    70.00                            0.250       0.017       0.858
8389311       1-Dec-30    $    299,575.15    77.92                            0.250       0.017       0.483
8389566       1-Dec-30    $    515,322.63    80.00                            0.250       0.017       0.858
8390040       1-Dec-30    $    476,277.17    80.00                            0.250       0.017       1.733
8390255       1-Dec-30    $    379,488.34    47.50                            0.250       0.017       0.733
8390972       1-Dec-30    $    398,675.97    80.00                            0.250       0.017       0.858
8391769       1-Dec-30    $    578,715.75    80.00                            0.250       0.017       0.733
8392389       1-Dec-30    $    349,516.69    44.87                            0.250       0.017       0.608
8392411       1-Jan-31    $    549,601.92    40.00                            0.250       0.017       0.358
8392662       1-Jan-31    $    724,488.30    52.21                            0.250       0.017       0.483
8393759       1-Dec-30    $    445,471.48    79.64                            0.250       0.017       1.358
8394752       1-Jan-31    $    319,779.78    80.00                             0.25       0.017       0.608
8394784       1-Dec-30    $    649,209.67    72.63                             0.25       0.017       1.233
8394922       1-Dec-30    $    499,392.05    74.07                             0.25       0.017       1.233
8394986       1-Dec-30    $    291,635.75    80.00                             0.25       0.017       1.108
8395549       1-Dec-30    $    493,642.12    69.64                             0.25       0.017       1.108
8396820       1-Dec-30    $    421,446.03    67.85                             0.25       0.017       0.858
8396946       1-Dec-30    $    392,497.07    67.76                             0.25       0.017       0.983
8397427       1-Dec-30    $    403,469.67    69.78                             0.25       0.017       0.858
8398304       1-Jan-31    $    355,761.13    79.93                             0.25       0.017       0.733
8399014       1-Jan-31    $    314,566.37    80.00                             0.25       0.017       0.233
8399977       1-Dec-30    $    543,338.55    45.33                             0.25       0.017       1.233
8400132       1-Jan-31    $    439,726.51    80.00                             0.25       0.017       1.108
8400532       1-Dec-30    $    339,530.48    80.00                             0.25       0.017       0.608
8400580       1-Dec-30    $    384,481.63    70.00                             0.25       0.017       0.733
8401840       1-Jan-31    $    386,027.78    75.00                             0.25       0.017       1.483
8402586       1-Dec-30    $    288,340.30    75.00                             0.25       0.017       0.608
8402769       1-Jan-31    $    329,772.90    60.00                             0.25       0.017       0.608
8402957       1-Jan-31    $    299,693.54    38.96                             0.25       0.017       0.608
8404936       1-Dec-30    $    374,807.34    80.00                             0.25       0.017       0.858
8405051       1-Dec-30    $    519,317.38    80.00                             0.25       0.017       0.858
8405133       1-Jan-31    $    649,541.24    56.64                             0.25       0.017       0.483
8406645       1-Dec-30    $    515,356.30    76.44                             0.25       0.017       1.108
8406791       1-Jan-31    $    359,798.18    80.00                             0.25       0.017       1.608
8407468       1-Jan-31    $    291,798.25    80.00                             0.25       0.017       0.608
8407550       1-Jan-31    $    367,746.74    80.00                             0.25       0.017       0.608
8408672       1-Jan-31    $    526,872.32    80.00                             0.25       0.017       1.108
8409510       1-Dec-30    $    309,603.28    79.49                             0.25       0.017       0.983
8410793       1-Jan-31    $    313,100.22    80.00                             0.25       0.017       0.983
8411246       1-Jan-31    $    415,727.88    80.00                             0.25       0.017       0.858
8411476       1-Jan-31    $    399,744.93    80.00                             0.25       0.017       0.983
8413526       1-Jan-31    $    289,271.78    80.00                             0.25       0.017       0.608
8414441       1-Jan-31    $    524,705.67    57.07                             0.25       0.017       1.608
8414819       1-Jan-31    $    313,766.97    71.36                             0.25       0.017       0.233
8415377       1-Jan-31    $    323,777.03    80.00                             0.25       0.017       0.608
8417556       1-Jan-31    $    377,793.53    90.00                 33          0.25       0.017       1.733
8421306       1-Jan-31    $    329,805.17    75.00                             0.25       0.017       1.358
8427743       1-Jan-31    $    299,798.71    80.00                             0.25       0.017       0.733
8429031       1-Jan-31    $    351,757.76    72.53                             0.25       0.017       0.608
8430401       1-Jan-31    $    495,649.93    80.00                             0.25       0.017       0.483

                          $479,335,200.07

COUNT:               1197
WAC:          8.259514896
WAM:          357.5267842
WALTV:         71.6842273

                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]

WFMBS
WFMBS 2001-04 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (ii)                                         (iii)       (iv)        (v)          (vi)        (vii)
--------    -------------------------   -----   -----    --------    --------    --------     ---------   --------
                                                                                 NET
MORTGAGE                                                             MORTGAGE    MORTGAGE     CURRENT     ORIGINAL
LOAN                                            ZIP      PROPERTY    INTEREST    INTEREST     MONTHLY     TERM TO
NUMBER      CITY                        STATE   CODE     TYPE        RATE        RATE         PAYMENT     MATURITY
--------    -------------------------   -----   ------   ---------   --------    --------     ---------   --------
8302299     BARRINGTON                  IL       60010   SFD            8.125       7.000     $2,413.12        360
8354247     LORETTO                     MN       55357   SFD            8.125       7.000     $2,272.04        360


(i)        (viii)         (ix)            (x)     (xi)         (xii)     (xiii)     (xv)      (xvi)
--------   ----------     -------------   ------  --------   ---------   --------   -------   --------
                          CUT-OFF
MORTGAGE   SCHEDULED      DATE                               MORTGAGE               MASTER    FIXED
LOAN       MATURITY       PRINCIPAL                          INSURANCE   SERVICE    SERVICE   RETAINED
NUMBER     DATE           BALANCE         LTV     SUBSIDY      CODE      FEE        FEE       YIELD
--------   -----------    -------------   ------  --------   ---------   --------   -------   --------
8302299       1-Nov-30      $319,121.30   40.68                             0.250     0.017      0.858
8354247       1-Nov-30      $305,395.43   90.00                      12     0.250     0.017      0.858

                            $624,516.73

COUNT:                                2
WAC:                              8.125
WAM:                                357
WALTV:                      64.79801299

                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]

WFMBS
WFMBS   2001-04 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (ii)                                         (iii)       (iv)        (v)          (vi)         (vii)
--------    -------------------------   -----   ------   ---------   --------    --------     ----------   --------
                                                                                 NET
MORTGAGE                                                             MORTGAGE    MORTGAGE     CURRENT      ORIGINAL
LOAN                                            ZIP      PROPERTY    INTEREST    INTEREST     MONTHLY      TERM TO
NUMBER      CITY                        STATE   CODE     TYPE        RATE        RATE         PAYMENT      MATURITY
--------    -------------------------   -----   ------   ---------   --------    --------     ----------   --------
5793377     LIMERICK TWP                PA       19473   SFD            9.875       7.000     $ 2,598.53        360
5798737     TUXEDO PARK                 NY       10987   SFD            8.375       7.000     $ 3,025.09        360
5801217     BOYNTON BEACH               FL       33436   SFD            9.125       7.000     $ 2,362.79        360
5803587     SAINT JAMES                 NY       11780   SFD            8.875       7.000     $ 2,442.63        360
5804027     WESTPORT                    CT       06880   SFD            8.250       7.000     $ 3,606.08        360
5807097     BELLEVUE                    NE       68123   SFD            8.125       7.000     $ 2,168.09        360
5807330     SEA ISLE CITY               NJ       08243   SFD            8.875       7.000     $ 2,386.14        360
5807337     WHITE TOWNSHIP              NJ       07838   SFD            8.875       7.000     $ 2,060.73        360
5810823     ATLANTA                     GA       30350   SFD            8.375       7.000     $ 6,171.79        360
5811625     NESCHANIC                   NJ       08853   SFD            9.000       7.000     $ 3,469.53        360
5812578     NORTHVILLE                  MI       48167   SFD            8.250       7.000     $ 2,929.94        360
5816626     SCITUATE                    MA       02060   SFD            8.500       7.000     $ 2,814.22        360
5818296     JACKSONVILLE                FL       32225   SFD            8.500       7.000     $ 2,946.48        360
5819949     MELVILLE                    NY       11747   SFD            8.625       7.000     $ 2,566.71        360
5821868     MARCO ISLAND                FL       34145   HCO            9.375       7.000     $ 2,807.16        360
5821925     ENCINITAS                   CA       92024   SFD            8.875       7.000     $ 2,649.50        360
5823594     GARRETT PARK                MD       20896   SFD            8.375       7.000     $ 3,751.72        360
5823616     HOUSTON                     TX       77024   SFD            8.375       7.000     $ 2,462.63        360
5823744     RIDGEWOOD                   NJ       07450   SFD            8.125       7.000     $ 2,450.24        360
5823787     LAKELAND                    TN       38002   SFD            8.875       7.000     $ 3,063.23        360
5825125     CLARKSTON                   MI       48348   SFD            8.750       7.000     $ 2,732.21        360
5825767     BLOOMFIELD HILLS            MI       48301   SFD            8.250       7.000     $ 2,133.60        360
5825847     PROSPECT HEIGHTS            IL       60070   SFD            9.300       7.000     $ 2,472.71        360
5825863     CORTLANDT MANOR             NY       10567   SFD            9.300       7.000     $ 2,865.20        360
5825969     WASHINGTON                  DC       20024   SFD            8.925       7.000     $ 2,129.15        360
5825974     LEESBURG                    VA       20175   SFD            9.425       7.000     $ 2,904.64        360
5828211     OCEAN CITY                  MD       21842   SFD            9.625       7.000     $ 1,784.98        360
5828668     NORTHBROOK                  IL       60062   SFD            9.875       7.000     $ 4,341.75        360
5831805     MAGNOLIA                    TX       77355   SFD            8.375       7.000     $ 2,086.40        360
5832292     WI RAPIDS                   WI       54494   SFD            8.250       7.000     $ 1,502.53        360
5832298     NORTH MANKATO               MN       56003   SFD            8.125       7.000     $ 1,009.80        360
5832300     PINE CITY                   MN       55063   SFD            8.250       7.000     $ 1,075.06        360
5832304     SUMMERVILLE                 SC       29483   SFD            7.750       7.000     $   923.10        360
5832312     SANDSTONE                   MN       55072   SFD            7.875       7.000     $ 1,357.37        240
5832320     STURGEON LAKE               MN       55783   SFD            8.125       7.000     $   555.39        360
5832325     BRAHAM                      MN       55006   SFD            8.000       7.000     $   623.70        360
5834458     DURANGO                     CO       81301   SFD            9.000       7.000     $10,057.78        360
5834513     MT CRESTED BUTTE            CO       81225   SFD            9.125       7.000     $ 7,078.61        360
5834914     DENVER                      CO       80211   SFD            8.250       7.000     $ 2,056.59        360
5835920     CHARLOTTE                   NC       28216   SFD            8.250       7.000     $ 2,972.76        360
5836626     BROOKLYN                    NY       11235   SFD            8.125       7.000     $ 3,712.49        360
5836786     CHARLEVOIX                  MI       49720   SFD            9.500       7.000     $ 8,408.54        360
5837519     GREAT NECK                  NY       11021   SFD            8.125       7.000     $ 2,739.81        360
5837541     POTOMAC FALLS               VA       20165   SFD            8.000       7.000     $ 2,318.70        360
5837700     BELLAIRE                    MI       49615   SFD            8.375       7.000     $ 3,572.34        360
5839332     SURFSIDE BEACH              SC       29575   SFD            9.000       7.000     $   809.78        360
5839961     ISLE OF PALMS               SC       29451   SFD            8.500       7.000     $ 2,718.88        360
5839982     NEW YORK                    NY       10003   HCO            8.750       7.000     $ 3,146.80        360
5839995     TYRONE                      GA       30290   SFD            8.125       7.000     $ 2,096.81        360
5840211     ELMHURST                    IL       60126   SFD            9.250       7.000     $ 3,002.77        360
5840214     HERCULES                    CA       94547   SFD            9.250       7.000     $ 2,303.49        360
5840224     STAMFORD                    CT       06902   SFD            8.875       7.000     $ 1,935.01        360
5840225     SAN DIEGO                   CA       92130   LCO            8.500       7.000     $ 2,233.69        360
5840242     SAINT HELENA                CA       94574   SFD            8.875       7.000     $ 2,466.50        360
5840446     HOMEWOOD                    IL       60430   SFD            8.875       7.000     $ 2,466.50        360
5840728     SAN JOSE                    CA       95116   SFD            8.750       7.000     $ 2,478.11        360
5840776     NORTH HAVEN                 CT       06473   SFD            8.250       7.000     $ 1,960.81        360
5841003     SALEM                       OR       97302   SFD            9.250       7.000     $ 2,328.59        353
5841028     VIRGINIA BEACH              VA       23451   SFD            8.125       7.000     $ 2,227.49        360
5841517     MC MINNVILLE                TN       37110   SFD            8.875       7.000     $ 1,726.55        360
5841528     ALPHARETTA                  GA       30004   PUD            8.375       7.000     $ 2,694.08        360
5841551     FAIRFAX                     VA       22030   SFD            9.000       7.000     $ 2,534.56        360
5841692     CRYSTAL LAKE                IL       60014   SFD            8.750       7.000     $ 3,103.15        360
5842170     NOBLESVILLE                 IN       46060   SFD            9.125       7.000     $   820.14        360
5842429     SARASOTA                    FL       34242   HCO            8.250       7.000     $ 2,629.44        360
5843603     OCEAN TOWNSHIP              NJ       07755   SFD            8.875       7.000     $ 2,585.85        360
5844106     OAKLAND                     CA       94619   SFD            8.000       7.000     $ 2,935.06        360
5844115     WHITE PLAINS                NY       10605   SFD            8.000       7.000     $ 2,201.29        360
5845402     TEWKSBURY TWP               NJ       07879   SFD            8.375       7.000     $ 1,975.43        360
5845757     BETHESDA                    MD       20817   SFD            9.400       7.000     $ 2,890.40        360
5845872     FARMINGTON HLS              MI       48331   SFD            8.375       7.000     $ 2,325.83        360
5845879     ROCKVILLE CENTRE            NY       11570   SFD            7.875       7.000     $ 3,262.81        360
5845898     STERLING                    VA       20165   SFD            9.275       7.000     $ 2,466.88        360
5847448     BAYSIDE                     NY       11364   SFD            8.000       7.000     $ 2,091.23        360
5847457     CHAPPAQUA                   NY       10514   SFD            8.000       7.000     $ 4,402.59        360
5847473     GROSSE ILE                  MI       48138   SFD            7.750       7.000     $ 2,751.02        360
5847480     ALEXANDRIA                  VA       22304   SFD            7.875       7.000     $ 1,970.01        360
5848301     SHERMAN                     CT       06784   SFD            8.000       7.000     $ 2,356.85        360
5848319     LEXINGTON                   MA       02421   SFD            8.125       7.000     $ 2,153.24        360
5848412     STONY POINT                 NY       10980   SFD            8.375       7.000     $ 4,940.47        360
5848583     KATONAH                     NY       10536   SFD            8.125       7.000     $ 2,227.49        360
5848609     STONY POINT                 NY       10980   SFD            8.375       7.000     $ 2,993.16        360
5848624     MASAPEQUA                   NY       11762   SFD            8.125       7.000     $ 2,867.90        360
5848803     VALHALLA                    NY       10595   SFD            8.375       7.000     $ 2,675.45        360
5848835     HARRISON                    NY       10528   SFD            8.375       7.000     $ 2,401.83        360
5848871     HOLMDEL                     NJ       07733   SFD            8.125       7.000     $ 4,826.23        360
5849209     LAKE WORTH                  FL       33467   SFD            8.125       7.000     $ 2,441.33        360
5850437     NEW ORLEANS                 LA       70118   SFD            8.500       7.000     $ 2,450.50        264
5851121     LAS VEGAS                   NV       89123   SFD            8.250       7.000     $ 5,318.97        360
5851129     SOUTHAMPTON                 NY       11968   SFD            8.625       7.000     $ 2,240.04        360
5851197     BEVERLY HILLS               CA       90210   LCO            8.125       7.000     $ 3,875.84        360
5851223     PORT CHESTER                NY       10573   SFD            8.125       7.000     $ 2,168.10        360
5851254     BURR RIDGE                  IL       60521   SFD            8.125       7.000     $ 2,450.24        360
5851273     PORTLAND                    OR       97229   SFD            8.125       7.000     $ 2,257.19        360
5851282     LIGHTHOUSE POINT            FL       33064   SFD            8.125       7.000     $ 2,301.74        360
5851291     RIDGEFIELD                  CT       06877   SFD            8.000       7.000     $ 2,017.85        360
5851300     OWINGS MILL                 MD       21117   SFD            8.000       7.000     $ 3,880.15        360
5851379     WALNUT CREEK                CA       94596   SFD            8.500       7.000     $ 4,757.66        360
5851391     KENTFIELD                   CA       94904   SFD            8.625       7.000     $ 5,833.43        360
5851792     ACCORD                      NY       12404   SFD            8.375       7.000     $ 2,128.20        360
5852143     CHICAGO                     IL       60614   MF2            7.750       7.000     $ 2,686.55        360
5853564     LOS ANGELES                 CA       90046   SFD            8.375       7.000     $ 2,850.27        360
5853685     SAN JOSE                    CA       95136   SFD            8.750       7.000     $ 2,399.44        360
5853735     SHERMAN OAKS AREA           CA       91403   SFD            8.125       7.000     $ 2,583.89        360
5853762     SKOKIE                      IL       60076   SFD            8.875       7.000     $ 2,414.78        360
5853814     SAN PEDRO                   CA       90732   SFD            8.250       7.000     $ 3,268.01        360
5853852     PEBBLE BEACH                CA       93953   SFD            8.125       7.000     $ 3,712.49        360
5853878     OKLAHOMA CITY               OK       73099   SFD            8.500       7.000     $ 2,183.71        360
5853886     SAN JOSE                    CA       95121   SFD            8.625       7.000     $ 2,527.82        360
5854444     TOWSON                      MD       21204   SFD            8.375       7.000     $ 3,876.37        360
5854466     SAN MATEO                   CA       94401   LCO            8.375       7.000     $ 3,163.80        360
5854473     CATHEDRAL CITY              CA       92234   SFD            8.375       7.000     $   899.93        360
5854483     HUDSON                      FL       34667   SFD            8.500       7.000     $   768.91        360
5854510     MCLEAN                      VA       22102   PUD            8.125       7.000     $ 2,989.66        360
5854828     CARLSBAD                    CA       92008   PUD            8.250       7.000     $ 2,535.15        360
5854838     SAN DIEGO                   CA       92110   SFD            8.375       7.000     $ 1,748.17        360
5854859     MONTCLAIR                   NJ       07042   SFD            8.875       7.000     $ 3,580.40        360
5854885     OAKLEY                      CA       94561   SFD            8.875       7.000     $ 2,212.69        360
5855067     EL DORADO HILLS             CA       95762   SFD            8.375       7.000     $ 2,280.22        360
5855216     DANVILLE                    CA       94526   SFD            8.375       7.000     $ 4,712.45        360
5855233     SANTA BARBARA               CA       93110   SFD            8.250       7.000     $ 3,338.25        360
5855254     NORTHRIDGE                  CA       91326   SFD            8.375       7.000     $ 2,219.41        360
5855392     PURCELLVILLE                VA       20132   SFD            8.250       7.000     $ 2,929.94        360
5855726     NEWARK                      CA       94560   SFD            8.375       7.000     $ 3,724.35        360
5855923     OAKTON                      VA       22124   SFD            8.125       7.000     $ 2,144.33        360
5856025     ROSWELL                     GA       30075   SFD            8.625       7.000     $ 1,480.13        360
5856056     FREMONT                     CA       94536   SFD            8.500       7.000     $ 2,475.90        360
5856099     OCCIDENTAL                  CA       95465   SFD            8.375       7.000     $ 2,629.85        360
5856397     SAN JOSE                    CA       95111   SFD            8.375       7.000     $ 2,145.68        360
5856600     EUDORA                      KS       66025   SFD            9.125       7.000     $ 1,754.40        360
5856687     THOUSAND OAKS               CA       91320   PUD            8.250       7.000     $ 4,883.24        360
5856691     BETHESDA                    MD       20814   SFD            8.375       7.000     $ 2,279.84        360
5856703     BOWIE                       MD       20721   PUD            8.000       7.000     $ 2,201.30        360
5856779     CHANUTE                     KS       66720   SFD            8.750       7.000     $ 1,178.48        360
5856910     HAYMARKET                   VA       20169   SFD            8.125       7.000     $ 2,114.63        360
5857149     CARROLLTON                  TX       75010   PUD            8.625       7.000     $ 2,675.99        360
5857226     OAK BROOK                   IL       60523   SFD            8.250       7.000     $ 3,756.33        360
5857243     SURFSIDE BEACH              SC       29575   SFD            8.625       7.000     $ 1,516.70        360
5857247     CHARLOTTESVILLE             VA       22901   PUD            8.500       7.000     $ 1,806.95        360
5857272     BALLWIN                     MO       63011   PUD            8.750       7.000     $ 1,128.92        360
5857337     ZIONSVILLE                  IN       46077   PUD            8.250       7.000     $ 3,831.47        360
5857458     LAVALLETTE                  NJ       07835   SFD            8.875       7.000     $ 3,262.15        360
5857597     MCHENRY                     IL       60050   PUD            8.875       7.000     $ 2,323.28        360
5857640     ATLANTA                     GA       30313   LCO            8.250       7.000     $ 2,473.17        360
5857654     FISHERS                     IN       46038   PUD            8.000       7.000     $ 2,714.93        360
5857655     NORCROSS                    GA       30092   PUD            8.125       7.000     $ 2,529.69        360
5857661     NEWTOWN SQUARE              PA       19073   SFD            8.625       7.000     $ 3,826.73        360
5857673     OXFORD                      MI       48371   SFD            8.000       7.000     $ 2,729.61        360
5857674     SCOTTSDALE                  AZ       85260   SFD            8.250       7.000     $ 3,110.24        360
5857689     MONTARA                     CA       94037   SFD            8.250       7.000     $ 3,673.70        360
5857695     PALISADES PARK              NJ       07650   MF2            8.875       7.000     $ 3,699.75        360
5857709     CONIFER                     CO       80433   SFD            8.125       7.000     $ 3,341.24        360
5857714     LATTINGTOWN                 NY       11560   SFD            8.625       7.000     $ 5,055.64        360
5857848     ENGLEWOOD                   CO       80110   SFD            8.125       7.000     $ 2,847.48        360
5857863     PALISADES PARK              NJ       07650   MF2            9.250       7.000     $ 3,702.04        360
5857884     NAPERVILLE                  IL       60565   SFD            8.875       7.000     $ 5,924.38        360
5858177     MANSFIELD                   TX       76063   SFD            7.875       7.000     $ 2,972.78        360
5858190     PHOENIX                     AZ       85051   SFD            8.375       7.000     $   592.86        360
5858210     AMERICAN CANYON             CA       94589   SFD            8.250       7.000     $ 2,389.03        360
5858216     CHICAGO                     IL       60610   LCO            8.250       7.000     $ 3,290.55        360
5858224     NOVATO                      CA       94949   SFD            7.875       7.000     $ 2,233.21        360
5858260     KESSINGTON                  CA       94707   SFD            8.375       7.000     $ 3,192.30        360
5858280     MILPITAS                    CA       95035   LCO            8.000       7.000     $ 1,430.84        360
5858318     SAVOY                       MA       01256   SFD            8.500       7.000     $ 1,076.48        360
5858323     FREMONT                     CA       94555   SFD            8.000       7.000     $ 2,370.06        360
5858329     TRACY                       CA       95376   SFD            8.750       7.000     $ 2,517.44        360
5858332     SAN FRANCISCO               CA       94127   SFD            8.375       7.000     $ 3,772.24        360
5858343     KENNSINGTON                 CA       94707   SFD            8.250       7.000     $ 2,944.97        360
5858362     SAN JOSE                    CA       95127   SFD            8.000       7.000     $ 2,080.22        360
5858365     BENICIA                     CA       94510   SFD            8.750       7.000     $ 2,361.67        360
5858375     LOS ANGELES                 CA       90065   SFD            8.125       7.000     $ 2,039.64        360
5858380     SEATTLE                     WA       98122   HCO            9.500       7.000     $ 4,036.10        360
5858387     EL DORADO HILLS             CA       95762   SFD            8.125       7.000     $ 1,986.55        360
5858468     CHICAGO                     IL       60614   SFD            8.250       7.000     $ 2,434.11        360
5858476     CHICAGO                     IL       60657   SFD            8.125       7.000     $ 2,390.85        360
5858482     PEWAUKEE                    WI       53072   SFD            9.375       7.000     $ 2,728.14        360
5858487     TORRANCE                    CA       90505   SFD            8.125       7.000     $ 2,216.36        360
5858489     GERMANTOWN                  TN       38138   SFD            8.750       7.000     $ 3,933.51        360
5858498     ARLINGTON                   TX       76016   SFD            8.125       7.000     $ 3,563.99        360
5858525     PROSPECT                    KY       40059   SFD            8.125       7.000     $ 2,936.58        360
5858531     WASHINGTON                  DC       20016   SFD            8.250       7.000     $ 2,950.98        360
5858554     PORT REPUBLIC               MD       20676   SFD            8.125       7.000     $ 1,299.38        360
5858556     WILLIAMSTON                 MI       48895   SFD            8.125       7.000     $ 2,227.50        360
5858563     CELINA                      TX       75009   SFD            8.000       7.000     $ 2,582.86        360
5858578     PEQUANNOCK                  NJ       07440   SFD            8.000       7.000     $ 1,526.24        360
5858628     JASPER                      MO       64755   SFD            8.625       7.000     $ 1,428.03        360
5858639     COLUMBUS                    OH       43221   SFD            8.375       7.000     $ 2,128.21        360
5858655     ENGLEWOOD                   CO       80111   SFD            8.000       7.000     $ 3,187.48        360
5858693     KESWICK                     VA       22947   PUD            8.250       7.000     $ 4,687.91        360
5858732     BRIGANTINE                  NJ       08203   LCO            8.500       7.000     $ 3,067.96        360
5858745     ANTIOCH                     CA       94509   SFD            8.250       7.000     $ 2,419.08        360
5858767     TUCSON                      AZ       85716   SFD            8.750       7.000     $ 3,579.49        360
5858870     SAN FRANCISCO               CA       94110   SFD            8.250       7.000     $ 3,756.33        360
5858876     ALAMEDA                     CA       94501   SFD            8.250       7.000     $ 3,005.07        360
5858879     FOSTER CITY                 CA       94404   PUD            8.500       7.000     $ 3,444.73        360
5858883     REDWOOD CITY                CA       94061   SFD            8.500       7.000     $ 3,813.81        360
5858905     PARADISE VALLEY             AZ       85253   SFD            8.500       7.000     $ 3,383.22        360
5858923     AUSTIN                      TX       78735   LCO            8.500       7.000     $ 1,431.04        360
5858927     LAREDO                      TX       78045   PUD            8.625       7.000     $ 3,143.95        360
5858934     DANVILLE                    CA       94526   SFD            8.750       7.000     $ 4,240.32        360
5858939     SAN LUIS OBISPO             CA       93401   PUD            8.125       7.000     $ 2,726.60        360
5858946     FREMONT                     CA       94536   SFD            8.375       7.000     $ 2,918.68        360
5858949     SAN FRANCISCO               CA       94127   SFD            8.375       7.000     $ 2,964.28        360
5858965     SAN JOSE                    CA       95132   SFD            8.250       7.000     $ 3,113.25        360
5858975     HUNTINGTON BEACH            CA       92648   PUD            8.500       7.000     $ 3,352.46        360
5858983     SUNNYVALE                   CA       94087   PUD            8.375       7.000     $ 2,774.26        360
5858984     VALLEJO                     CA       94591   SFD            8.500       7.000     $ 1,625.48        360
5858994     SAN LEANDRO                 CA       94577   SFD            8.250       7.000     $ 2,162.90        360
5859002     SAN JOSE                    CA       95121   SFD            8.625       7.000     $ 2,520.04        360
5859006     OMAHA                       NE       68130   SFD            8.000       7.000     $ 2,641.55        360
5859007     SAN JOSE                    CA       95111   SFD            8.625       7.000     $ 2,457.82        360
5859009     GOLDEN                      CO       80401   PUD            8.375       7.000     $ 2,675.45        360
5859023     TUCSON                      AZ       85750   PUD            8.500       7.000     $ 4,997.55        360
5859206     SHOREWOOD                   MN       55331   SFD            8.375       7.000     $ 2,134.28        360
5859212     EVANSTON                    IL       60201   SFD            8.750       7.000     $ 2,706.25        360
5859218     MONTGOMERY                  NJ       08502   SFD            8.375       7.000     $ 2,736.27        360
5859223     SPARKS                      MD       21152   SFD            8.125       7.000     $ 2,784.37        360
5859231     LAGRANGE HIGHLAND           IL       60525   SFD            8.250       7.000     $ 2,524.26        360
5859237     LITCHFIELD PARK             AZ       85340   SFD            8.125       7.000     $ 2,108.69        360
5859346     WILDWOOD                    MO       63038   PUD            8.375       7.000     $ 2,901.65        360
5859360     LOUISVILLE                  KY       40207   SFD            8.250       7.000     $ 2,178.68        360
5859373     PHOENIX                     AZ       85018   SFD            8.750       7.000     $ 5,900.25        360
5859589     NORTH ANDOVER               MA       01845   SFD            8.750       7.000     $ 2,709.00        360
5859617     SOUTH LAKE TAHOE            CA       96150   PUD            8.625       7.000     $ 3,702.28        360
5859630     BIG BEAR LAKE               CA       92315   SFD            8.250       7.000     $ 2,636.57        360
5859652     MAPLETON                    UT       84664   SFD            8.250       7.000     $ 2,103.55        360
5859673     WOODINVILLE                 WA       98072   SFD            8.250       7.000     $ 3,803.29        360
5859684     LAGUNA NIGUEL               CA       92677   SFD            8.375       7.000     $ 2,432.23        360
5859692     NEWPORT BEACH               CA       92661   MF2            8.125       7.000     $ 2,858.61        360
5859699     ESCONDIDO                   CA       92026   SFD            8.125       7.000     $ 1,496.13        360
5859708     NORTH BARRINGTON            IL       60010   SFD            8.375       7.000     $ 3,617.94        360
5859723     CITRUS HEIGHTS              CA       95610   SFD            8.625       7.000     $   972.24        360
5859737     GOLETA                      CA       93117   PUD            8.000       7.000     $ 2,973.21        360
5859746     SCOTTSDALE                  AZ       85258   PUD            8.250       7.000     $ 2,629.43        360
5859767     UNION CITY                  CA       94587   SFD            8.250       7.000     $ 3,170.35        360
5859771     SAN JOSE                    CA       95125   SFD            8.250       7.000     $ 2,494.21        360
5859776     DUBLIN                      CA       94568   SFD            8.375       7.000     $ 3,040.29        360
5859783     ALPINE                      UT       84004   SFD            8.250       7.000     $ 3,786.38        360
5859790     SAN LORENZO                 CA       94580   SFD            8.125       7.000     $ 1,425.59        360
5859815     HOLLISTER                   CA       95023   SFD            8.500       7.000     $ 2,083.76        360
5860733     BENTONVILLE                 AR       72712   SFD            8.500       7.000     $ 2,705.39        324
5860943     ORWIGSBURG                  PA       17961   SFD            8.500       7.000     $ 3,075.66        360
5860959     BROOKLYN                    NY       11229   SFD            8.375       7.000     $ 2,496.84        360
5860985     LAKEWOOD                    NJ       08701   SFD            8.750       7.000     $ 2,454.51        360
5860993     CARLSBAD                    CA       92009   LCO            8.625       7.000     $ 2,115.59        360
5861015     FORT WORTH                  TX       76126   SFD            7.875       7.000     $ 2,465.24        360
5861195     CHICAGO                     IL       60614   SFD            8.625       7.000     $ 2,841.79        240
5861238     PRINCETON                   MN       55371   SFD            8.500       7.000     $   788.91        360
5861312     PINE CITY                   MN       55063   SFD            8.375       7.000     $   805.68        360
5861437     MESA                        AZ       85213   SFD            8.125       7.000     $ 2,120.57        360
5861510     REDDING                     CT       06896   SFD            8.500       7.000     $ 3,075.66        360
5861513     PRINCETON                   MA       01541   SFD            8.375       7.000     $ 2,090.20        360
5861519     ARLINGTON HEIGHTS           IL       60004   SFD            8.625       7.000     $ 2,835.04        360
5861520     RIVERVIEW                   MI       48192   SFD            8.750       7.000     $ 2,950.13        360
5861633     SAINT CHARLES               MO       63304   SFD            8.000       7.000     $ 2,245.32        360
5861794     FULTON                      MD       20759   SFD            8.250       7.000     $ 2,253.81        360
5861806     CLAYTON                     MO       63105   LCO            8.250       7.000     $ 2,211.28        360
5861817     WICKENBURG                  AZ       85390   SFD            8.750       7.000     $ 1,180.06        360
5861829     SPRINGBORO                  OH       45066   SFD            8.500       7.000     $ 2,275.99        360
5861838     ANTIOCH                     CA       94509   SFD            8.125       7.000     $ 2,744.65        360
5861850     LITTLETON                   MA       01460   SFD            8.125       7.000     $ 2,423.52        360
5861863     LONGWOOD                    FL       32779   SFD            7.750       7.000     $ 4,217.67        360
5862015     FULLERTON                   CA       92835   SFD            8.250       7.000     $ 3,155.32        360
5863462     SARASOTA                    FL       34242   SFD            8.750       7.000     $ 3,979.99        341
5863657     ARLINGTON                   VA       22207   SFD            8.000       7.000     $ 2,389.14        360
5863670     YORKTOWN                    VA       23693   SFD            8.300       7.000     $ 2,853.09        360
5863676     LEESBURG                    VA       20176   SFD            7.750       7.000     $ 2,468.56        360
5863682     FALLS CHURCH                VA       22046   SFD            8.000       7.000     $ 2,054.55        360
5863687     BETHESDA                    MD       20816   SFD            8.250       7.000     $ 2,464.16        360
5863697     ARLINGTON                   VA       22207   SFD            7.875       7.000     $ 2,320.23        360
5863703     MANASSAS                    VA       20110   SFD            8.325       7.000     $ 2,585.12        360
5863704     ELLICOTT CITY               MD       21042   SFD            8.250       7.000     $ 2,554.31        360
5863710     VIENNA                      VA       22180   SFD            8.500       7.000     $ 2,399.02        360
5863723     ALEXANDRIA                  VA       22302   SFD            8.125       7.000     $ 3,794.17        360
5863727     SEAFORD                     NY       11783   SFD            8.750       7.000     $ 2,753.46        360
5863737     WASHINGTON                  DC       20007   SFD            8.125       7.000     $ 3,742.19        360
5863739     LEESBURG                    VA       20175   SFD            8.250       7.000     $ 2,595.71        360
5863754     HERNDON                     VA       20171   SFD            8.250       7.000     $ 2,464.16        360
5863764     BETHESDA                    MD       20817   SFD            8.125       7.000     $ 3,163.04        360
5863775     GREAT FALLS                 VA       22066   SFD            8.125       7.000     $ 2,494.80        360
5863781     ARLINGTON                   VA       22204   SFD            7.875       7.000     $ 2,148.02        360
5863794     BURKE                       VA       20152   SFD            8.300       7.000     $ 2,173.78        360
5863807     SILVER SPRING               MD       20910   SFD            8.250       7.000     $ 2,253.80        360
5863812     WASHINGTON                  DC       20016   SFD            8.125       7.000     $ 1,941.64        360
5863818     KENSINGTON                  MD       20895   SFD            8.000       7.000     $ 2,971.75        360
5863840     WOODSTOCK                   MD       21163   SFD            8.125       7.000     $ 2,153.25        360
5863844     VIENNA                      VA       22182   SFD            8.250       7.000     $ 2,524.26        360
5863847     ASHBURN                     VA       20147   SFD            8.000       7.000     $ 3,577.12        360
5863858     ASHBURN                     VA       20147   SFD            8.125       7.000     $ 2,138.40        360
5864252     ASHBURN                     VA       20148   SFD            8.250       7.000     $ 2,334.18        360
5864323     KIRKWOOD                    MO       63122   SFD            8.250       7.000     $ 2,798.47        360
5864374     COMMERCE TWP                MI       48382   SFD            8.625       7.000     $ 3,266.72        360
5864382     SOUTHLAKE                   TX       76092   SFD            8.125       7.000     $ 3,991.67        360
5865448     OXFORD                      CT       06478   SFD            8.375       7.000     $ 2,596.41        360
5865862     FULLERTON                   CA       92835   SFD            8.375       7.000     $ 3,420.33        360
5866163     WINDMERE                    FL       34786   SFD            8.125       7.000     $ 2,084.93        360
5866533     CASTLE ROCK                 CO       80104   SFD            8.250       7.000     $ 2,817.25        360
5866558     TEANECK                     NJ       07666   SFD            8.375       7.000     $ 3,131.50        360
5866575     BROOKFIELD                  WI       53045   SFD            8.250       7.000     $ 2,253.80        360
5866586     SUDBURY                     MA       01776   SFD            8.125       7.000     $ 4,603.49        360
5866659     WOODSTOCK                   GA       30189   SFD            8.500       7.000     $ 1,124.54        360
5866685     TUCSON                      AZ       85745   SFD            8.625       7.000     $   801.51        360
5866699     HIGHLANDS RANCH             CO       80126   PUD            8.500       7.000     $ 2,391.32        360
5866715     HOPEWELL                    NJ       08530   SFD            8.750       7.000     $ 2,367.97        360
5866757     LADERA RANCH                CA       92694   SFD            8.500       7.000     $ 2,596.62        360
5867000     FAIRFAX                     VA       22033   SFD            9.050       7.000     $ 2,687.34        360
5867009     BETHESDA                    MD       20817   SFD            8.775       7.000     $ 2,377.29        360
5867225     SIMI VALLEY                 CA       93065   SFD            8.125       7.000     $ 2,899.83        360
5867238     GRAYSHAKE                   IL       60030   SFD            8.375       7.000     $ 2,067.40        360
5867255     PROSPECT                    KY       40059   SFD            8.375       7.000     $ 2,796.31        360
5867330     GREENWOOD                   LA       71033   SFD            8.000       7.000     $ 4,343.89        360
5867342     SAN ANTONIO                 TX       78258   SFD            8.250       7.000     $ 2,062.98        360
5867366     SEVERN                      MD       21144   SFD            8.000       7.000     $ 2,054.55        360
5867387     MANSFIELD                   TX       76063   SFD            8.000       7.000     $ 3,081.82        360
5867437     TELLURIDE                   CO       81435   LCO            8.750       7.000     $ 6,104.80        360
5867455     CAMARILLO                   CA       93012   SFD            8.375       7.000     $ 3,800.36        360
5867462     CLAYTON                     GA       30525   SFD            8.250       7.000     $ 3,400.24        360
5867480     HAWTHORN WOODS              IL       60047   SFD            8.500       7.000     $ 3,321.71        360
5867492     MCLEAN                      VA       22101   SFD            8.250       7.000     $ 2,554.31        360
5867579     PLANO                       TX       75024   SFD            8.000       7.000     $ 2,384.73        360
5867615     MADISON                     CT       06443   SFD            7.875       7.000     $ 2,066.45        360
5867619     SAN JOSE                    CA       95131   SFD            8.000       7.000     $ 2,157.27        360
5867633     WASHINGTON                  DC       20012   SFD            8.250       7.000     $ 2,328.93        360
5867644     WOODBURY                    MN       55125   SFD            8.125       7.000     $ 2,969.99        360
5867650     ROUND ROCK                  TX       78681   SFD            8.000       7.000     $ 2,524.15        360
5867653     WESTERVILLE                 OH       43081   SFD            7.750       7.000     $ 2,206.55        360
5867668     DENVER                      CO       80209   SFD            7.750       7.000     $ 3,251.15        360
5867678     ST LOUIS                    MO       63130   SFD            8.125       7.000     $ 2,884.98        360
5869609     PETOSKEY                    MI       49770   PUD            8.375       7.000     $ 4,180.40        360
5869620     GRAND HAVEN                 MI       49417   SFD            8.250       7.000     $ 2,374.00        360
5869630     AMHERST                     NH       03031   SFD            8.375       7.000     $ 3,526.74        360
5869636     WHEATON                     IL       60187   SFD            8.750       7.000     $ 2,753.45        360
5869645     HOLLAND                     MI       49423   SFD            8.250       7.000     $ 3,643.64        360
5869658     ADA                         MI       49301   SFD            8.375       7.000     $ 2,531.04        360
5869671     PETOSKEY                    MI       49770   SFD            8.250       7.000     $ 2,929.94        360
5869685     HOLLAND                     MI       49423   SFD            8.250       7.000     $ 2,328.93        360
5869694     EAST LANSING                MI       48823   SFD            8.000       7.000     $ 2,113.24        360
5869721     CHICAGO                     IL       60637   SFD            8.500       7.000     $ 3,071.81        360
5870017     GRAND HAVEN                 MI       49417   SFD            8.625       7.000     $ 2,478.37        240
5870025     SOUTH HOLLAND               IL       60473   SFD            8.375       7.000     $ 2,242.21        360
5870028     GRAND HAVEN                 MI       49417   SFD            8.250       7.000     $ 2,549.05        360
5870035     PORTLAND                    MI       48875   SFD            8.875       7.000     $ 2,679.73        360
5870041     FENTON                      MI       48430   SFD            9.125       7.000     $ 3,775.26        360
5870060     LAGRANGE HIGHLANDS          IL       60525   SFD            9.500       7.000     $ 2,886.29        360
5870077     GRAND RAPIDS                MI       49506   SFD            8.000       7.000     $ 2,568.18        360
5870089     ELMHURST                    IL       60126   SFD            8.125       7.000     $ 2,197.79        360
5870097     CANTON                      MI       48187   SFD            8.375       7.000     $ 2,189.01        360
5871077     TRACY                       CA       95376   SFD            7.875       7.000     $ 2,660.04        360
5871098     LINCOLNSHIRE                IL       60069   SFD            8.500       7.000     $ 2,076.07        360
5871111     APTOS                       CA       95003   SFD            8.000       7.000     $ 2,861.68        360
5871116     SAN DIEGO                   CA       92120   SFD            8.500       7.000     $ 2,398.24        360
5871129     NORTH HOLLYWOOD             CA       91602   SFD            8.125       7.000     $ 3,338.27        360
5871144     AUSTIN                      TX       78703   SFD            8.000       7.000     $ 2,338.51        360
5871153     PHOENIX                     AZ       85045   SFD            8.250       7.000     $ 2,349.96        360
5871224     NEW LENOX                   IL       60451   SFD            8.375       7.000     $ 1,743.23        360
5871227     EXETER                      RI       02822   SFD            8.875       7.000     $   751.09        360
5871229     LAKE LUZERNE                NY       12846   SFD            8.750       7.000     $   778.83        360
5871234     CHANHASSEN                  MN       55317   SFD            8.125       7.000     $ 2,754.66        360
5871236     TORRANCE                    CA       90505   SFD            8.250       7.000     $ 2,452.13        360
5871240     ORANGE                      CA       92866   LCO            8.000       7.000     $ 1,948.14        360
5871245     STAMFORD                    CT       06902   SFD            8.750       7.000     $ 1,951.02        360
5871251     ACTON                       MA       01720   SFD            8.125       7.000     $ 3,354.97        360
5871252     LAFAYETTE                   CA       94549   SFD            8.250       7.000     $ 2,704.56        360
5871266     PETALUMA                    CA       94954   SFD            7.875       7.000     $ 2,073.70        360
5871284     HAYWARD                     CA       94542   SFD            8.375       7.000     $ 4,712.45        360
5871314     BURLINGAME                  CA       94010   SFD            8.000       7.000     $ 4,769.47        360
5871319     TUSTIN                      CA       92782   SFD            8.125       7.000     $ 2,221.55        360
5871332     LADERA RANCH AREA           CA       92694   SFD            8.375       7.000     $ 2,538.64        360
5871359     SAN FRANCISCO               CA       94121   SFD            8.375       7.000     $ 2,280.22        360
5871366     SAN JOSE                    CA       95148   SFD            8.500       7.000     $ 2,941.09        360
5871367     MORGAN HILL                 CA       95037   SFD            8.750       7.000     $ 4,680.87        360
5871377     GLENWOOD                    MD       21738   SFD            8.250       7.000     $ 3,455.83        360
5871381     CONCORD                     CA       94521   SFD            7.875       7.000     $ 2,262.22        360
5871383     CONCORD                     CA       94521   SFD            8.250       7.000     $ 2,422.08        360
5871399     VIRGINIA BEACH              VA       23452   SFD            7.875       7.000     $ 2,537.74        360
5871405     ORANGE                      CA       92867   SFD            8.375       7.000     $ 1,322.53        360
5871409     SPANISH FORK                UT       84660   SFD            8.250       7.000     $ 2,355.22        360
5871420     CRANSTON                    RI       02921   SFD            8.750       7.000     $ 2,360.10        360
5871424     SAN JOSE                    CA       95136   SFD            8.250       7.000     $ 2,854.81        360
5871428     SOUTH SAN FRANCISCO         CA       94080   SFD            8.625       7.000     $ 3,282.27        360
5871431     SANTA MARIA                 CA       93455   SFD            8.000       7.000     $ 2,024.46        360
5871437     NORTHRIDGE AREA             CA       91325   SFD            8.000       7.000     $ 2,406.75        360
5871438     MILPITAS                    CA       95035   SFD            8.250       7.000     $ 2,343.95        360
5871444     HOLLISTER                   CA       95023   SFD            7.875       7.000     $ 2,211.46        360
5871530     ALEXANDRIA                  NJ       08827   SFD            8.625       7.000     $ 2,216.70        360
5871548     COCKEYSVILLE                MD       21030   SFD            8.500       7.000     $ 2,202.17        360
5871559     AVALON                      NJ       08202   SFD            8.375       7.000     $ 3,724.36        360
5871568     VERNON                      WI       53189   SFD            8.250       7.000     $ 2,011.89        360
5871589     BOZEMAN                     MT       59715   SFD            8.500       7.000     $ 4,997.55        360
5871598     THONOTOSASSA                FL       33592   SFD            8.750       7.000     $ 2,171.29        360
5871622     VIRGINIA BEACH              VA       23454   SFD            8.250       7.000     $ 2,141.11        360
5871627     SANTA CLARITA               CA       91350   SFD            8.250       7.000     $ 3,422.40        360
5871834     SAN JOSE                    CA       95131   SFD            8.250       7.000     $ 2,626.43        360
5871849     MORGAN HILL                 CA       95037   SFD            7.875       7.000     $ 3,770.36        360
5871858     UNION CITY                  CA       94587   SFD            8.250       7.000     $ 3,846.48        360
5871867     ESCONDIDO                   CA       92026   SFD            8.750       7.000     $ 2,454.51        360
5871870     SCOTTSDALE                  AZ       85255   SFD            8.625       7.000     $ 2,786.04        360
5871873     APTOS                       CA       95003   SFD            8.250       7.000     $ 3,425.78        360
5871877     MURRIETA                    CA       92562   SFD            8.250       7.000     $ 2,441.62        360
5871888     NAPERVILLE                  IL       60540   SFD            8.125       7.000     $ 3,935.24        360
5871899     SAN FRANCISCO               CA       94116   SFD            8.375       7.000     $ 2,432.23        360
5871921     DALY CITY                   CA       94014   SFD            7.875       7.000     $ 1,914.18        360
5871932     MIAMI                       FL       33185   SFD            8.875       7.000     $ 1,145.09        360
5871946     CAYUCOS                     CA       93430   SFD            8.125       7.000     $ 3,983.50        360
5871965     INDIANAPOLIS                IN       46220   SFD            8.500       7.000     $ 3,114.10        360
5871967     ASHLAND                     MA       01721   SFD            7.875       7.000     $ 3,277.31        360
5871979     MIAMI BEACH                 FL       33140   LCO            8.875       7.000     $ 2,456.55        360
5871992     SANTA CLARA                 CA       95054   PUD            8.250       7.000     $ 2,253.80        360
5872002     CHARDON                     OH       44024   SFD            8.625       7.000     $   654.90        360
5872008     GERMANTOWN                  MD       20874   SFD            7.625       7.000     $ 2,555.14        360
5872010     CHAMPION                    PA       15622   HCO            8.250       7.000     $ 1,968.32        360
5872016     CLIFTON                     VA       20124   SFD            7.875       7.000     $ 2,871.27        360
5872024     OCEAN CITY                  MD       21842   HCO            8.625       7.000     $ 1,613.92        360
5872057     FORT MYERS                  FL       33908   HCO            8.500       7.000     $   838.11        360
5872074     PALO ALTO                   CA       94301   SFD            8.500       7.000     $ 2,883.43        360
5872083     CHICAGO                     IL       60640   HCO            8.500       7.000     $ 1,614.72        360
5872101     CANYON LAKE                 CA       92587   SFD            8.500       7.000     $ 2,382.86        360
5872112     CASTLE ROCK                 CO       80104   SFD            8.500       7.000     $ 4,613.48        360
5872124     PLANO                       TX       75024   SFD            8.000       7.000     $ 1,504.22        360
5872379     TINLEY PARK                 IL       60477   PUD            8.250       7.000     $ 2,426.59        360
5872389     MIAMI                       FL       33185   PUD            8.000       7.000     $   733.03        360
5872408     SACRAMENTO                  CA       95838   SFD            8.250       7.000     $   646.09        360
5872418     NEWARK                      CA       94560   SFD            8.000       7.000     $ 2,127.92        360
5872441     CRESTLINE                   CA       92325   SFD            8.000       7.000     $   610.49        360
5872449     VALLEJO                     CA       94591   SFD            8.250       7.000     $ 1,374.82        360
5872471     BETHEL                      CT       06801   SFD            8.750       7.000     $ 1,101.38        360
5872529     LA JOLLA                    CA       92037   HCO            8.375       7.000     $ 3,131.50        360
5872538     MILLBRAE                    CA       94030   SFD            8.125       7.000     $ 3,935.24        360
5872546     FREMONT                     CA       94538   PUD            8.125       7.000     $ 2,058.20        360
5872551     SOUTH SAN FRANCISCO         CA       94080   SFD            8.125       7.000     $ 3,180.86        360
5872567     SPRING                      TX       77381   SFD            8.750       7.000     $ 2,907.60        360
5872598     SAN JOSE                    CA       95135   SFD            8.375       7.000     $ 4,545.23        360
5872622     BELLEVUE                    WA       98006   SFD            8.250       7.000     $ 2,253.80        360
5872626     ROSEVILLE                   MN       55113   HCO            8.625       7.000     $   465.89        360
5872633     ANKENY                      IA       50021   SFD            8.250       7.000     $ 2,374.00        360
5872665     LONDONDERRY                 NH       03053   SFD            8.625       7.000     $ 1,749.25        360
5872670     FORT MYERS BEACH            FL       33931   HCO            8.250       7.000     $ 2,854.81        360
5872704     GUILFORD                    CT       06437   SFD            8.250       7.000     $ 2,441.62        360
5872786     BARBERTON                   OH       44203   SFD            8.750       7.000     $ 1,431.79        360
5872788     RESTON                      VA       20190   HCO            8.625       7.000     $ 1,112.24        360
5872807     EAST PEORIA                 IL       61611   MF2            8.500       7.000     $   553.62        360
5872816     TYLER                       TX       75703   SFD            8.500       7.000     $ 3,457.81        360
5872817     MACON                       GA       31220   SFD            8.250       7.000     $ 2,542.29        360
5872821     LAFAYETTE                   LA       70508   SFD            8.500       7.000     $ 1,593.19        360
5872826     TEMECULA                    CA       92592   SFD            8.500       7.000     $ 3,067.96        360
5872827     CHESTERFIELD                MO       63017   SFD            8.250       7.000     $ 2,332.69        360
5872854     POMPANO BEACH               FL       33062   LCO            8.375       7.000     $   474.29        360
5872869     HOWELL                      MI       48843   SFD            8.375       7.000     $ 3,800.36        360
5872892     HAYMARKET                   VA       20169   SFD            8.250       7.000     $ 2,306.76        360
5872894     CAPE ELIZABETH              ME       04107   SFD            8.250       7.000     $ 3,410.76        360
5872904     PARKER                      CO       80138   SFD            8.250       7.000     $ 2,182.43        360
5872908     POMONA                      NY       10970   SFD            8.625       7.000     $ 2,835.04        360
5872915     RICHMOND                    VA       23220   PUD            8.250       7.000     $ 2,854.81        360
5872926     COLONIAL HEIGHTS            VA       23834   PUD            8.375       7.000     $ 3,027.37        360
5872929     ELMHURST                    IL       60126   SFD            8.250       7.000     $ 2,043.45        360
5872942     SPRINGFIELD                 MO       65810   SFD            8.375       7.000     $ 2,450.47        360
5872946     BETHESDA                    MD       20817   SFD            8.375       7.000     $ 2,388.15        360
5872954     LINCOLN                     NE       68516   SFD            8.250       7.000     $ 4,086.89        360
5872958     VILLANOVA                   PA       19085   SFD            8.250       7.000     $ 2,367.99        360
5872972     SOUTHLAKE                   TX       76092   SFD            8.250       7.000     $ 2,156.14        360
5872982     HOCKESSIN                   DE       19707   SFD            8.250       7.000     $ 2,667.75        360
5873019     CATAULA                     GA       31804   SFD            8.000       7.000     $ 2,164.61        360
5873031     MUKILTEO                    WA       98275   SFD            8.250       7.000     $ 2,854.81        360
5873036     MC DONOUGH                  GA       30252   SFD            8.375       7.000     $ 3,135.30        360
5873040     SAN JOSE                    CA       95121   SFD            8.000       7.000     $ 2,465.45        360
5873048     MORRISVILLE                 NC       27560   PUD            7.750       7.000     $ 4,208.93        360
5873071     CLARENDON HILLS             IL       60514   SFD            8.125       7.000     $ 2,784.37        360
5873083     WELLS                       ME       04090   SFD            8.500       7.000     $ 2,306.74        360
5873093     UNION                       KY       41091   PUD            8.375       7.000     $ 2,205.35        360
5873097     DAYTON                      OH       45459   PUD            8.250       7.000     $ 2,007.39        360
5873542     DUNWOODY                    GA       30338   SFD            8.250       7.000     $ 2,584.36        360
5873551     INVERNESS                   IL       60010   SFD            8.875       7.000     $ 3,599.50        360
5873563     NIWOT                       CO       80503   SFD            8.750       7.000     $ 1,494.73        360
5873578     CORAL GABLES                FL       33134   SFD            9.000       7.000     $ 2,172.49        360
5873580     ANN ARBOR                   MI       48103   SFD            8.125       7.000     $ 3,682.79        360
5873588     WASHINGTON                  DC       20012   SFD            8.250       7.000     $ 2,404.06        360
5873596     SOUTHLAKE                   TX       76092   SFD            7.875       7.000     $ 1,899.68        360
5873598     LAS VEGAS                   NV       89134   SFD            8.500       7.000     $ 4,467.39        360
5873602     CAPE GIRARDEAU              MO       63701   SFD            8.875       7.000     $   487.74        360
5873605     BELLBROOK                   OH       45305   SFD            8.000       7.000     $ 3,052.47        360
5873615     HAMILTON                    OH       45011   SFD            8.250       7.000     $ 2,389.03        360
5873625     ALEXANDRIA                  VA       22310   SFD            8.000       7.000     $ 2,054.18        360
5873635     SHAKER HEIGTHS              OH       44118   SFD            7.500       7.000     $ 3,146.47        360
5873639     CHESTERFIELD                MO       63005   SFD            8.625       7.000     $ 4,231.18        360
5873645     BETHESDA                    MD       20816   SFD            8.375       7.000     $ 2,657.60        360
5873647     CHESTER SPRINGS             PA       19425   SFD            7.875       7.000     $ 3,329.52        360
5873648     CANTON                      MI       48188   SFD            8.000       7.000     $ 2,239.45        360
5873654     BETHESDA                    MD       20817   SFD            8.125       7.000     $ 4,454.99        360
5873667     SOUTH BARRINGTON            IL       60010   SFD            8.750       7.000     $ 3,996.44        360
5873671     COLLIERVILLE                TN       38017   SFD            7.250       6.983     $ 2,564.98        360
5873675     GLENCOE                     MO       63038   SFD            8.750       7.000     $ 3,579.49        360
5873999     SANTA ROSA                  CA       95409   SFD            8.250       7.000     $ 3,145.93        360
5874836     SPRINGFIELD                 VA       22153   SFD            8.375       7.000     $ 2,341.02        360
5874848     DANVILLE                    CA       94526   SFD            8.125       7.000     $ 3,935.42        360
5874883     WESTERN SPRINGS             IL       60558   SFD            8.125       7.000     $ 3,667.94        360
5874910     ISSAQUAH                    WA       98029   SFD            8.250       7.000     $ 2,779.69        360
5874918     SOQUEL                      CA       95073   SFD            8.000       7.000     $ 2,065.55        360
5874925     STONY POINT                 NY       10980   SFD            8.750       7.000     $ 3,036.66        360
5874929     VERO BEACH                  FL       32963   SFD            8.125       7.000     $ 2,784.36        360
5874937     LEXINGTON                   KY       40515   SFD            8.375       7.000     $ 2,982.52        360
5874973     FALMOUTH                    ME       04105   SFD            8.375       7.000     $ 2,926.28        360
5874979     HOLDEN EBACH                NC       28462   SFD            8.000       7.000     $ 2,421.43        360
5875287     MILFORD                     CT       06430   SFD            7.875       7.000     $ 2,244.46        360
5875371     CUMBERLAND                  ME       04021   SFD            8.000       7.000     $ 2,524.16        360
5875388     ALTON                       NH       03809   SFD            7.875       7.000     $ 2,537.75        360
5875421     WILMINGTON                  DE       19807   SFD            8.000       7.000     $ 2,017.86        360
5875427     WILLOWBROOK                 IL       60514   SFD            8.375       7.000     $ 1,933.62        360
5875542     EL DORADO HILLS             CA       95762   SFD            8.500       7.000     $ 2,894.84        360
5876190     SAN MATEO                   CA       94402   SFD            8.125       7.000     $ 2,880.89        360
5876196     FAIRVIEW                    NJ       07022   SFD            8.625       7.000     $ 3,111.16        360
5876212     GOLETA                      CA       93117   SFD            8.125       7.000     $ 3,860.99        360
5876455     EUREEKA                     MO       63025   SFD            8.750       7.000     $ 3,933.51        360
5876475     O'FALLON                    MO       63366   SFD            8.875       7.000     $   584.80        360
5876585     OAKLAND                     NJ       07436   SFD            8.750       7.000     $ 2,297.17        360
5877198     SILVER SPRING               MD       20905   SFD            8.875       7.000     $ 4,586.10        360
5877228     BUFFALO GROVE               IL       60089   SFD            8.875       7.000     $ 3,178.60        360
5877242     WOODBRIDGE                  VA       22193   SFD            8.875       7.000     $   731.99        360
5877325     GREEN BROOK                 NJ       08812   SFD            8.375       7.000     $ 3,800.37        360
5877338     LEESBURG                    VA       20176   SFD            7.500       7.000     $ 4,189.70        360
5877349     SAN ANTONIO                 TX       78258   PUD            7.875       7.000     $ 2,004.10        360
5877355     HANOVER                     MD       21076   SFD            7.750       7.000     $ 1,971.57        360
5877363     WARREN                      NJ       07059   SFD            8.375       7.000     $ 2,918.68        360
5877366     VIRGINIA BEACH              VA       23456   SFD            8.750       7.000     $ 2,548.91        360
5877371     EAST BRUNSWICK              NJ       08816   SFD            8.500       7.000     $ 2,152.96        360
5877390     PIERMONT                    NY       10968   SFD            8.250       7.000     $ 3,365.68        360
5877392     HAYES                       VA       23072   SFD            8.250       7.000     $ 2,065.99        360
5877398     WOODBINE                    MD       21797   SFD            8.000       7.000     $ 2,582.86        360
5877405     LEESBURG                    VA       20175   SFD            8.250       7.000     $ 2,486.70        360
5877422     SIMPSONVILLE                SC       29681   SFD            8.000       7.000     $ 1,685.83        360
5877424     LAUREL                      MD       21113   SFD            7.750       7.000     $ 2,256.70        360
5877429     MIDDLESEX TOWNSHIP          PA       17013   SFD            8.375       7.000     $ 2,433.00        360
5877431     RANDOLPH                    NJ       07869   SFD            8.250       7.000     $ 2,698.55        360
5877435     ST CLOUD                    MN       56301   SFD            8.250       7.000     $ 2,892.38        360
5877559     PRINCETON                   NJ       08540   SFD            8.375       7.000     $ 2,964.29        360
5877594     MECHANICSVILLE              VA       23116   SFD            8.500       7.000     $ 2,400.55        360
5877605     BURLINGTON                  KY       41005   SFD            8.625       7.000     $   933.35        360
5878571     NEW PORT RICHEY             FL       34652   SFD            8.250       7.000     $ 3,042.63        360
5878573     OMAHA                       NE       68154   SFD            8.125       7.000     $ 4,826.23        360
5878615     ANAHEIM                     CA       92807   SFD            8.000       7.000     $ 2,341.81        360
5878628     SHELTON                     CT       06484   SFD            7.750       7.000     $ 2,750.31        360
5878636     MAITLAND                    FL       32751   SFD            8.375       7.000     $ 2,280.22        360
5878647     NORTH PLATTE                NE       69101   SFD            8.250       7.000     $ 2,629.43        360
5878663     BRENTWOOD                   TN       37027   SFD            8.250       7.000     $ 2,854.82        360
5878675     POTOMAC                     MD       20854   SFD            8.375       7.000     $ 2,751.47        360
5878682     MIDLOTHIAN                  VA       23113   SFD            8.250       7.000     $ 2,328.93        360
5878689     CEDAR FALLS                 IA       50613   SFD            8.500       7.000     $ 2,498.97        360
5878691     SOUTH BURLINGTON            VT       05403   SFD            8.500       7.000     $ 2,522.04        360
5878699     MERION                      PA       19066   SFD            8.375       7.000     $ 2,766.66        360
5878700     HOWELL                      NJ       07731   SFD            8.250       7.000     $ 2,107.31        360
5879176     MISSION HILLS               KS       66208   SFD            8.250       7.000     $ 4,883.24        360
5879191     SHAWNEE                     KS       66218   SFD            8.125       7.000     $ 4,826.23        360
5879201     WILLIAMSBURG                VA       23188   SFD            8.250       7.000     $ 2,253.80        360
5879215     CHICAGO                     IL       60643   SFD            8.250       7.000     $ 3,275.52        360
5879223     CROWNSVILLE                 MD       21032   SFD            8.250       7.000     $ 3,313.09        360
5879232     BLOOMFIELD TOWNSHIP         MI       48301   SFD            8.375       7.000     $ 2,173.81        360
5879235     ALPINE                      UT       84004   SFD            8.250       7.000     $ 2,884.87        360
5879244     WEST CHESTER                PA       19380   SFD            8.250       7.000     $ 3,643.65        360
5879251     BRADENTON                   FL       34202   PUD            8.250       7.000     $ 2,535.52        360
5879257     GROSSE POINTE PARK          MI       48230   SFD            8.250       7.000     $ 2,629.43        360
5879259     CHANHASSEN                  MN       55317   SFD            8.250       7.000     $ 2,253.80        360
5879262     FUQUAY-VARINA               NC       27526   SFD            8.000       7.000     $ 2,935.06        360
5879268     ELKHORN                     NE       68022   SFD            8.375       7.000     $ 3,192.31        360
5879280     PARKVILLE                   MO       64152   SFD            7.875       7.000     $ 2,249.46        360
5880010     BARRINGTON                  IL       60010   SFD            8.875       7.000     $ 4,328.31        360
5880306     GROSSE POINTE WOODS         MI       48236   SFD            8.750       7.000     $ 2,297.17        360

WFMBS
WFMBS   2001-04 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS (cont'd)

(i)        (viii)        (ix)              (x)     (xi)        (xii)     (xiii)    (xv)       (xvi)
--------   ----------    ----------------  ------  -------   ---------   -------   --------   --------
                         CUT-OFF
MORTGAGE   SCHEDULED     DATE                                 MORTGAGE             MASTER     FIXED
LOAN       MATURITY      PRINCIPAL                           INSURANCE   SERVICE   SERVICE    RETAINED
NUMBER     DATE          BALANCE           LTV     SUBSIDY      CODE      FEE       FEE        YIELD
--------   ----------    ----------------  ------  -------   ---------   -------   --------   --------
5793377      1-Jul-30    $     298,274.52   95.00               12         1.125      0.017      1.733
5798737      1-Nov-30    $     397,252.66   44.22                          0.250      0.017      1.108
5801217      1-Aug-30    $     288,855.19   80.00                          0.250      0.017      1.858
5803587      1-Mar-30    $     305,035.21   65.32                          0.250      0.017      1.608
5804027      1-Nov-30    $     479,075.44   80.00                          0.250      0.017      0.983
5807097      1-Nov-30    $     291,423.09   80.00                          0.250      0.017      0.858
5807330      1-Sep-29    $     296,866.25   74.99                          0.250      0.017      1.608
5807337      1-Sep-29    $     255,059.68   88.40               17         0.250      0.017      1.608
5810823      1-Nov-30    $     810,475.28   63.44                          0.250      0.017      1.108
5811625      1-Aug-30    $     429,583.95   80.00                          0.250      0.017      1.733
5812578      1-Dec-30    $     389,500.91   63.41                          0.250      0.017      0.983
5816626      1-Nov-30    $     365,330.12   47.53                          0.250      0.017      1.233
5818296      1-Sep-30    $     382,022.71   80.00                          0.250      0.017      1.233
5819949      1-Sep-30    $     329,011.11   71.74                          0.250      0.017      1.358
5821868      1-Sep-30    $     336,634.38   75.00                          0.250      0.017      2.108
5821925      1-Sep-30    $     332,052.65   90.00               11         0.250      0.017      1.608
5823594      1-Sep-30    $     492,044.43   80.00                          0.250      0.017      1.108
5823616      1-Aug-30    $     322,770.43   80.00                          0.250      0.017      1.108
5823744      1-Nov-30    $     329,348.00   63.16                          0.250      0.017      0.858
5823787      1-Sep-30    $     383,904.75   74.76                          0.250      0.017      1.608
5825125      1-Nov-30    $     346,696.18   80.00                          0.250      0.017      1.483
5825767      1-Nov-30    $     283,452.95   68.43                          0.250      0.017      0.983
5825847      1-Aug-30    $     298,310.84   95.00               12         1.050      0.017      1.233
5825863      1-Aug-30    $     345,661.76   95.00               12         1.050      0.017      1.233
5825969      1-Sep-30    $     265,649.92   90.00               11         0.800      0.017      1.108
5825974      1-Sep-30    $     346,817.51   95.00               06         1.050      0.017      1.358
5828211      1-Sep-30    $     209,193.00   75.00                          0.250      0.017      2.358
5828668      1-Sep-30    $     495,770.57   33.33                          0.250      0.017      2.608
5831805      1-Nov-30    $     273,984.56   90.00               12         0.250      0.017      1.108
5832292      1-Oct-30    $     199,484.59   79.11                          0.250      0.017      0.983
5832298      1-Dec-30    $     135,821.46   88.89               38         0.250      0.017      0.858
5832300      1-Dec-30    $     142,916.88   90.00               38         0.250      0.017      0.983
5832304      1-Dec-30    $     128,667.53   71.19                          0.250      0.017      0.483
5832312      1-Dec-20    $     163,233.28   90.00               38         0.250      0.017      0.608
5832320      1-Nov-30    $      74,648.14   71.92                          0.250      0.017      0.858
5832325      1-Dec-30    $      84,885.56   65.38                          0.250      0.017      0.733
5834458      1-Sep-30    $   1,246,534.51   72.46                          0.250      0.017      1.733
5834513      1-Aug-30    $     866,441.87   70.45                          0.250      0.017      1.858
5834914      1-Nov-30    $     273,222.71   75.00                          0.250      0.017      0.983
5835920      1-Nov-30    $     394,916.41   79.94                          0.250      0.017      0.983
5836626      1-Dec-30    $     497,754.68   58.82                          0.250      0.017      0.858
5836786      1-Sep-30    $     996,636.99   22.22                          0.250      0.017      2.233
5837519      1-Jan-31    $     368,758.63   55.57                          0.250      0.017      0.858
5837541      1-Nov-30    $     315,359.65   80.00                          0.250      0.017      0.733
5837700      1-Dec-30    $     469,413.70   47.00                          0.250      0.017      1.108
5839332      1-Oct-30    $     100,417.59   80.00                          0.250      0.017      1.733
5839961      1-Oct-30    $     352,734.00   80.00                          0.250      0.017      1.233
5839982      1-Nov-30    $     398,700.17   51.61                          0.250      0.017      1.483
5839995      1-Nov-30    $     281,747.21   79.59                          0.250      0.017      0.858
5840211      1-Oct-30    $     364,234.28   66.36                          0.250      0.017      1.983
5840214      1-Oct-30    $     279,411.80   80.00                          0.250      0.017      1.983
5840224      1-Oct-30    $     242,648.55   80.00                          0.250      0.017      1.608
5840225      1-Oct-30    $     289,200.20   70.00                          0.250      0.017      1.233
5840242      1-Oct-30    $     308,739.93   53.91                          0.250      0.017      1.608
5840446      1-Oct-30    $     309,297.08   69.66                          0.250      0.017      1.608
5840728      1-Nov-30    $     314,452.32   75.00                          0.250      0.017      1.483
5840776      1-Oct-30    $     260,327.37   94.91               06         0.250      0.017      0.983
5841003      1-Mar-30    $     281,373.43   78.33                          0.250      0.017      1.983
5841028      1-Sep-30    $     299,005.42   80.00                          0.250      0.017      0.858
5841517      1-Oct-30    $     216,507.97   70.00                          0.250      0.017      1.608
5841528      1-Sep-30    $     353,332.95   74.99                          0.250      0.017      1.108
5841551      1-Oct-30    $     314,303.98   75.00                          0.250      0.017      1.733
5841692      1-Oct-30    $     393,532.26   83.93                          0.250      0.017      1.483
5842170      1-Oct-30    $     100,582.98   80.00                          0.250      0.017      1.858
5842429      1-Dec-30    $     349,552.09   76.92                          0.250      0.017      0.983
5843603      1-Oct-30    $     324,263.06   50.00                          0.250      0.017      1.608
5844106      1-Nov-30    $     399,189.45   80.00                          0.250      0.017      0.733
5844115      1-Dec-30    $     299,596.08   69.77                          0.250      0.017      0.733
5845402      1-Sep-30    $     259,080.93   60.46                          0.250      0.017      1.108
5845757      1-Sep-30    $     345,865.29   95.00               06         1.150      0.017      1.233
5845872      1-Dec-30    $     305,618.27   54.16                          0.250      0.017      1.108
5845879      1-Jan-31    $     449,690.32   63.34                          0.250      0.017      0.608
5845898      1-Sep-30    $     297,665.71   95.00               06         1.150      0.017      1.108
5847448      1-Jan-31    $     284,808.77   58.76                          0.250      0.017      0.733
5847457      1-Dec-30    $     599,192.14   48.78                          0.250      0.017      0.733
5847473      1-Dec-30    $     383,456.21   80.00                          0.250      0.017      0.483
5847480      1-Dec-30    $     271,324.81   80.00                          0.250      0.017      0.608
5848301      1-Dec-30    $     320,767.53   90.00               12         0.250      0.017      0.733
5848319      1-Dec-30    $     289,554.28   43.94                          0.250      0.017      0.858
5848412      1-Nov-30    $     648,779.49   74.71                          0.250      0.017      1.108
5848583      1-Nov-30    $     299,407.28   40.76                          0.250      0.017      0.858
5848609      1-Oct-30    $     392,810.66   80.00                          0.250      0.017      1.108
5848624      1-Sep-30    $     384,969.44   75.00                          0.250      0.017      0.858
5848803      1-Nov-30    $     350,763.08   80.00                          0.250      0.017      1.108
5848835      1-Nov-30    $     315,406.65   80.00                          0.250      0.017      1.108
5848871      1-Oct-30    $     648,281.89   59.09                          0.250      0.017      0.858
5849209      1-Nov-30    $     328,150.38   79.70                          0.250      0.017      0.858
5850437      1-Nov-22    $     290,960.60   62.19                          0.250      0.017      1.233
5851121      1-Nov-30    $     705,950.55   80.00                          0.250      0.017      0.983
5851129      1-Nov-30    $     287,486.21   80.00                          0.250      0.017      1.358
5851197      1-Nov-30    $     520,968.60   80.00                          0.250      0.017      0.858
5851223      1-Nov-30    $     291,423.06   80.00                          0.250      0.017      0.858
5851254      1-Dec-30    $     329,566.80   59.46                          0.250      0.017      0.858
5851273      1-Dec-30    $     303,600.12   80.00                          0.250      0.017      0.858
5851282      1-Dec-30    $     309,593.07   72.09                          0.250      0.017      0.858
5851291      1-Jan-31    $     274,815.48   44.72                          0.250      0.017      0.733
5851300      1-Dec-30    $     528,088.00   80.00                          0.250      0.017      0.733
5851379      1-Nov-30    $     617,617.47   75.00                          0.250      0.017      1.233
5851391      1-Nov-30    $     748,662.02   62.50                          0.250      0.017      1.358
5851792      1-Nov-30    $     279,474.25   80.00                          0.250      0.017      1.108
5852143      1-Dec-30    $     374,468.94   59.43                          0.250      0.017      0.483
5853564      1-Nov-30    $     374,295.86   63.03                          0.250      0.017      1.108
5853685      1-Nov-30    $     304,266.39   61.62                          0.250      0.017      1.483
5853735      1-Nov-30    $     347,312.45   79.45                          0.250      0.017      0.858
5853762      1-Nov-30    $     302,985.79   89.79               24         0.250      0.017      1.608
5853814      1-Nov-30    $     434,162.12   66.01                          0.250      0.017      0.983
5853852      1-Nov-30    $     499,012.12   58.82                          0.250      0.017      0.858
5853878      1-Nov-30    $     283,480.21   66.98                          0.250      0.017      1.233
5853886      1-Nov-30    $     324,420.21   59.09                          0.250      0.017      1.358
5854444      1-Oct-30    $     508,718.69   55.14                          0.250      0.017      1.108
5854466      1-Nov-30    $     415,468.40   75.00                          0.250      0.017      1.108
5854473      1-Nov-30    $     118,177.66   80.00                          0.250      0.017      1.108
5854483      1-Nov-30    $      99,816.97   68.97                          0.250      0.017      1.233
5854510      1-Dec-30    $     402,121.45   79.84                          0.250      0.017      0.858
5854828      1-Nov-30    $     336,800.01   80.00                          0.250      0.017      0.983
5854838      1-Oct-30    $     229,420.93   80.00                          0.250      0.017      1.108
5854859      1-Oct-30    $     448,978.93   76.53                          0.250      0.017      1.608
5854885      1-Sep-30    $     277,079.02   90.00               06         0.250      0.017      1.608
5855067      1-Oct-30    $     299,246.28   73.41                          0.250      0.017      1.108
5855216      1-Oct-30    $     618,442.32   80.00                          0.250      0.017      1.108
5855233      1-Nov-30    $     443,494.12   80.00                          0.250      0.017      0.983
5855254      1-Nov-30    $     291,451.71   80.00                          0.250      0.017      1.108
5855392      1-Dec-30    $     389,500.91   67.24                          0.250      0.017      0.983
5855726      1-Nov-30    $     489,079.94   74.05                          0.250      0.017      1.108
5855923      1-Dec-30    $     288,420.90   80.00                          0.250      0.017      0.858
5856025      1-Nov-30    $     189,960.52   54.37                          0.250      0.017      1.358
5856056      1-Nov-30    $     321,036.60   59.85                          0.250      0.017      1.233
5856099      1-Nov-30    $     345,350.31   75.22                          0.250      0.017      1.108
5856397      1-Oct-30    $     281,590.77   66.42                          0.250      0.017      1.108
5856600      1-Oct-30    $     214,609.67   75.00                          0.250      0.017      1.858
5856687      1-Nov-30    $     648,747.96   76.92                          0.250      0.017      0.983
5856691      1-Nov-30    $     299,386.77   79.99                          0.250      0.017      1.108
5856703      1-Nov-30    $     299,262.83   91.80               06         0.250      0.017      0.733
5856779      1-Nov-30    $     149,539.54   69.84                          0.250      0.017      1.483
5856910      1-Dec-30    $     284,426.14   79.99                          0.250      0.017      0.858
5857149      1-Nov-30    $     343,422.92   89.99               11         0.250      0.017      1.358
5857226      1-Nov-30    $     499,036.92   78.99                          0.250      0.017      0.983
5857243      1-Nov-30    $     194,402.09   50.00                          0.250      0.017      1.358
5857247      1-Nov-30    $     234,569.86   61.04                          0.250      0.017      1.233
5857272      1-Nov-30    $     143,250.49   74.35                          0.250      0.017      1.483
5857337      1-Nov-30    $     509,017.61   59.30                          0.250      0.017      0.983
5857458      1-Nov-30    $     409,305.31   67.21                          0.250      0.017      1.608
5857597      1-Nov-30    $     291,505.26   80.00                          0.250      0.017      1.608
5857640      1-Oct-30    $     328,351.62   80.00                          0.250      0.017      0.983
5857654      1-Nov-30    $     369,250.24   79.57                          0.250      0.017      0.733
5857655      1-Nov-30    $     340,026.85   80.00                          0.250      0.017      0.858
5857661      1-Nov-30    $     491,122.28   78.10                          0.250      0.017      1.358
5857673      1-Nov-30    $     371,246.17   80.00                          0.250      0.017      0.733
5857674      1-Nov-30    $     413,202.58   79.62                          0.250      0.017      0.983
5857689      1-Nov-30    $     488,058.08   61.98                          0.250      0.017      0.983
5857695      1-Oct-30    $     461,930.83   75.00                          0.250      0.017      1.608
5857709      1-Nov-30    $     449,110.91   51.72                          0.250      0.017      0.858
5857714      1-Nov-30    $     648,840.42   72.22                          0.250      0.017      1.358
5857848      1-Nov-30    $     381,221.93   65.72                          0.250      0.017      0.858
5857863      1-Nov-30    $     449,294.72   75.00                          0.250      0.017      1.983
5857884      1-Nov-30    $     742,174.34   67.69                          0.250      0.017      1.608
5858177      1-Nov-30    $     409,147.97   64.57                          0.250      0.017      0.608
5858190      1-Nov-30    $      77,853.54   70.91                          0.250      0.017      1.108
5858210      1-Nov-30    $     317,387.47   89.88               12         0.250      0.017      0.983
5858216      1-Nov-30    $     437,156.33   80.00                          0.250      0.017      0.983
5858224      1-Nov-30    $     307,359.94   80.00                          0.250      0.017      0.608
5858260      1-Nov-30    $     419,211.37   70.00                          0.250      0.017      1.108
5858280      1-Nov-30    $     194,604.86   75.00                          0.250      0.017      0.733
5858318      1-Nov-30    $     139,743.76   70.00                          0.250      0.017      1.233
5858323      1-Nov-30    $     322,345.47   79.99                          0.250      0.017      0.733
5858329      1-Nov-30    $     319,443.64   79.01                          0.250      0.017      1.483
5858332      1-Nov-30    $     495,368.09   70.00                          0.250      0.017      1.108
5858343      1-Nov-30    $     391,244.92   80.00                          0.250      0.017      0.983
5858362      1-Nov-30    $     282,925.53   73.64                          0.250      0.017      0.733
5858365      1-Nov-30    $     299,678.08   76.00                          0.250      0.017      1.483
5858375      1-Nov-30    $     274,157.27   78.94                          0.250      0.017      0.858
5858380      1-Aug-30    $     478,555.07   80.00                          0.250      0.017      2.233
5858387      1-Nov-30    $     267,021.40   90.00               06         0.250      0.017      0.858
5858468      1-Nov-30    $     323,375.90   80.00                          0.250      0.017      0.983
5858476      1-Nov-30    $     321,363.79   80.00                          0.250      0.017      0.858
5858482      1-Nov-30    $     327,499.19   67.35                          0.250      0.017      2.108
5858487      1-Nov-30    $     297,910.22   76.25                          0.250      0.017      0.858
5858489      1-Nov-30    $     499,130.66   78.13                          0.250      0.017      1.483
5858498      1-Nov-30    $     478,609.69   80.00                          0.250      0.017      0.858
5858525      1-Nov-30    $     394,718.58   79.10                          0.250      0.017      0.858
5858531      1-Nov-30    $     392,043.38   80.00                          0.250      0.017      0.983
5858554      1-Oct-30    $     174,146.99   70.00                          0.250      0.017      0.858
5858556      1-Nov-30    $     299,407.25   42.08                          0.250      0.017      0.858
5858563      1-Nov-30    $     351,286.69   80.00                          0.250      0.017      0.733
5858578      1-Nov-30    $     207,578.49   80.00                          0.250      0.017      0.733
5858628      1-Nov-30    $     183,272.45   70.00                          0.250      0.017      1.358
5858639      1-Nov-30    $     279,474.22   52.34                          0.250      0.017      1.108
5858655      1-Nov-30    $     433,519.72   80.00                          0.250      0.017      0.733
5858693      1-Nov-30    $     622,798.04   80.00                          0.250      0.017      0.983
5858732      1-Nov-30    $     398,269.72   58.68                          0.250      0.017      1.233
5858745      1-Nov-30    $     321,379.06   72.19                          0.250      0.017      0.983
5858767      1-Nov-30    $     454,208.92   67.41                          0.250      0.017      1.483
5858870      1-Nov-30    $     499,036.92   74.63                          0.250      0.017      0.983
5858876      1-Nov-30    $     399,229.52   80.00                          0.250      0.017      0.983
5858879      1-Nov-30    $     447,124.36   80.00                          0.250      0.017      1.233
5858883      1-Nov-30    $     495,092.16   80.00                          0.250      0.017      1.233
5858905      1-Nov-30    $     439,194.67   80.00                          0.250      0.017      1.233
5858923      1-Nov-30    $     185,771.35   75.00                          0.250      0.017      1.233
5858927      1-Nov-30    $     403,493.84   79.03                          0.250      0.017      1.358
5858934      1-Nov-30    $     538,062.87   67.38                          0.250      0.017      1.483
5858939      1-Nov-30    $     366,494.47   70.00                          0.250      0.017      0.858
5858946      1-Nov-30    $     383,278.95   80.00                          0.250      0.017      1.108
5858949      1-Nov-30    $     389,267.70   57.35                          0.250      0.017      1.108
5858965      1-Nov-30    $     413,601.78   70.00                          0.250      0.017      0.983
5858975      1-Nov-30    $     435,186.75   80.00                          0.250      0.017      1.233
5858983      1-Nov-30    $     364,288.55   73.15                          0.250      0.017      1.108
5858984      1-Nov-30    $     211,008.54   70.00                          0.250      0.017      1.233
5858994      1-Nov-30    $     287,345.44   79.99                          0.250      0.017      0.983
5859002      1-Nov-30    $     323,422.00   80.00                          0.250      0.017      1.358
5859006      1-Dec-30    $     359,515.29   66.67                          0.250      0.017      0.733
5859007      1-Nov-30    $     315,436.26   80.00                          0.250      0.017      1.358
5859009      1-Nov-30    $     351,339.06   78.75                          0.250      0.017      1.108
5859023      1-Nov-30    $     648,760.39   67.70                          0.250      0.017      1.233
5859206      1-Nov-30    $     280,201.70   90.00               13         0.250      0.017      1.108
5859212      1-Nov-30    $     343,401.91   80.00                          0.250      0.017      1.483
5859218      1-Nov-30    $     359,324.00   78.09                          0.250      0.017      1.108
5859223      1-Nov-30    $     374,259.08   75.76                          0.250      0.017      0.858
5859231      1-Nov-30    $     335,352.79   77.69                          0.250      0.017      0.983
5859237      1-Nov-30    $     283,237.55   80.00                          0.250      0.017      0.858
5859346      1-Nov-30    $     379,710.13   80.00                          0.250      0.017      1.108
5859360      1-Nov-30    $     289,441.39   72.50                          0.250      0.017      0.983
5859373      1-Sep-30    $     747,810.80   75.00                          0.250      0.017      1.483
5859589      1-Nov-30    $     343,649.65   94.99               12         0.250      0.017      1.483
5859617      1-Nov-30    $     475,150.84   80.00                          0.250      0.017      1.358
5859630      1-Nov-30    $     350,274.00   89.99               11         0.250      0.017      0.983
5859652      1-Nov-30    $     276,248.80   53.54                          0.250      0.017      0.983
5859673      1-Nov-30    $     505,274.86   75.00                          0.250      0.017      0.983
5859684      1-Nov-30    $     319,399.14   80.00                          0.250      0.017      1.108
5859692      1-Nov-30    $     383,952.27   70.00                          0.250      0.017      0.858
5859699      1-Nov-30    $     201,101.89   79.99                          0.250      0.017      0.858
5859708      1-Nov-30    $     474,479.72   67.52                          0.250      0.017      1.108
5859723      1-Nov-30    $     124,777.00   73.53                          0.250      0.017      1.358
5859737      1-Nov-30    $     404,229.27   80.00                          0.250      0.017      0.733
5859746      1-Nov-30    $     349,325.85   77.78                          0.250      0.017      0.983
5859767      1-Nov-30    $     421,120.83   70.33                          0.250      0.017      0.983
5859771      1-Nov-30    $     331,360.49   80.00                          0.250      0.017      0.983
5859776      1-Nov-30    $     399,247.92   74.35                          0.250      0.017      1.108
5859783      1-Nov-30    $     503,029.22   80.00                          0.250      0.017      0.983
5859790      1-Nov-30    $     191,545.76   80.00                          0.250      0.017      0.858
5859815      1-Nov-30    $     270,503.97   77.21                          0.250      0.017      1.233
5860733      1-Dec-27    $     341,059.98   77.11                          0.250      0.017      1.233
5860943      1-Nov-30    $     399,267.86   80.00                          0.250      0.017      1.233
5860959      1-Nov-30    $     327,883.17   90.00                          0.250      0.017      1.108
5860985      1-Oct-30    $     311,273.38   74.29                          0.250      0.017      1.483
5860993      1-Oct-30    $     271,350.68   80.00                          0.250      0.017      1.358
5861015      1-Nov-30    $     339,293.41   80.00                          0.250      0.017      0.608
5861195      1-Nov-20    $     322,740.74   44.09                          0.250      0.017      1.358
5861238      1-Aug-30    $     102,220.38   90.00               38         0.250      0.017      1.233
5861312      1-Sep-30    $     105,665.92   88.33                          0.250      0.017      1.108
5861437      1-Dec-30    $     285,225.09   79.99                          0.250      0.017      0.858
5861510      1-Nov-30    $     399,267.86   74.07                          0.250      0.017      1.233
5861513      1-Nov-30    $     274,483.63   71.06                          0.250      0.017      1.108
5861519      1-Nov-30    $     363,849.76   90.00               13         0.250      0.017      1.358
5861520      1-Nov-30    $     374,348.01   79.28                          0.250      0.017      1.483
5861633      1-Nov-30    $     305,379.92   75.00                          0.250      0.017      0.733
5861794      1-Nov-30    $     299,422.11   75.95                          0.250      0.017      0.983
5861806      1-Nov-30    $     293,661.73   80.00                          0.250      0.017      0.983
5861817      1-Nov-30    $     149,739.18   47.62                          0.250      0.017      1.483
5861829      1-Nov-30    $     295,424.65   80.00                          0.250      0.017      1.233
5861838      1-Nov-30    $     368,919.64   79.27                          0.250      0.017      0.858
5861850      1-Nov-30    $     325,755.09   80.00                          0.250      0.017      0.858
5861863      1-Nov-30    $     587,323.57   80.00                          0.250      0.017      0.483
5862015      1-Nov-30    $     419,191.00   60.03                          0.250      0.017      0.983
5863462     20-Dec-28    $     497,609.09   52.63                          0.250      0.017      1.483
5863657      1-Nov-30    $     324,940.20   80.00                          0.250      0.017      0.733
5863670      1-Nov-30    $     377,279.27   90.00               11         0.550      0.017      0.733
5863676      1-Nov-30    $     343,837.68   80.00                          0.250      0.017      0.483
5863682      1-Oct-30    $     279,123.06   70.00                          0.250      0.017      0.733
5863687      1-Oct-30    $     327,154.69   80.00                          0.250      0.017      0.983
5863697      1-Oct-30    $     319,110.37   80.00                          0.250      0.017      0.608
5863703      1-Oct-30    $     340,832.73   85.00               06         0.450      0.017      0.858
5863704      1-Oct-30    $     338,719.63   80.00                          0.250      0.017      0.983
5863710      1-Nov-30    $     311,428.91   80.00                          0.250      0.017      1.233
5863723      1-Nov-30    $     509,990.37   78.74                          0.250      0.017      0.858
5863727      1-Oct-30    $     349,185.65   59.63                          0.250      0.017      1.483
5863737      1-Nov-30    $     502,066.86   80.00                          0.250      0.017      0.858
5863739      1-Nov-30    $     344,835.52   80.00                          0.250      0.017      0.983
5863754      1-Nov-30    $     327,368.19   80.00                          0.250      0.017      0.983
5863764      1-Nov-30    $     425,158.33   80.00                          0.250      0.017      0.858
5863775      1-Nov-30    $     335,336.12   80.00                          0.250      0.017      0.858
5863781      1-Nov-30    $     295,634.34   75.00                          0.250      0.017      0.608
5863794      1-Oct-30    $     287,265.30   90.00               11         0.550      0.017      0.733
5863807      1-Nov-30    $     299,422.14   79.16                          0.250      0.017      0.983
5863812      1-Nov-30    $     260,983.31   47.55                          0.250      0.017      0.858
5863818      1-Nov-30    $     404,179.30   59.56                          0.250      0.017      0.733
5863840      1-Oct-30    $     289,233.42   79.45                          0.250      0.017      0.858
5863844      1-Oct-30    $     335,134.08   80.00                          0.250      0.017      0.983
5863847      1-Nov-30    $     486,514.12   80.00                          0.250      0.017      0.733
5863858      1-Nov-30    $     287,430.96   80.00                          0.250      0.017      0.858
5864252      1-Nov-30    $     310,101.55   80.00                          0.250      0.017      0.983
5864323      1-Oct-30    $     371,540.02   78.84                          0.250      0.017      0.983
5864374      1-Dec-30    $     419,502.28   80.00                          0.250      0.017      1.358
5864382      1-Dec-30    $     536,516.88   80.00                          0.250      0.017      0.858
5865448      1-Dec-30    $     340,973.86   80.00                          0.250      0.017      1.108
5865862      1-Nov-30    $     443,329.80   79.93                          0.250      0.017      1.108
5866163      1-Dec-30    $     280,431.40   90.00               06         0.250      0.017      0.858
5866533      1-Nov-30    $     373,693.83   60.00                          0.250      0.017      0.983
5866558      1-Nov-30    $     411,226.38   80.00                          0.250      0.017      1.108
5866575      1-Nov-30    $     299,422.14   43.54                          0.250      0.017      0.983
5866586      1-Nov-30    $     618,775.03   80.00                          0.250      0.017      0.858
5866659      1-Nov-30    $     144,676.27   65.00                          0.250      0.017      1.233
5866685      1-Nov-30    $     102,866.16   79.98                          0.250      0.017      1.358
5866699      1-Nov-30    $     310,430.72   88.86               06         0.250      0.017      1.233
5866715      1-Nov-30    $     300,476.67   70.00                          0.250      0.017      1.483
5866757      1-Nov-30    $     337,081.90   80.00                          0.250      0.017      1.233
5867000      1-Oct-30    $     331,772.88   95.00               06         0.800      0.017      1.233
5867009      1-Nov-30    $     300,978.50   90.00               12         0.650      0.017      1.108
5867225      1-Nov-30    $     389,481.79   79.99                          0.250      0.017      0.858
5867238      1-Nov-30    $     271,385.15   72.53                          0.250      0.017      1.108
5867255      1-Nov-30    $     367,209.18   80.00                          0.250      0.017      1.108
5867330      1-Nov-30    $     590,800.37   80.00                          0.250      0.017      0.733
5867342      1-Nov-30    $     274,071.07   84.49               13         0.250      0.017      0.983
5867366      1-Nov-30    $     279,432.58   80.00                          0.250      0.017      0.733
5867387      1-Dec-30    $     419,434.48   80.00                          0.250      0.017      0.733
5867437      1-Nov-30    $     769,732.24   52.79                          0.250      0.017      1.483
5867455      1-Nov-30    $     498,747.97   75.76                          0.250      0.017      1.108
5867462      1-Dec-30    $     452,020.79   45.26                          0.250      0.017      0.983
5867480      1-Nov-30    $     429,838.28   80.00                          0.250      0.017      1.233
5867492      1-Nov-30    $     339,190.98   80.00                          0.250      0.017      0.983
5867579      1-Jan-31    $     324,781.94   49.03                          0.250      0.017      0.733
5867615      1-Nov-30    $     284,407.72   59.01                          0.250      0.017      0.608
5867619      1-Nov-30    $     293,404.23   75.00                          0.250      0.017      0.733
5867633      1-Nov-30    $     309,402.87   77.50                          0.250      0.017      0.983
5867644      1-Nov-30    $     399,209.70   80.00                          0.250      0.017      0.858
5867650      1-Nov-30    $     343,302.92   80.00                          0.250      0.017      0.733
5867653      1-Nov-30    $     307,343.63   80.00                          0.250      0.017      0.483
5867668      1-Nov-30    $     452,841.88   79.90                          0.250      0.017      0.483
5867678      1-Nov-30    $     386,271.35   89.99               13         0.250      0.017      0.858
5869609      1-Oct-30    $     548,618.18   42.44                          0.250      0.017      1.108
5869620      1-Nov-30    $     315,391.33   79.90                          0.250      0.017      0.983
5869630      1-Nov-30    $     462,219.63   80.00                          0.250      0.017      1.108
5869636      1-Nov-30    $     349,391.49   79.91                          0.250      0.017      1.483
5869645      1-Nov-30    $     484,065.82   74.62                          0.250      0.017      0.983
5869658      1-Nov-30    $     332,374.72   57.41                          0.250      0.017      1.108
5869671      1-Nov-30    $     389,248.79   72.22                          0.250      0.017      0.983
5869685      1-Nov-30    $     309,402.87   75.61                          0.250      0.017      0.983
5869694      1-Dec-30    $     287,612.23   80.00                          0.250      0.017      0.733
5869721      1-Nov-30    $     398,768.79   85.00               01         0.250      0.017      1.233
5870017      1-Nov-20    $     281,657.47   70.75                          0.250      0.017      1.358
5870025      1-Dec-30    $     294,516.02   79.73                          0.250      0.017      1.108
5870028      1-Dec-30    $     338,865.79   77.11                          0.250      0.017      0.983
5870035      1-Jul-30    $     334,397.24   92.02               06         0.250      0.017      1.608
5870041      1-Sep-30    $     462,746.45   80.00                          0.250      0.017      1.858
5870060      1-Nov-30    $     342,745.88   80.77               06         0.250      0.017      2.233
5870077      1-Nov-30    $     349,220.19   48.28                          0.250      0.017      0.733
5870089      1-Nov-30    $     295,415.20   80.00                          0.250      0.017      0.858
5870097      1-Nov-30    $     287,458.21   76.80                          0.250      0.017      1.108
5871077      1-Nov-30    $     366,104.59   90.00               06         0.250      0.017      0.608
5871098      1-Dec-30    $     269,671.70   50.00                          0.250      0.017      1.233
5871111      1-Dec-30    $     389,474.90   72.22                          0.250      0.017      0.733
5871116      1-Dec-30    $     311,520.76   79.99                          0.250      0.017      1.233
5871129      1-Nov-30    $     448,711.61   77.52                          0.250      0.017      0.858
5871144      1-Nov-30    $     317,852.86   79.68                          0.250      0.017      0.733
5871153      1-Dec-30    $     312,399.71   80.00                          0.250      0.017      0.983
5871224      1-Dec-30    $     227,937.90   79.09                          0.250      0.017      1.108
5871227      1-Dec-30    $      94,293.77   70.98                          0.250      0.017      1.608
5871229      1-Nov-30    $      98,827.89   75.00                          0.250      0.017      1.483
5871234      1-Dec-30    $     370,513.00   79.85                          0.250      0.017      0.858
5871236      1-Dec-30    $     325,982.31   80.00                          0.250      0.017      0.983
5871240      1-Nov-30    $     262,941.94   90.00               12         0.250      0.017      0.733
5871245      1-Nov-30    $     247,568.80   80.00                          0.250      0.017      1.483
5871251      1-Dec-30    $     451,156.21   75.00                          0.250      0.017      0.858
5871252      1-Nov-30    $     359,306.57   54.14                          0.250      0.017      0.983
5871266      1-Nov-30    $     285,405.64   74.29                          0.250      0.017      0.608
5871284      1-Dec-30    $     619,226.57   80.00                          0.250      0.017      1.108
5871314      1-Dec-30    $     649,124.82   76.58                          0.250      0.017      0.733
5871319      1-Dec-30    $     298,807.24   80.00                          0.250      0.017      0.858
5871332      1-Dec-30    $     333,583.35   79.98                          0.250      0.017      1.108
5871359      1-Nov-30    $     299,436.68   56.07                          0.250      0.017      1.108
5871366      1-Dec-30    $     382,034.93   90.00               06         0.250      0.017      1.233
5871367      1-Dec-30    $     594,312.85   62.96                          0.250      0.017      1.483
5871377      1-Dec-30    $     459,366.87   80.00                          0.250      0.017      0.983
5871381      1-Dec-30    $     311,569.15   80.00                          0.250      0.017      0.608
5871383      1-Dec-30    $     321,987.43   80.00                          0.250      0.017      0.983
5871399      1-Dec-30    $     349,516.69   78.65                          0.250      0.017      0.608
5871405      1-Dec-30    $     173,782.94   71.31                          0.250      0.017      1.108
5871409      1-Nov-30    $     312,896.14   95.00               06         0.250      0.017      0.983
5871420      1-Dec-30    $     299,653.54   80.00                          0.250      0.017      1.483
5871424      1-Dec-30    $     379,513.71   80.00                          0.250      0.017      0.983
5871428      1-Nov-30    $     421,247.18   72.14                          0.250      0.017      1.358
5871431      1-Dec-30    $     275,528.51   79.97                          0.250      0.017      0.733
5871437      1-Nov-30    $     327,140.13   80.00                          0.250      0.017      0.733
5871438      1-Dec-30    $     311,600.73   80.00                          0.250      0.017      0.983
5871444      1-Nov-30    $     304,366.17   79.84                          0.250      0.017      0.608
5871530      1-Oct-30    $     284,319.66   60.52                          0.250      0.017      1.358
5871548      1-Nov-30    $     285,875.80   80.00                          0.250      0.017      1.233
5871559      1-Nov-30    $     489,079.91   45.58                          0.250      0.017      1.108
5871568      1-Nov-30    $     267,284.18   79.94                          0.250      0.017      0.983
5871589      1-Nov-30    $     647,956.05   68.42                          0.250      0.017      1.233
5871598      1-Nov-30    $     275,520.15   80.00                          0.250      0.017      1.483
5871622      1-Nov-30    $     284,451.05   61.96                          0.250      0.017      0.983
5871627      1-Oct-30    $     452,940.92   80.00                          0.250      0.017      0.983
5871834      1-Dec-30    $     349,152.61   80.00                          0.250      0.017      0.983
5871849      1-Dec-30    $     519,281.93   80.00                          0.250      0.017      0.608
5871858      1-Dec-30    $     511,344.80   80.00                          0.250      0.017      0.983
5871867      1-Dec-30    $     311,639.67   80.00                          0.250      0.017      1.483
5871870      1-Dec-30    $     357,775.52   79.99                          0.250      0.017      1.358
5871873      1-Dec-30    $     454,495.31   80.00                          0.250      0.017      0.983
5871877      1-Nov-30    $     324,373.99   63.73                          0.250      0.017      0.983
5871888      1-Dec-30    $     529,155.32   57.11                          0.250      0.017      0.858
5871899      1-Dec-30    $     319,600.82   72.73                          0.250      0.017      1.108
5871921      1-Dec-30    $     263,635.45   80.00                          0.250      0.017      0.608
5871932      1-Dec-30    $     143,758.13   80.00                          0.250      0.017      1.608
5871946      1-Dec-30    $     535,795.73   65.03                          0.250      0.017      0.858
5871965      1-Nov-30    $     404,258.72   64.80                          0.375      0.017      1.108
5871967      1-Dec-30    $     451,375.84   80.00                          0.250      0.017      0.608
5871979      1-Dec-30    $     308,402.54   95.00               06         0.250      0.017      1.608
5871992      1-Dec-30    $     299,616.08   80.00                          0.250      0.017      0.983
5872002      1-Nov-30    $      83,999.43   50.12                          0.375      0.017      1.233
5872008      1-Dec-30    $     360,473.21   76.11                          0.250      0.017      0.358
5872010      1-Oct-30    $     261,324.79  100.00                          0.375      0.017      0.858
5872016      1-Dec-30    $     395,453.17   80.00                          0.250      0.017      0.608
5872024      1-Oct-30    $     207,004.65  100.00                          0.375      0.017      1.233
5872057      1-Nov-30    $     108,800.51  100.00                          0.375      0.017      1.108
5872074      1-Nov-30    $     374,313.62   12.10                          0.375      0.017      1.108
5872083      1-Nov-30    $     209,615.63  100.00                          0.375      0.017      1.108
5872101      1-Nov-30    $     309,332.80   99.97                          0.375      0.017      1.108
5872112      1-Oct-30    $     597,131.40   93.90                          0.375      0.017      1.108
5872124      1-Oct-30    $     204,444.27  100.00                          0.375      0.017      0.608
5872379      1-Dec-30    $     322,570.63   71.78                          0.250      0.017      0.983
5872389      1-Dec-30    $      99,765.49   79.98                          0.250      0.017      0.733
5872408      1-Dec-30    $      85,889.94   80.00                          0.250      0.017      0.983
5872418      1-Nov-30    $     289,412.18   71.60                          0.250      0.017      0.733
5872441      1-Dec-30    $      83,087.98   80.00                          0.250      0.017      0.733
5872449      1-Dec-30    $     182,765.81   69.32                          0.250      0.017      0.983
5872471      1-Dec-30    $     139,838.32   67.63                          0.250      0.017      1.483
5872529      1-Dec-30    $     411,486.05   80.00                          0.250      0.017      1.108
5872538      1-Dec-30    $     529,304.25   67.95                          0.250      0.017      0.858
5872546      1-Dec-30    $     276,836.13   79.99                          0.250      0.017      0.858
5872551      1-Dec-30    $     427,837.64   80.00                          0.250      0.017      0.858
5872567      1-Nov-30    $     368,803.90   80.00                          0.250      0.017      1.483
5872598      1-Dec-30    $     597,254.03   65.00                          0.250      0.017      1.108
5872622      1-Dec-30    $     299,616.08   61.35                          0.250      0.017      0.983
5872626      1-Nov-30    $      59,793.16   89.40                          0.375      0.017      1.233
5872633      1-Nov-30    $     315,391.33   80.00                          0.250      0.017      0.983
5872665      1-Sep-30    $     220,764.95  100.00                          0.375      0.017      1.233
5872670      1-Nov-30    $     379,189.38   68.84                          0.250      0.017      0.983
5872704      1-Nov-30    $     324,373.99   89.97               13         0.250      0.017      0.983
5872786      1-Jul-30    $     181,250.83   67.41                          0.375      0.017      1.358
5872788      1-Nov-30    $     142,744.89  100.00                          0.375      0.017      1.233
5872807      1-Nov-30    $      71,867.03  100.00                          0.375      0.017      1.108
5872816      1-Dec-30    $     449,153.21   81.76               12         0.250      0.017      1.233
5872817      1-Nov-30    $     337,748.17   80.00                          0.250      0.017      0.983
5872821      1-Nov-30    $     206,820.76   80.00                          0.375      0.017      1.108
5872826      1-Dec-30    $     398,514.87  100.00                          0.375      0.017      1.108
5872827      1-Nov-30    $     309,901.91   79.99                          0.250      0.017      0.983
5872854      1-Dec-30    $      62,322.15   80.00                          0.250      0.017      1.108
5872869      1-Nov-30    $     499,061.14   79.37                          0.250      0.017      1.108
5872892      1-Nov-30    $     306,458.58   79.99                          0.250      0.017      0.983
5872894      1-Nov-30    $     453,125.49   71.50                          0.250      0.017      0.983
5872904      1-Nov-30    $     289,940.44   75.71                          0.250      0.017      0.983
5872908      1-Nov-30    $     363,849.76   90.00               06         0.250      0.017      1.358
5872915      1-Oct-30    $     377,076.28   78.35                          0.250      0.017      0.983
5872926      1-Nov-30    $     397,552.09   88.51               33         0.250      0.017      1.108
5872929      1-Nov-30    $     271,475.07   80.00                          0.250      0.017      0.983
5872942      1-Nov-30    $     321,769.39   80.00                          0.250      0.017      1.108
5872946      1-Nov-30    $     313,084.34   73.93                          0.250      0.017      1.108
5872954      1-Nov-30    $     542,952.16   80.00                          0.250      0.017      0.983
5872958      1-Oct-30    $     314,387.72   80.00                          0.250      0.017      0.983
5872972      1-Dec-30    $     286,632.72   80.00                          0.250      0.017      0.983
5872982      1-Nov-30    $     354,416.01   80.00                          0.250      0.017      0.983
5873019      1-Nov-30    $     294,402.21   79.73                          0.250      0.017      0.733
5873031      1-Nov-30    $     379,268.06   80.00                          0.250      0.017      0.983
5873036      1-Dec-30    $     411,985.43   75.00                          0.250      0.017      1.108
5873040      1-Nov-30    $     335,319.13   80.00                          0.250      0.017      0.733
5873048      1-Nov-30    $     586,247.97   80.00                          0.250      0.017      0.483
5873071      1-Nov-30    $     374,259.08   50.00                          0.250      0.017      0.858
5873083      1-Nov-30    $     299,450.91   75.00                          0.250      0.017      1.233
5873093      1-Nov-30    $     289,605.19   90.00               12         0.250      0.017      1.108
5873097      1-Nov-30    $     266,685.31   80.00                          0.250      0.017      0.983
5873542      1-Dec-30    $     343,559.77   80.00                          0.250      0.017      0.983
5873551      1-Dec-30    $     451,890.87   67.32                          0.250      0.017      1.608
5873563      1-Dec-30    $     189,780.58   36.89                          0.250      0.017      1.483
5873578      1-Dec-30    $     269,703.91   90.00               13         0.250      0.017      1.733
5873580      1-Dec-30    $     495,348.89   76.31                          0.250      0.017      0.858
5873588      1-Dec-30    $     319,590.48   80.00                          0.250      0.017      0.983
5873596      1-Dec-30    $     261,638.21   39.10                          0.250      0.017      0.608
5873598      1-Dec-30    $     580,293.56   27.67                          0.250      0.017      1.233
5873602      1-Dec-30    $      61,230.99   68.11                          0.250      0.017      1.608
5873605      1-Dec-30    $     415,139.86   80.00                          0.250      0.017      0.733
5873615      1-Dec-30    $     317,593.05   48.55                          0.250      0.017      0.983
5873625      1-Dec-30    $     279,573.05   80.00                          0.250      0.017      0.733
5873635      1-Dec-30    $     449,329.97   54.55                          0.250      0.017      0.233
5873639      1-Dec-30    $     543,355.33   80.00                          0.250      0.017      1.358
5873645      1-Dec-30    $     349,213.82   79.99                          0.250      0.017      1.108
5873647      1-Dec-30    $     458,565.89   80.00                          0.250      0.017      0.608
5873648      1-Dec-30    $     304,789.07   80.00                          0.250      0.017      0.733
5873654      1-Dec-30    $     599,212.36   50.00                          0.250      0.017      0.858
5873667      1-Dec-30    $     507,413.33   73.62                          0.250      0.017      1.483
5873671      1-Dec-30    $     375,411.60   80.00                          0.250      0.017      0.000
5873675      1-Dec-30    $     454,474.53   70.00                          0.250      0.017      1.483
5873999      1-Dec-30    $     418,214.12   79.76                          0.375      0.017      0.858
5874836      1-Oct-30    $     307,226.20   80.00                          0.250      0.017      1.108
5874848      1-Nov-30    $     528,977.81   75.00                          0.250      0.017      0.858
5874883      1-Dec-30    $     493,351.51   76.00                          0.250      0.017      0.858
5874910      1-Dec-30    $     369,423.90   73.27                          0.250      0.017      0.983
5874918      1-Dec-30    $     281,120.98   67.83                          0.250      0.017      0.733
5874925      1-Dec-30    $     385,554.22   73.52                          0.250      0.017      1.483
5874929      1-Dec-30    $     374,507.74   71.50                          0.250      0.017      0.858
5874937      1-Nov-30    $     391,663.20   80.00                          0.250      0.017      1.108
5874973      1-Nov-30    $     384,277.08   66.27                          0.250      0.017      1.108
5874979      1-Dec-30    $     329,555.66   80.00                          0.250      0.017      0.733
5875287      1-Dec-30    $     309,122.52   79.99                          0.250      0.017      0.608
5875371      1-Dec-30    $     343,536.80   80.00                          0.250      0.017      0.733
5875388      1-Dec-30    $     349,516.67   73.68                          0.250      0.017      0.608
5875421      1-Dec-30    $     274,529.05   67.07                          0.250      0.017      0.733
5875427      1-Dec-30    $     254,082.66   79.50                          0.250      0.017      1.108
5875542      1-Dec-30    $     376,027.24   95.00               01         0.250      0.017      1.233
5876190      1-Dec-30    $     387,486.52   80.00                          0.250      0.017      0.858
5876196      1-Dec-30    $     397,752.12   80.00                          0.250      0.017      1.358
5876212      1-Dec-30    $     519,317.38   80.00                          0.250      0.017      0.858
5876455      1-Dec-30    $     499,422.55   79.37                          0.250      0.017      1.483
5876475      1-Dec-30    $      73,417.28   75.00                          0.250      0.017      1.608
5876585      1-Dec-30    $     291,662.77   80.00                          0.250      0.017      1.483
5877198      1-Dec-30    $     575,751.33   71.16                          0.250      0.017      1.608
5877228      1-Dec-30    $     399,050.42   69.96                          0.250      0.017      1.608
5877242      1-Dec-30    $      91,896.48   80.00                          0.250      0.017      1.608
5877325      1-Nov-30    $     499,061.11   76.50                          0.250      0.017      1.108
5877338      1-Dec-30    $     598,307.82   80.00                          0.250      0.017      0.233
5877349      1-Nov-30    $     275,825.58   80.00                          0.250      0.017      0.608
5877355      1-Dec-30    $     274,810.27   79.99                          0.250      0.017      0.483
5877363      1-Dec-30    $     383,520.97   80.00                          0.250      0.017      1.108
5877366      1-Oct-30    $     321,322.89   80.00                          0.250      0.017      1.483
5877371      1-Dec-30    $     279,659.54   87.50               12         0.250      0.017      1.233
5877390      1-Nov-30    $     447,137.06   80.00                          0.250      0.017      0.983
5877392      1-Dec-30    $     274,648.07   69.62                          0.250      0.017      0.983
5877398      1-Nov-30    $     351,286.69   80.00                          0.250      0.017      0.733
5877405      1-Dec-30    $     330,576.40   76.82                          0.250      0.017      0.983
5877422      1-Dec-30    $     229,440.65   61.51                          0.250      0.017      0.733
5877424      1-Oct-30    $     314,021.42   90.00               12         0.250      0.017      0.483
5877429      1-Nov-30    $     319,498.91   80.00                          0.250      0.017      1.108
5877431      1-Dec-30    $     358,740.33   80.00                          0.250      0.017      0.983
5877435      1-Oct-30    $     384,007.82   71.96                          0.250      0.017      0.983
5877559      1-Dec-30    $     389,513.48   79.27                          0.250      0.017      1.108
5877594      1-Dec-30    $     311,820.40   80.00                          0.250      0.017      1.233
5877605      1-Oct-30    $     119,713.53   73.85                          0.250      0.017      1.358
5878571      1-Dec-30    $     404,402.54   74.31                          0.250      0.017      0.983
5878573      1-Dec-30    $     649,146.74   59.09                          0.250      0.017      0.858
5878615      1-Dec-30    $     318,603.20   80.00                          0.250      0.017      0.733
5878628      1-Dec-30    $     383,356.33   80.00                          0.250      0.017      0.483
5878636      1-Dec-30    $     299,625.76   68.65                          0.250      0.017      1.108
5878647      1-Dec-30    $     349,552.11   89.74               13         0.250      0.017      0.983
5878663      1-Oct-30    $     379,020.68   67.51                          0.250      0.017      0.983
5878675      1-Dec-30    $     361,548.41   80.00                          0.250      0.017      1.108
5878682      1-Nov-30    $     309,402.87   79.49                          0.250      0.017      0.983
5878689      1-Dec-30    $     324,604.83   76.47                          0.250      0.017      1.233
5878691      1-Nov-30    $     327,399.65   80.00                          0.250      0.017      1.233
5878699      1-Dec-30    $     363,545.94   80.00                          0.250      0.017      1.108
5878700      1-Dec-30    $     280,141.03   85.00               13         0.250      0.017      0.983
5879176      1-Nov-30    $     648,460.12   71.86                          0.250      0.017      0.983
5879191      1-Dec-30    $     649,146.74   55.56                          0.250      0.017      0.858
5879201      1-Nov-30    $     299,422.14   80.00                          0.250      0.017      0.983
5879215      1-Dec-30    $     435,442.05   80.00                          0.250      0.017      0.983
5879223      1-Nov-30    $     438,978.94   79.87                          0.250      0.017      0.983
5879232      1-Nov-30    $     285,462.96   73.33                          0.250      0.017      1.108
5879235      1-Nov-30    $     383,260.31   64.00                          0.250      0.017      0.983
5879244      1-Nov-30    $     484,065.79   76.70                          0.250      0.017      0.983
5879251      1-Dec-30    $     337,068.10   90.00               06         0.250      0.017      0.983
5879257      1-Nov-30    $     346,556.37   61.51                          0.250      0.017      0.983
5879259      1-Dec-30    $     299,616.08   69.93                          0.250      0.017      0.983
5879262      1-Nov-30    $     399,189.45   72.73                          0.250      0.017      0.733
5879268      1-Dec-30    $     419,476.06   80.00                          0.250      0.017      1.108
5879280      1-Dec-30    $     309,811.58   80.00                          0.250      0.017      0.608
5880010      1-Dec-30    $     543,387.79   80.00                          0.250      0.017      1.608
5880306      1-Nov-30    $     291,492.31   80.00                          0.250      0.017      1.483

                         $ 200,506,194.64

COUNT:               565
WAC:         8.360166584
WAM:          356.279835
WALTV:       74.41418572

WFMBS
WFHMI / 2001-04  Exhibit F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (xvii)                                   (xviii)
--------    -------------------------------------    -------------------------------------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER      SERVICER                                 SELLER
--------    -------------------------------------    -------------------------------------
5793377     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5798737     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5801217     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5803587     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5804027     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5807097     CENTRAL NATIONAL BANK                    CENTRAL NATIONAL BANK
5807330     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5807337     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5810823     HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE COMPANY
5811625     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5812578     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5816626     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5818296     HOMESIDE LENDING                         HOMESIDE LENDING
5819949     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5821868     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5821925     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5823594     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5823616     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
5823744     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5823787     HOMESIDE LENDING                         HOMESIDE LENDING
5825125     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5825767     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5825847     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5825863     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5825969     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5825974     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5828211     FIRST HORIZON HOME LOAN CORP             FIRST HORIZON HOME LOAN CORP
5828668     FIRST HORIZON HOME LOAN CORP             FIRST HORIZON HOME LOAN CORP
5831805     COLONIAL SAVINGS & LOAN                  COLONIAL SAVINGS & LOAN
5832292     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832298     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832300     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832304     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832312     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832320     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5832325     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5834458     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5834513     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5834914     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5835920     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5836626     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5836786     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5837519     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5837541     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5837700     HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE COMPANY
5839332     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5839961     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5839982     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5839995     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5840211     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840214     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840224     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840225     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840242     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840446     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5840728     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5840776     FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
5841003     FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
5841028     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5841517     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5841528     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5841551     FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
5841692     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5842170     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5842429     HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE COMPANY
5843603     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5844106     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5844115     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5845402     HOMESIDE LENDING                         HOMESIDE LENDING
5845757     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5845872     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5845879     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5845898     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5847448     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5847457     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5847473     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5847480     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848301     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848319     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848412     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848583     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848609     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848624     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848803     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848835     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5848871     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5849209     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5850437     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
5851121     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851129     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851197     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851223     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851254     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5851273     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5851282     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5851291     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5851300     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5851379     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851391     FIRST NATIONWIDE MORTGAGE CO             FIRST NATIONWIDE MORTGAGE CO
5851792     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5852143     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5853564     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5853685     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5853735     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5853762     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5853814     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5853852     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5853878     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5853886     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5854444     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854466     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854473     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854483     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854510     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5854828     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854838     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854859     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5854885     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5855067     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5855216     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5855233     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5855254     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5855392     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5855726     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5855923     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5856025     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856056     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856099     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5856397     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856600     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856687     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856691     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856703     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856779     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5856910     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5857149     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857226     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857243     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857247     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857272     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857337     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857458     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857597     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857640     HOMESIDE LENDING                         HOMESIDE LENDING
5857654     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857655     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857661     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857673     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857674     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857689     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857695     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857709     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857714     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857848     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857863     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5857884     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858177     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858190     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858210     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858216     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858224     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858260     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858280     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858318     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858323     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858329     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858332     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858343     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858362     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858365     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858375     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858380     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858387     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858468     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858476     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858482     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858487     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858489     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858498     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858525     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858531     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858554     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858556     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858563     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858578     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858628     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858639     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858655     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858693     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858732     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858745     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858767     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858870     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858876     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858879     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858883     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858905     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858923     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858927     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858934     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858939     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858946     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858949     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858965     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858975     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858983     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858984     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5858994     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859002     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859006     CENTRAL NATIONAL BANK                    CENTRAL NATIONAL BANK
5859007     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859009     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859023     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859206     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859212     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859218     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859223     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859231     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859237     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859346     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859360     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859373     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859589     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859617     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859630     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859652     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859673     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859684     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859692     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859699     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859708     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859723     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859737     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859746     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859767     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5859771     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859776     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5859783     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859790     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5859815     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5860733     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
5860943     HOMESIDE LENDING                         HOMESIDE LENDING
5860959     HOMESIDE LENDING                         HOMESIDE LENDING
5860985     HOMESIDE LENDING                         HOMESIDE LENDING
5860993     HOMESIDE LENDING                         HOMESIDE LENDING
5861015     HOMESIDE LENDING                         HOMESIDE LENDING
5861195     HOMESIDE LENDING                         HOMESIDE LENDING
5861238     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5861312     CUNA MUTUAL MORTGAGE CORP                CUNA MUTUAL MORTGAGE CORP
5861437     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
5861510     HOMESIDE LENDING                         HOMESIDE LENDING
5861513     HOMESIDE LENDING                         HOMESIDE LENDING
5861519     HOMESIDE LENDING                         HOMESIDE LENDING
5861520     HOMESIDE LENDING                         HOMESIDE LENDING
5861633     HOMESIDE LENDING                         HOMESIDE LENDING
5861794     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861806     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861817     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861829     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861838     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861850     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5861863     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5862015     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5863462     SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
5863657     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863670     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863676     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863682     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863687     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863697     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863703     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863704     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863710     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863723     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863727     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863737     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863739     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863754     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863764     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863775     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863781     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863794     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863807     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863812     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863818     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863840     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863844     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863847     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5863858     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5864252     HOMESIDE LENDING                         HOMESIDE LENDING
5864323     HOMESIDE LENDING                         HOMESIDE LENDING
5864374     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5864382     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5865448     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5865862     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5866163     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5866533     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866558     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866575     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866586     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866659     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866685     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866699     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866715     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5866757     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5867000     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5867009     CHEVY CHASE SAVINGS BANK                 CHEVY CHASE SAVINGS BANK
5867225     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867238     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867255     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867330     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867342     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867366     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867387     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867437     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867455     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
5867462     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867480     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867492     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5867579     HSBC MORTGAGE CORPORATION                HSBC MORTGAGE CORPORATION
5867615     HOMESIDE LENDING                         HOMESIDE LENDING
5867619     HOMESIDE LENDING                         HOMESIDE LENDING
5867633     HOMESIDE LENDING                         HOMESIDE LENDING
5867644     HOMESIDE LENDING                         HOMESIDE LENDING
5867650     HOMESIDE LENDING                         HOMESIDE LENDING
5867653     HOMESIDE LENDING                         HOMESIDE LENDING
5867668     HOMESIDE LENDING                         HOMESIDE LENDING
5867678     HOMESIDE LENDING                         HOMESIDE LENDING
5869609     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869620     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869630     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869636     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869645     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869658     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869671     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869685     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869694     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5869721     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870017     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870025     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870028     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870035     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870041     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870060     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870077     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870089     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5870097     OLD KENT MORTGAGE COMPANY                OLD KENT MORTGAGE COMPANY
5871077     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871098     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871111     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871116     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871129     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871144     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871153     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871224     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871227     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871229     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871234     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871236     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871240     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871245     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871251     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871252     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871266     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871284     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871314     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871319     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871332     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871359     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871366     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871367     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871377     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871381     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871383     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871399     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871405     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871409     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871420     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871424     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871428     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871431     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871437     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871438     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871444     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871530     HOMESIDE LENDING                         HOMESIDE LENDING
5871548     HOMESIDE LENDING                         HOMESIDE LENDING
5871559     HOMESIDE LENDING                         HOMESIDE LENDING
5871568     HOMESIDE LENDING                         HOMESIDE LENDING
5871589     HOMESIDE LENDING                         HOMESIDE LENDING
5871598     HOMESIDE LENDING                         HOMESIDE LENDING
5871622     HOMESIDE LENDING                         HOMESIDE LENDING
5871627     HOMESIDE LENDING                         HOMESIDE LENDING
5871834     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871849     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871858     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871867     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871870     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871873     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871877     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871888     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871899     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871921     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871932     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871946     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871965     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5871967     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871979     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5871992     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872002     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872008     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872010     CENDANT MORTGAGE CORPORAI                CENDANT MORTGAGE CORPORAI
5872016     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872024     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872057     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872074     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872083     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872101     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872112     CENDANT MORTGAGE CORPORAI                CENDANT MORTGAGE CORPORAI
5872124     CENDANT MORTGAGE CORPORAI                CENDANT MORTGAGE CORPORAI
5872379     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872389     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872408     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872418     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872441     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872449     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872471     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872529     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872538     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872546     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872551     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872567     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872598     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872622     HOMESIDE LENDING                         HOMESIDE LENDING
5872626     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872633     HOMESIDE LENDING                         HOMESIDE LENDING
5872665     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872670     HOMESIDE LENDING                         HOMESIDE LENDING
5872704     HOMESIDE LENDING                         HOMESIDE LENDING
5872786     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872788     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872807     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872816     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5872817     HOMESIDE LENDING                         HOMESIDE LENDING
5872821     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872826     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5872827     HOMESIDE LENDING                         HOMESIDE LENDING
5872854     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5872869     HOMESIDE LENDING                         HOMESIDE LENDING
5872892     HOMESIDE LENDING                         HOMESIDE LENDING
5872894     HOMESIDE LENDING                         HOMESIDE LENDING
5872904     HOMESIDE LENDING                         HOMESIDE LENDING
5872908     HOMESIDE LENDING                         HOMESIDE LENDING
5872915     HOMESIDE LENDING                         HOMESIDE LENDING
5872926     HOMESIDE LENDING                         HOMESIDE LENDING
5872929     HOMESIDE LENDING                         HOMESIDE LENDING
5872942     HOMESIDE LENDING                         HOMESIDE LENDING
5872946     HOMESIDE LENDING                         HOMESIDE LENDING
5872954     HOMESIDE LENDING                         HOMESIDE LENDING
5872958     HOMESIDE LENDING                         HOMESIDE LENDING
5872972     HOMESIDE LENDING                         HOMESIDE LENDING
5872982     HOMESIDE LENDING                         HOMESIDE LENDING
5873019     HOMESIDE LENDING                         HOMESIDE LENDING
5873031     HOMESIDE LENDING                         HOMESIDE LENDING
5873036     HOMESIDE LENDING                         HOMESIDE LENDING
5873040     HOMESIDE LENDING                         HOMESIDE LENDING
5873048     HOMESIDE LENDING                         HOMESIDE LENDING
5873071     HOMESIDE LENDING                         HOMESIDE LENDING
5873083     HOMESIDE LENDING                         HOMESIDE LENDING
5873093     HOMESIDE LENDING                         HOMESIDE LENDING
5873097     HOMESIDE LENDING                         HOMESIDE LENDING
5873542     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873551     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873563     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873578     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873580     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873588     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873596     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873598     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873602     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873605     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873615     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873625     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873635     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873639     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873645     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873647     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873648     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873654     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873667     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873671     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873675     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5873999     CENDANT MORTGAGE CORPORA                 CENDANT MORTGAGE CORPORA
5874836     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5874848     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5874883     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874910     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874918     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874925     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874929     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874937     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874973     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5874979     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875287     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875371     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875388     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875421     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875427     FLEET REAL ESTATE FUNDING CO             FLEET REAL ESTATE FUNDING CO
5875542     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5876190     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5876196     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5876212     WASHINGTON MUTUAL BANK, F.A.             WASHINGTON MUTUAL BANK, F.A.
5876455     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5876475     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5876585     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5877198     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5877228     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5877242     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5877325     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877338     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877349     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877355     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877363     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877366     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877371     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877390     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877392     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877398     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877405     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877422     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877424     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877429     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877431     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877435     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877559     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877594     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5877605     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
5878571     HOMESIDE LENDING                         HOMESIDE LENDING
5878573     HOMESIDE LENDING                         HOMESIDE LENDING
5878615     HOMESIDE LENDING                         HOMESIDE LENDING
5878628     HOMESIDE LENDING                         HOMESIDE LENDING
5878636     HOMESIDE LENDING                         HOMESIDE LENDING
5878647     HOMESIDE LENDING                         HOMESIDE LENDING
5878663     HOMESIDE LENDING                         HOMESIDE LENDING
5878675     HOMESIDE LENDING                         HOMESIDE LENDING
5878682     HOMESIDE LENDING                         HOMESIDE LENDING
5878689     HOMESIDE LENDING                         HOMESIDE LENDING
5878691     HOMESIDE LENDING                         HOMESIDE LENDING
5878699     HOMESIDE LENDING                         HOMESIDE LENDING
5878700     HOMESIDE LENDING                         HOMESIDE LENDING
5879176     HOMESIDE LENDING                         HOMESIDE LENDING
5879191     HOMESIDE LENDING                         HOMESIDE LENDING
5879201     HOMESIDE LENDING                         HOMESIDE LENDING
5879215     HOMESIDE LENDING                         HOMESIDE LENDING
5879223     HOMESIDE LENDING                         HOMESIDE LENDING
5879232     HOMESIDE LENDING                         HOMESIDE LENDING
5879235     HOMESIDE LENDING                         HOMESIDE LENDING
5879244     HOMESIDE LENDING                         HOMESIDE LENDING
5879251     HOMESIDE LENDING                         HOMESIDE LENDING
5879257     HOMESIDE LENDING                         HOMESIDE LENDING
5879259     HOMESIDE LENDING                         HOMESIDE LENDING
5879262     HOMESIDE LENDING                         HOMESIDE LENDING
5879268     HOMESIDE LENDING                         HOMESIDE LENDING
5879280     HOMESIDE LENDING                         HOMESIDE LENDING
5880010     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
5880306     HOMESIDE LENDING                         HOMESIDE LENDING

COUNT:                565
WAC:          8.360166584
WAM:           356.279835
WALTV:        74.41418572

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information
----------------

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trust Administrator
-----------------------------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller
------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-4

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-4, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of February 27, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _____________________ as instrument no. ____________
      in the County Recorder's Office of the County of _______________________, State of _______________________ in book/reel/docket ____________________
      of official records at page/image ____________.

( )   Deed of Trust recorded on ____________________ as instrument no.
      _________________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL
                                            REVENUE CODE OF 1986, AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [       ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-4, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



_____________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

              [Letter from Transferor of Class A-R Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202
Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-4, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                Very truly yours,
                                                [Transferor]



                                                __________________________

                                    EXHIBIT J

                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-4
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-4, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 27, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-4.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                   HomeSide Lending, Inc. Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                  Old Kent Mortgage Company Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                   Columbia National Inc. Servicing Agreement

                    Fleet Mortgage Corp. Servicing Agreement

                Cendant Mortgage Corporation Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

                Washington Mutual Bank, F.A. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                   Hibernia National Bank Servicing Agreement

             First Horizon Home Loan Corporation Servicing Agreement

                    Central National Bank Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

                   Colonial Savings, F.A. Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and
 (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-4, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of February 27, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or at least F-1 by Fitch, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01  Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-4. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,
                  _____________________________
                  _____________________________
                  _____________________________
                  Attention: __________________

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                          _____________________________



                                       By:____________________________________
                                          Name:
                                          Title: